Filed Pursuant to Rule 424(b)(3)
Registration No. 333-217223

PROSPECTUS SEPTEMBER 20, 2017
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II
Maximum Offering of $2,200,000,000 in Shares of Common Stock
Griffin Capital Essential Asset REIT II, Inc. is an externally managed real estate investment trust, or REIT, that invests primarily in single tenant net lease properties essential to the business operations of the tenant diversified by corporate credit, physical geography, product type and lease duration. As of June 30, 2017, we owned 35 buildings located on 27 properties in 17 states, encompassing approximately 7.3 million rentable square feet, with a weighted average remaining lease term of 10.9 years. Our properties currently generate approximately $76.0 million in annual net rental revenues, on a cash basis. We are managed by our advisor, Griffin Capital Essential Asset Advisor II, LLC and sponsored by Griffin Capital Company, LLC.
We are offering on a continuous basis up to $2.2 billion of shares of our common stock, consisting of up to $2.0 billion of shares in our primary offering and up to $0.2 billion of shares pursuant to our distribution reinvestment plan ("DRP"). We expect to use a substantial amount of the net investment proceeds from this offering to continue to invest in single tenant net lease properties essential to the business operations of the tenant diversified by corporate credit, physical geography, product type and lease duration. We are offering to the public four new classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees. As of August 31, 2017, we had outstanding 76,307,690 shares of our Class A shares, Class T shares and Class I shares from our initial public offering and our distribution reinvestment plan offering. Prior to the commencement of this offering, we intend to reclassify all Class T shares sold in our initial public offering as "Class AA" shares and all Class I shares sold in our initial public offering as "Class AAA" shares. We refer to all Class A shares, Class AA shares and Class AAA shares herein collectively as our IPO shares. Through August 31, 2017, we have received aggregate gross offering proceeds of approximately $758.5 million in our initial public offering and our distribution reinvestment plan offering. We are offering Class A, Class AA, Class AAA, Class T, Class S, Class D and Class I shares pursuant to our DRP.
We are offering to sell any combination of Class T, Class S, Class D and Class I shares with a dollar value up to the maximum offering amount. The purchase price per share for each class of common stock varies from day to day and equals, for each class of common stock, our net asset value ("NAV") for such class, divided by the number of shares of that class outstanding as of the end of business each day, plus applicable selling commissions and dealer manager fees. We intend to offer shares on a continuous basis for an indefinite period of time by filing a new registration statement before the end of each offering, subject to regulatory approval.
Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share redemption program whereby, subject to certain limitations, stockholders who have held their shares for at least four years or who purchase shares in this offering may request on a quarterly basis that we redeem all or any portion of their shares. We may choose to redeem all, some or none of the shares that have been requested to be redeemed at the end of any particular quarter, in our discretion, subject to any limitations in the share redemption program. The redemption price per share for each class of common stock will be equal to our NAV per share for such class generally on the 13th of the month immediately prior to the end of the applicable quarter.
We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Restrictions on Ownership and Transfer" beginning on page 182 to read about limitations on transferability. See "Risk Factors" beginning on page 26 for a discussion of certain factors that should be carefully considered by prospective investors before making an investment in the shares offered hereby. These risks include but are not limited to the following:

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There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares.

•
The purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. Our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time.

•
Our Class T, Class S, Class D and Class I share redemption program generally imposes a quarterly cap on aggregate redemptions of our Class T, Class S, Class D and Class I share classes equal to the amount of shares of such classes with a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last business day of the previous quarter. We may also amend, suspend or terminate our Class T, Class S, Class D and Class I share redemption program at any time.

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A portion of the proceeds received in this offering may be used to honor share redemption requests from our stockholders, including redemption requests from stockholders holding IPO shares, which will reduce the net proceeds available to acquire additional properties.

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We may pay distributions from sources other than our cash flows from operations, including from the net proceeds from our public offerings, and as a result, we would have less cash available for investments and your overall return may be reduced. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, including, but not limited to, offering proceeds.

•	There are substantial conflicts of interest among us and our sponsor, advisor, property manager and dealer manager.

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Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with Griffin Capital Essential Asset REIT, Inc. ("GCEAR"), and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•	We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which will reduce cash available for investment and distribution.

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We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment, and our board of directors may authorize us to exceed our charter limit on leverage of 300% of net assets.

•	If we fail to maintain our status as a REIT, it could adversely affect our operations and our ability to make distributions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.
The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to the Public(1)	Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Primary Offering(4)
Class T Shares, per Share	$9.81	$0.29	$0.05	$9.47
Class S Shares, per Share	$9.81	$0.34	$—	$9.47
Class D Shares, per Share	$9.47	$—	$—	$9.47
Class I Shares, per Share	$9.47	$—	$—	$9.47
Total Maximum	$2,000,000,000	$32,500,000	$2,500,000	$1,965,000,000

Distribution Reinvestment Plan
Class A Shares, Class AA Shares, Class AAA Shares, Class T Shares, Class S Shares, Class D Shares and Class I Shares, per Share	$9.47	$—	$—	$9.47

(1)
The price per share presented is based on the NAV of the Company's shares as of September 19, 2017, as announced on September 20, 2017. The actual per share offering price for each class will equal the daily NAV per share for such class, plus applicable selling commissions and dealer manager fees. On each business day, our NAV per share for each class is (1) posted on our website, www.griffincapital.com, (2) made available on our toll-free, automated telephone line, 1-888-926-2688 and (3) will be available on www.nasdaq.com.

(2)
The table assumes that all shares are sold in the primary offering, with 1/4 of the gross offering proceeds from the sale of Class T shares, 1/4 of the gross offering proceeds from the sale of Class S shares, 1/4 of the gross offering proceeds from the sale of Class D shares and 1/4 of the gross offering proceeds from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay selling commissions of up to 3.0% of the purchase price and dealer manager fees of up to 0.5% of the purchase price. For Class S shares sold in the primary offering, investors will pay selling commissions of up to 3.5% of the purchase price. We will also pay the following distribution fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. ("FINRA") limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 1/365th of 0.75%, and a dealer distribution fee of 1/365th of 0.25%, of the NAV for the Class T shares for each day, (b) for Class S shares only, a distribution fee equal to 1/365th of 1.0% of the NAV for the Class S shares for each day and (c) for Class D shares only, a distribution fee equal to 1/365th of 0.25% of the NAV for the Class D shares for each day, in each case, payable monthly. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See "Plan of Distribution," "Estimated Use of Proceeds" and "Management Compensation."

(3)	Proceeds are calculated before deducting distribution fees or organization and offering expenses payable by us, which are paid over time.

(4)	We reserve the right to reallocate shares of common stock among share classes and between our primary offering and our DRP.
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The dealer manager of this offering, Griffin Capital Securities, LLC, a member firm of FINRA, is an affiliate of our sponsor and will offer the shares on a best efforts basis. The minimum permitted purchase is generally $2,500.
September 20, 2017

SUITABILITY STANDARDS
An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. We do not expect to have a public market for our shares, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program. This investment is not suitable for persons who seek immediate liquidity or guaranteed income, or who seek a short-term investment.
In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. For purposes of these suitability standards, "net worth" shall exclude the value of a purchaser's home, furnishings and automobiles and "liquid net worth" shall be defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

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For Alabama Residents - In addition to the general suitability standards, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in this program and its affiliates.

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For Idaho Residents - Investors who reside in the State of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor’s total investment in the issuer shall not exceed 10% of his or her liquid net worth.

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For Iowa Residents - Iowa investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates, and other non-exchange traded direct participation programs may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to the 10% investment limitation.

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For Kansas Residents - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, “liquid net worth” is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor's liquid net worth in our shares or the shares of our affiliates' non-publicly traded real estate investment trusts.

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For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	For Massachusetts Residents - Massachusetts investors may not invest more than 10% of their liquid net worth in this program and in other illiquid direct participation programs.

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•	For Missouri Residents - Missouri investors must limit their investment in each class of our securities to 10% of their liquid net worth.

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For Nebraska Residents - Nebraska investors must limit their investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitation.

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For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt offerings) may not exceed ten percent (10%) of his or her liquid net worth.

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For New Mexico Residents - In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor, more than 10% of that investor's liquid net worth in shares of us, our affiliates (excluding affiliated interval funds and affiliated non-direct participation programs), and in other non-traded real estate investment trusts.

•	For Ohio Residents - Ohio investors shall not invest more than 10% of their liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts.

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For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•	For Pennsylvania Residents - A Pennsylvania investor’s investment in us may not exceed more than 10% of the investor's net worth.

•	For Tennessee Residents - A Tennessee investor’s maximum investment in our common shares cannot exceed 10% of the Tennessee investor’s net worth.

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For Vermont Residents - Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

The minimum initial investment is at least $2,500 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRP, and (2) existing investors in other programs sponsored by our sponsor, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. The minimum initial investment for Class I shares is generally $1,000,000. In addition, you may not transfer, fractionalize or subdivide your investment so as to retain an amount less than the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).

After you have purchased the minimum investment, any additional purchases must be at least $100, except for purchases of shares pursuant to our DRP, which may be in a lesser amount.
Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor's financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.
Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.
In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the "Risk Factors" section of this prospectus.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus and incorporated herein by reference. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate.
The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under "Where You Can Find More Information." In this prospectus, we use the term "day" to refer to a calendar day, and we use the term "business day" to refer to each day that the New York Stock Exchange is open for trading.
On each business day, our NAV per share for each class of common stock is (1) posted on our website, www.griffincapital.com, (2) made available on our toll-free, automated telephone line, 1-888-926-2688 and (3) will be available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share for any of the classes of our shares being offered by this prospectus represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

Q:	What is Griffin Capital Essential Asset REIT II, Inc.?

A:
Griffin Capital Essential Asset REIT II, Inc. is a Maryland corporation that has elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2015. We do not have any employees and are externally managed by our advisor, Griffin Capital Essential Asset Advisor II, LLC. Our advisor is an affiliate of Griffin Capital Company, LLC, our sponsor.

Q:	Who is Griffin Capital Company, LLC?

A:
Griffin Capital Company, LLC ("Griffin Capital") is a leading private alternative investment asset manager with approximately $9.5 billion in assets under management, as of June 30, 2017. Founded in 1995, Griffin Capital is led by senior executives with more than two decades of investment and real estate experience that have collectively executed over 650 transactions valued at over $22 billion. Griffin Capital manages, sponsors or co-sponsors a suite of carefully curated, institutional quality, investment solutions distributed by our dealer manager to investors through a community of financial partners and intermediaries including, independent and insurance broker-dealers, wirehouses and registered investment advisory firms and the financial advisors who work within these enterprises. As a principal, Griffin Capital has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. As of June 30, 2017, Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 42.9 million square feet of space, located in 32 states, and 0.2 million square feet located in the United Kingdom. Based on total asset value, Griffin Capital's portfolio of properties consists of approximately 47% office, 41% medical, 5% industrial, and 7% other. Approximately 53% of Griffin Capital's portfolio consists of single tenant assets, based on total asset value.

Historically, Griffin Capital has consummated transactions either for its own account or with institutional equity partners.  Commencing in 2004, Griffin Capital elected to pursue a strategy focused on attracting retail equity partners to participate in its investments into real property and diversified real property portfolios, thereby affording these retail investors an opportunity to invest in institutional-quality assets which have historically been less accessible to individual investors.  Griffin Capital seeks to provide high quality products and services to its growing base of retail investment partners, and intends to continue to acquire institutional-quality assets through its sponsored vehicles and raise the equity via a network of financial intermediaries serving individual investors.  Griffin Capital typically seeks to acquire assets in primary markets throughout the U.S. that manifest: (i) strong physical property characteristics with sustaining "curb appeal;" (ii) healthy tenant credit characteristics; (iii) balanced or recovering supply and demand dynamics within the local product market and (iv) favorable risk versus reward characteristics.

Q:	What properties do you currently own and who are your current tenants?

A:
As of June 30, 2017, we owned 35 buildings located on 27 properties in 17 states, encompassing approximately 7.3 million rentable square feet, with a weighted average remaining lease term of 10.9 years. Our properties currently generate approximately $76.0 million in annual net rental revenues, on a cash basis. As of June 30, 2017, our portfolio was comprised as follows:

Property	Location	Tenant	Approx. Square Feet
Owens Corning	Concord, North Carolina	Owens Corning Sales, LLC	61,200
Westgate II	Houston, Texas	Wood Group Mustang, Inc.	186,300
Administrative Office of Pennsylvania Courts	Mechanicsburg, Pennsylvania	Administrative Office of Pennsylvania Courts	56,600
American Express Center	Phoenix, Arizona	American Express Travel Related Services Company, Inc.	513,400
MGM Corporate Center	Las Vegas, Nevada	MGM Resorts International	168,300
American Showa	Columbus, Ohio	American Showa, Inc.	304,600
Huntington Ingalls	Hampton, Virginia	Huntington Ingalls Incorporated	515,500
Wyndham	Parsippany, New Jersey	Wyndham Worldwide Operations	203,500
Exel	Groveport, Ohio	Exel, Inc.	312,000
Morpho Detection	Andover, Massachusetts	Morpho Detection LLC	64,200
FedEx Freight	West Jefferson, Ohio	FedEx Freight, Inc.	160,400
Aetna	Tucson, Arizona	Aetna Life Insurance Company	100,300
Bank of America I	Simi Valley, California	Bank of America, N.A.	206,900
Bank of America II	Simi Valley, California	Bank of America, N.A.	273,200
Atlas Copco	Auburn Hills, Michigan	Atlas Copco Assembly Systems LLC	120,000
Toshiba TEC	Durham, North Carolina	Toshiba TEC Corporation	200,800
NETGEAR	San Jose, California	NETGEAR, Inc.	142,700
Nike	Hillsboro, Oregon	Nike, Inc.	266,800
Zebra Technologies	Lincolnshire, Illinois	Zebra Technologies Corporation	283,300
WABCO	North Charleston, South Carolina	WABCO Air Compressor Holdings Inc.	145,200
IGT	Las Vegas, Nevada	IGT	222,300
3M	DeKalb, Illinois	3M Company	978,100
Amazon	Pataskala, Ohio	Amazon.com.dedc LLC	855,000
Zoetis	Parsippany, New Jersey	Zoetis Services LLC	125,700
Southern Company	Birmingham, Alabama	Southern Company Services, Inc.	669,400
Allstate	Lone Tree, Colorado	Allstate Insurance Company	70,300
MISO	Carmel, Indiana	Midcontinent Independent System Operator, Inc.	133,400
Total			7,339,400
Many of our tenants or their parent companies are companies well-known throughout the United States, and a large portion of our properties are occupied by some of the most prestigious and established investment grade global corporations which were or currently are components of the Dow Jones Industrial Average and S&P 100. As of June 30, 2017, approximately 79.7% of our gross revenue is generated from leases with investment grade-rated tenants or tenants whose parent companies are investment grade-rated, or leases guaranteed by investment grade-rated companies.
Please see "Real Estate Investments - Portfolio Summary" and " - Our Properties" for more detailed information about the properties in our portfolio and our current tenants.

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to continue to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive investment management and asset management; and

•
provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

See "Investment Objectives and Related Policies."

Q:	What is your primary investment strategy?

A:
We will seek to continue to acquire single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. We intend to acquire assets consistent with our acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary MSAs;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability of renewal and potential for increasing rent.
See "Investment Objectives and Related Policies." We cannot assure you that we will achieve our investment objectives. Please see the "Risk Factors" section of this prospectus.

Q:	What is "Business Essential"?

A:
We primarily acquire assets essential to the business operations of each tenant. Real estate assets, including key distribution and/or manufacturing facilities or key office properties, are deemed "business essential" if the occupancy of those assets by the corporate tenant is important to its ongoing business operations such that its failure to continue to occupy the property would cause the corporate tenant substantial operational disruption. However, there is no guarantee that any particular property will remain a "business essential" asset due to changing circumstances or general economic conditions.

Q:	Why are you using the single tenant business essential investment strategy?

A:
Our sponsor has been acquiring single tenant business essential properties for over two decades. Our sponsor's positive acquisition and ownership experience with single tenant business essential properties of the type we own stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant's business provides greater default protection relative to the tenant's balance sheet debt; and

•	long-term leases provide a consistent and predictable income stream across market cycles and shorter-term leases offer potential income appreciation upon renewal and reset.

See "Investment Objectives and Related Policies."

Q:	What are the terms of your leases?

A:
We seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. Our leases are generally economically "triple-net" leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of our leases, we may be responsible for replacement of specific structural components of a property such as the roof and structure of the building or the parking lot. Our leases generally have terms of five to 15 years, many of which will have tenant renewal options, most of which are for additional five-year terms.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

•
avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In order to qualify as a REIT, an otherwise taxable domestic corporation must:

•	be managed by an independent board of directors or trustees;

•	be jointly owned by 100 or more stockholders without five or fewer investors owning in total more than 50% of the REIT;

•	have 95% of its income derived from dividends, interest and property income;

•	invest at least 75% of its assets in real estate; and

•	derive at least 75% of its gross income from rents or mortgage interest.
There are three basic types of REITs, which are as follows:

•	equity REITs that invest in or own real estate and earn income through collecting rent;

•	mortgage REITs that lend money to owners and developers or invest in financial instruments; and

•	hybrid REITs that are a combination of equity and mortgage REITs.
We intend to operate primarily as an equity REIT, although our charter does not prohibit us from investing in mortgages as well.

Q:	What is a non-exchange traded, perpetual-life REIT?

A:
A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term "perpetual-life REIT" to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s NAV per share. In our perpetual-life structure, the investor may request that we redeem their shares on a quarterly basis, but we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See "Description of Shares - Class T, Class S, Class D and Class I Share Redemption Program." While we may consider a liquidity event at any time in the future (such as a merger, listing, or sale of assets), we currently do not intend to undertake such consideration and we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•
Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities is used to determine our NAV.

•
An investment in our shares has limited liquidity and our share redemption program may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•	Listed REITs are often self-managed, whereas our investment operations are managed by our advisor.

•
Unlike the offering of a listed REIT, this offering must be registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and limits our ability to indemnify our directors, our advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals, and voting rights. Although we follow many of these same governance guidelines, there is no requirement that we do so.

Q:	How is an investment in shares of your common stock different from traditional non-listed REITs?

A:	As compared to the majority of non-listed REITs available to the public in the market today, an investment in shares of our stock generally differs from such REITs in the following ways:

•
shares of traditional non-listed REITs are typically not valued until two years and 150 days after breaking escrow on their offering and annually thereafter, whereas our shares are valued on a daily basis. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense, unrealized/realized gains (losses) on assets and accruals for fees, thereby enabling investors to invest in our shares at a price that reflects current real estate market conditions and asset values. See "Net Asset Value Calculation and Valuation Procedures;"

•
traditional non-listed REITs are generally illiquid, often for periods of eight years or more, with only very limited liquidity provided through share redemption programs that have significant restrictions on the number of shares that can be redeemed each year and the sources of funding available for these redemptions. In contrast, after a one-year holding period, our stockholders may request, on a quarterly basis, that we redeem all or any portion of their shares, subject to limitations that are much less restrictive than the redemption programs of traditional non-listed REITs. See "Description of Shares - Class T, Class S, Class D, and Class I Share Redemption Program;" and

•
new traditional non-listed REITs begin with no owned or specified properties, whereas we have already had an initial public offering and are an established company. We have an existing portfolio of assets which affords investors an opportunity to assess the nature and quality of our current assets before investing. See "Real Estate Investments."

Q:	What is an UPREIT?

A:
UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the operating partnership in exchange for limited partnership units in the operating partnership without recognizing gain for tax purposes.

Q:	What is a taxable REIT subsidiary?

A:
A taxable REIT subsidiary is a fully taxable corporation and may be limited in its ability to deduct interest payments made to us. Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries that can perform activities unrelated to our leasing of space to tenants, such as third party management, development and other independent business activities. We will be subject to a 100% penalty tax on certain amounts if (i) the economic arrangements among our tenants, our taxable REIT subsidiary and us or (ii) payment terms for services provided by our taxable REIT subsidiary for us are not comparable to similar arrangements among unrelated parties. We, along with Griffin Capital Essential Asset TRS II, Inc., a wholly-owned subsidiary of our operating partnership, have made an election to treat Griffin Capital Essential Asset TRS II, Inc. as a taxable REIT subsidiary. Griffin Capital Essential Asset TRS II, Inc. will conduct certain activities that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. We expect to continue to pay distributions on a monthly basis to our stockholders. See "Description of Shares - Distribution Policy."

Q:	Will the distributions I receive be taxable as ordinary income?

A:
Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our DRP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits, as calculated for tax purposes. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds, which would be considered return of capital and not subject to the ordinary tax rate. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or, in the unlikely event we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor.
You also should review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:	May I reinvest my distributions?

A:
Yes. Under our DRP, you may reinvest the distributions you receive. Distributions on shares will be reinvested into additional shares of the same class. The purchase price per share under our DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares sold under the DRP, but such shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class. Please see "Description of Shares - Distribution Reinvestment Plan" for more information regarding our DRP.

Q:	If I buy shares in this offering, how may I later sell them?

A:
At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. Subject to applicable law, however, you may sell your shares to any buyer that meets the applicable suitability standards and is willing to make representations similar to the ones contained in our subscription agreement, unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See "Suitability Standards" and "Description of Shares - Restrictions on Ownership and Transfer." We are offering a share redemption program, as discussed under "Description of Shares - Class T, Class S, Class D and Class I Share Redemption Program," which may provide limited liquidity. There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program. In addition, our share redemption program generally imposes a quarterly cap on aggregate redemptions of our Class T, Class S, Class D and Class I shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last business day of the previous quarter. Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days' notice at any time.

Q:	How will your NAV per share be calculated?

A:
Our NAV will be calculated daily based on the estimated value of our assets less the estimated value of our liabilities. Altus Group U.S., Inc., a valuation firm, was approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation firm (the "Independent Valuation Firm") to prepare quarterly third-party appraisals for approximately three-quarters of the portfolio and review annual third-party appraisals, by another third-party appraisal firm, of our properties. When identified, individual appraisals will be updated for events that materially impact our gross asset value; however, there will be a lag between the event(s) and the reporting of the value impact. We will update the valuations of our properties on each business day, based on the most recent annual third-party appraisals and current market data and other relevant information, with review and confirmation for reasonableness by our Independent Valuation Firm. However, our advisor is ultimately responsible for the day-to-day operations of the process approved by the board of directors applicable to the determination of our NAV.
Our NAV is calculated for each of our share classes by our NAV accountant, ALPS Fund Services, Inc. (the "NAV Accountant") after the end of each business day that the New York Stock Exchange is open for unrestricted trading. At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related liabilities, and daily accruals for income and expenses (including the allocation/accrual of any performance distribution and accruals for advisory fees and distribution fees) and distributions to investors.
Following the calculation and allocation of changes in the aggregate company NAV as described above, the NAV for each class is adjusted for accrued distributions and the distribution fees, to determine the current day’s NAV. Selling commissions and dealer manager fees, which are effectively paid by purchasers of Class T and Class S shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee, have no effect on the NAV of any class.
NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our NAV per share calculations and how our properties will be valued.
NAV is not a measure used under generally accepted accounting principles in the U.S. ("GAAP") and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Q:	How do you communicate the daily NAV per share?

A:
As promptly as practicable following the close of business on each business day, we (i) post our NAV per share for such day for each share class on our website, www.griffincapital.com, (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, 1-888-926-2688, and (iii) communicate our NAV to NASDAQ so that it is available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV.

Q:	What is the purchase price per share?

A:
The per share purchase price for shares of our common stock will be the NAV per share for the applicable class, plus applicable selling commissions and dealer manager fees. Each class of shares may have a different NAV per share because ongoing fees and expenses allocable to each share class differ with respect to each class.

Q:	How long will this offering last?

A:
We have registered $2.0 billion in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $0.2 billion in shares to be sold pursuant to our DRP. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by registering additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective.
We reserve the right to reallocate the shares offered between our primary offering and our DRP, and to allocate shares among classes of common stock. We also reserve the right to terminate this offering at any time.

Q:	What will you do with the money raised in this offering?

A:
We will use the net offering proceeds from your investment to primarily invest in single tenant business essential properties in accordance with our investment strategy and policies. The proceeds we receive in this offering will increase the diversification of our portfolio. We will also incur acquisition expenses in connection with our acquisition of real estate investments. We may also use net offering proceeds to pay down debt, redeem our shares and make distributions if our cash flows from operations are insufficient and for any other corporate purpose we deem appropriate. See "Estimated Use of Proceeds" for a detailed discussion on the use of proceeds in connection with this offering.

Q:	How does a "best efforts" offering work?

A:
When shares are offered on a "best efforts" basis, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How do you own your properties?

A:
Griffin Capital Essential Asset Operating Partnership II, L.P., our operating partnership, owns, directly or indirectly through one or more special purpose entities, all of the properties we acquire. We are the sole general partner of our operating partnership, and therefore, we control the operating partnership. Our advisor owns a special limited partner interest in our operating partnership. This structure is commonly known as an UPREIT.

Q:	What are some of the more significant risks involved in an investment in your shares?

A:
An investment in our shares is subject to significant risks. You should carefully consider the information set forth under "Risk Factors" beginning on page 26 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•
There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares.

•
The purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. Our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time.

•
Our Class T, Class S, Class D and Class I share redemption program generally imposes a quarterly cap on aggregate redemptions of our Class T, Class S, Class D and Class I share classes equal to the amount of shares of such classes with a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last business day of the previous quarter. We may also amend, suspend or terminate our share redemption program at any time.

•
A portion of the proceeds received in this offering may be used to honor share redemption requests from our stockholders, including redemption requests from stockholders holding IPO shares, which will reduce the net proceeds available to acquire additional properties.

•
We have paid, and may continue to pay distributions from sources other than cash flow from operations, including out of net proceeds from this offering; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders' overall return may be reduced.

•
This is a "best efforts" offering. If we are unable to raise substantial funds, we will be limited in the number and type of additional investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we own and acquire.

•	Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.

•	Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.

•	Our sponsor, advisor, property manager and their officers and certain of their key personnel will face competing demands relating to their time, which may cause our operating results to suffer.

•
Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with Griffin Capital Essential Asset REIT, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•	Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment in properties and for payment of distributions.

•	You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

•
Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

•
As of June 30, 2017, our five largest tenants based upon estimated annual net rental income were Southern Company Services, American Express Travel Related Services, Inc., Amazon.com.dedc, LLC, Bank of America, N.A., and Wyndham Worldwide Operations; therefore we currently rely on these five tenants for a substantial amount of revenue and adverse effects to their business could affect our performance.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	Adverse economic conditions may negatively affect our property values, returns and profitability.

•
If we breach covenants under our revolving credit facility, we could be held in default under such loan, which could accelerate our repayment dates and materially adversely affect the value of our stockholders’ investment in us.

•	Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.

•	Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

•	Failure to maintain our status as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have tax liability on distributions you elect to reinvest in our common stock.

•
There are special considerations that apply to employee benefit plans, IRAs or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.

Q:	What is the difference between the Class T, Class S, Class D and Class I shares of common stock being offered?

A:
We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to selling commissions, dealer manager fees and ongoing distribution fees. No selling commissions or dealer manager fees are paid with respect to Class D shares, and no selling commissions, dealer manager fees or distribution fees are paid with respect to Class I shares. See "Description of Shares" and "Plan of Distribution" for a discussion of the differences between our Class T, Class S, Class D and Class I shares.

The following table shows the selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Selling Commissions as a % of Purchase Price	Maximum Dealer Manager Fees as a % of Purchase Price
Class T shares	up to 3.0%	up to 0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class I shares	None	None
The following table shows the annualized distribution fees we will pay the dealer manager with respect to the Class T, Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The distribution fees will accrue daily and be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	1.0	%(1)
Class S shares	1.0%
Class D shares	0.25%
Class I shares	None
(1) Consists of an advisor distribution fee of 0.75% per annum and a dealer distribution fee of 0.25% per annum.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the dealer manager, in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Generally, class-specific fees, such as the ongoing distribution fees, will affect the distributions paid on each share class. The distribution fee will reduce distributions with respect to Class T, Class S, and Class D shares, including shares issued under our DRP with respect to such share classes.
Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1,000,000, except for purchases that fall under category 4 listed above. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	For whom is an investment in your shares recommended?

A:
An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a direct, long-term investment in a portfolio of real estate assets, (3) seek to receive current income through distribution payments, (4) seek to preserve capital, (5) wish to obtain the benefits of potential long-term capital appreciation, and (6) are able to hold your investment for a long period of time. An investment in our shares may not be appropriate for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

Q:	Who can buy shares?

A:
Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, furnishings and automobiles. You should carefully read the more detailed description under "Suitability Standards" immediately following the cover page of this prospectus.

Q:	May I make an investment through my IRA, SEP or other tax-favored account?

A:
Yes. You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-favored account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $2,500. Investors who already own our shares and existing investors in other programs sponsored by our sponsor can make additional purchases for less than the minimum investment. The minimum initial investment for Class I shares is generally $1,000,000. You should carefully read the more detailed description of the minimum investment requirements appearing under "Suitability Standards" immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:
If you meet the suitability standards and share class-specific requirements described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	What is the impact of being an "emerging growth company"?
A:         We do not believe that being an "emerging growth company," as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. As an "emerging growth company," we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. If we take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.
Additionally, under Section 107 of the JOBS Act, an "emerging growth company" may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
We may retain our status as an emerging growth company for a maximum of five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the

Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will be provided with periodic updates on the performance of your investment with us, including:

•	an investor update letter, distributed quarterly;

•	a quarterly account statement from the transfer agent;

•	an annual report; and

•	an annual IRS Form 1099.
We will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, in a filing with the Securities and Exchange Commission or annual report, or posting on our website at www.griffincapital.com. This, and other information can also be found on our website or on the SEC's website, www.sec.gov.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
Griffin Capital Securities, LLC
18191 Von Karman Avenue
Suite 300
Irvine, CA 92612
Telephone: (949) 270-9300
Email: chuang@griffincapital.com
Attention: Charles Huang

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Questions and Answers About this Offering "and Risk Factors" sections and the financial statements (including the financial statements incorporated by reference in this prospectus), before making a decision to invest in our shares.
Griffin Capital Essential Asset REIT II, Inc.
Griffin Capital Essential Asset REIT II, Inc. is a Maryland corporation incorporated in 2013 that elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2015. We expect to use a substantial amount of the net investment proceeds from this offering primarily to acquire single tenant business essential properties. As of June 30, 2017, we owned 35 buildings located on 27 properties in 17 states.
We are offering on a continuous basis up to $2.2 billion of shares of our common stock, consisting of up to $2.0 billion of shares in our primary offering and up to $0.2 billion of shares pursuant to our DRP. We are offering to the public four classes of shares of our common stock in our primary offering: Class T shares, Class S shares, Class D shares and Class I shares. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees and eligibility requirements. We are also offering Class A, Class AA, Class AAA, Class T, Class S, Class D and Class I shares pursuant to our DRP.
As of August 31, 2017, we had received gross offering proceeds of approximately $758.5 million from the sale of 76,314,847 shares in our initial public offering and our distribution reinvestment plan.
Our office is located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. Our telephone number is (310) 469-6100 and our fax number is (310) 606-5910. Additional information about us may be obtained at www.griffincapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Advisor
Griffin Capital Essential Asset Advisor II, LLC is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our advisor was formed in Delaware in November 2013 and is owned by our sponsor, through a series of holding companies. See the "Management - Our Advisor" section of this prospectus.
Our Sponsor
Our advisor is managed by our sponsor, Griffin Capital Company, LLC, a Delaware limited liability company. Our sponsor is a leading private alternative investment asset manager with approximately $9.5 billion in assets under management, as of June 30, 2017. Founded in 1995, the firm is led by senior executives with more than two decades of investment and real estate experience that have collectively executed over 650 transactions valued at over $22 billion. Our sponsor manages, sponsors or co-sponsors a suite of carefully curated, institutional quality, investment solutions distributed by our dealer manager to investors through a community of financial partners and intermediaries including, independent and insurance broker-dealers, wirehouses and registered investment advisory firms and the financial advisors who work within these enterprises. As a principal, our sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. Our sponsor currently serves as sponsor for Griffin Capital Essential Asset REIT, Inc. ("GCEAR"), as a co-sponsor for Griffin-American Healthcare REIT III, Inc. ("GAHR III"), and as co-sponsor for Griffin-American Healthcare REIT IV, Inc. ("GAHR IV"), each of which are publicly-registered, non-traded REITs. Our sponsor is also the sponsor of Griffin Capital BDC Corp. ("BDC"), a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940 (the "1940 Act"), Griffin Institutional Access Real Estate Fund ("GIA Real Estate Fund") and Griffin Institutional Access Credit Fund ("GIA Credit Fund"), both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the 1940 Act. As of June 30, 2017, our sponsor and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 42.9 million square feet of space, located in 32 states, and 0.2 million square feet located in the United Kingdom. Based on total asset value, our sponsor's portfolio of properties consists of approximately 47% office, 41% medical, 5% industrial, and 7% other. Approximately 53% of our sponsor's portfolio consists of single tenant assets, based on total asset value. See the "Management - Affiliated Companies" section of this prospectus.
Our Property Manager
Griffin Capital Essential Asset Property Management II, LLC, formed in 2013, is our property manager and manages and leases our properties, directly or indirectly through third parties. Griffin Capital Property Management, LLC is the sole member of our property manager and is also the sole member of Griffin Capital Essential Asset Property Management, LLC, the property manager for GCEAR. Our sponsor, through a series of holding companies, is the indirect owner of Griffin Capital Property Management, LLC. See "Management - Affiliated Companies - Our Property Manager" and "Conflicts of Interest." Our property manager was organized to manage the properties that we acquire. Our property manager derives substantially all of its income from the property management services it performs for us. See "Management - Affiliated Companies - Property Management Agreements" below and "Management Compensation."
As of June 30, 2017, our property manager and its affiliates had 103 properties under management, with approximately 26.3 million rentable square feet located in 24 states. The property management function is frequently contracted out to third party providers. As of June 30, 2017, our property manager and its affiliates had contracts with approximately 70 third party providers.
Our Dealer Manager
Griffin Capital Securities, LLC, a Delaware limited liability company and an affiliate of our advisor and our sponsor, serves as our dealer manager. Griffin Capital Securities, LLC was formed in 2015 through a series of transactions in connection with our sponsor's recent corporate reorganization. Griffin Capital Securities, LLC's predecessor, Griffin Capital Securities, Inc., became approved as a member of FINRA in 1995. See the "Management - Affiliated Companies - Our Dealer Manager" and the "Conflicts of Interest - Affiliated Dealer Manager" sections of this prospectus.
Our Management
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have five directors - Kevin A. Shields, our Chief Executive Officer, Michael J. Escalante, our President, and three independent directors, Samuel Tang, Kathleen S. Briscoe, and J. Grayson Sanders. All of our executive officers and two of our directors are affiliated with our advisor. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the "Conflicts of Interest - Certain Conflict Resolution Procedures" section of this prospectus. Our directors are elected annually by our stockholders.
Conflicts of Interest
Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•
The management personnel of our advisor and its affiliates, each of whom also makes investment and operational decisions for three other non-traded REITs and five other entities which own properties, must determine which investment opportunities to recommend to us or an affiliated program or joint venture and must determine how to allocate resources among us and the other affiliated programs;

•	Our advisor may receive higher fees by providing an investment opportunity to an entity other than us;

•
We may engage in transactions with other programs sponsored by affiliates of our advisor which may entitle such affiliates to fees in connection with its services, as well as entitle our advisor and its affiliates to fees on both sides of the transaction;

•	We may structure the terms of joint ventures between us and other programs sponsored by our advisor and its affiliates;

•
Our advisor and its affiliates, including Griffin Capital Essential Asset Property Management II, LLC, our property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved, including GCEAR; and

•	Our advisor and its affiliates will receive certain fees regardless of the quality of the services provided to us.

These conflicts of interest could result in decisions that are not in our best interests. See the "Conflicts of Interest" and the "Risk Factors - Risks Related to Conflicts of Interest" sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Our Structure
Below is a chart showing our ownership structure and certain entities that are affiliated with our advisor and sponsor as of August 31, 2017.

GRIFFIN CAPITAL COMPANY, LLC
Delaware Limited Liability Company
("Sponsor")
100% Equity Interest
GRIFFIN CAPITAL, LLC
Delaware Limited Liability Company
100% Equity Interest
GRIFFIN CAPITAL REAL ESTATE COMPANY, LLC
Delaware Limited Liability Company
100% Equity Interest
100% Equity Interest
GRIFFIN CAPITAL PROPERTY MANAGEMENT, LLC
Delaware Limited Liability Company
("GCPM")
GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC
Delaware Limited Liability Company
("Advisor")
100% Equity Interest
GRIFFIN CAPITAL SECURITIES, LLC
Delaware Limited Liability Company
("Dealer Manager")
100% Equity Interest
GRIFFIN CAPITAL ESSENTIAL ASSET PROPERTY MANAGEMENT II, LLC
Delaware Limited Liability Company
("Property Manager")
Advisory Agreement
Dealer Manager Agreement
Stock
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
Maryland Corporation
("REIT")
Stockholders
(100% Ownership Interest)
Equity Investment
Property Management Agreement
100% General Partner Interest
LP Interest
0.1% LP Interest
GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P.
Delaware Limited Partnership
("Operating Partnership")
100% Equity Interest
GRIFFIN CAPITAL ESSENTIAL ASSET TRS II, INC.
Delaware Corporation
("Taxable REIT Subsidiary")

* The address of all of these entities is Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, except for Griffin
Capital Securities, LLC, which is located at 18191 Von Karman Avenue, Suite 300, Irvine, CA 92612.

** Griffin Capital Company, LLC is controlled by Kevin A. Shields, our Chairman and Chief Executive Officer.

Compensation to Our Advisor and its Affiliates
Our advisor and its affiliates will receive compensation and reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the table below. Please see the "Management Compensation" section for a complete discussion of the compensation payable to our advisor and its affiliates. The selling commissions and dealer manager fees vary for each share class and for different categories of purchasers, as described in the "Plan of Distribution" section of this prospectus. The table below assumes that all shares are sold in the primary offering, with 1/4 of the gross offering proceeds from the sale of Class T shares, 1/4 of the gross offering proceeds from the sale of Class S shares, 1/4 of the gross offering proceeds from the sale of Class D shares and 1/4 of the gross offering proceeds from the sale of Class I shares. The table below also assumes that the maximum selling commission is paid for each primary offering share and no reallocation of shares between our primary offering and our DRP.
The selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per share plus the applicable selling commission and/or dealer manager fee, and such selling commissions and dealer manager fees therefore have no effect on our NAV. The distribution fees listed below are allocated on a class-specific basis and differ for each class, even when the NAV of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Offering Stage
Selling Commissions (Dealer Manager)	The dealer manager will be entitled to receive selling commissions of up to 3.0% of the purchase price of each Class T share sold in the primary offering. The dealer manager will be entitled to receive selling commissions of up to 3.5% of the purchase price of each Class S share sold in the primary offering. The dealer manager will reallow 100% of such selling commissions to participating broker-dealers.	$32,500,000
Dealer Manager Fees (Dealer Manager)	The dealer manager will be entitled to receive dealer manager fees of up to 0.5% of the purchase price of each Class T share sold in the primary offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.	$2,500,000
Organization and Offering Expenses (Advisor)
We pay directly, or reimburse the advisor and the dealer manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, the distribution fee and certain other amounts described in "Plan of Distribution") as and when incurred. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion. After the termination of the primary offering and again after termination of the offering under our DRP, the advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee, the distribution fee and any additional underwriting compensation) that we incur exceed 15% of our gross proceeds from the applicable offering. We estimate these expenses will be approximately 0.75% of the gross offering proceeds assuming we raise the maximum offering amount.
		$15,000,000
Additional Underwriting Compensation (Dealer Manager or Advisor)
We may reimburse our dealer manager for certain underwriting fees and expenses described in "Plan of Distribution - Underwriting Compensation," to the extent such expenses are not paid through the dealer manager fee or through the dealer manager's portion of the distribution fee. In no event will underwriting compensation (including the Additional Underwriting Compensation) exceed 9% of the gross proceeds from the primary portion of our offering.

		Actual amounts are dependent upon the expenses incurred and the amount of the dealer manager fees and distribution fees received and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Operational Stage
Distribution Fees (Dealer Manager)
Subject to FINRA limitations on underwriting compensation, we will pay the dealer manager a distribution fee for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers: (i) with respect to our outstanding Class T shares equal to 1/365th of 1.0% of the NAV of our outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75% and a dealer distribution fee of 1/365th of 0.25% of the NAV of our outstanding Class T shares for each day; (ii) with respect to our outstanding Class S shares equal to 1/365th of 1.0% of the NAV of our outstanding Class S shares for each day; and (iii) with respect to our outstanding Class D shares equal to 1/365th of 0.25% of the NAV of our outstanding Class D shares for each day.

We will not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees will accrue daily and be paid monthly in arrears. The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services.
$10,900,000 per annum until cap reached
Advisory Fee (Advisor)
We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 1.25% of the NAV for each class of common stock for each day.

Not determinable at this time.
Acquisition Expenses (Advisor)
We will not pay our advisor any acquisition, financing or other similar fees from proceeds raised in this offering in connection with making investments. We will reimburse our advisor for expenses in connection with the acquisition of properties, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion. We estimate these expenses will be approximately 0.75% of the contract purchase price of each property.
$14,500,000 (Assuming no leverage)
Operating Expenses (Advisor)
We will reimburse the expenses incurred by our advisor and its affiliates in connection with their provision of administrative services, including related personnel costs. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion.
Not determinable at this time.
Property Management Fees (Property Manager)
In the event that we contract directly with our property manager with respect to a particular property, we will pay our property manager aggregate property management fees of up to 3.0%, or greater if the lease so allows, of gross revenues received for management of our properties, plus reimbursable costs as applicable. These property management fees may be paid or re-allowed to third party property managers. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. Our property manager may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion. We expect that we will contract directly with non-affiliated third party property managers with respect to some of our individual properties. In such event, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed, plus reimbursable costs as applicable.
Not determinable at this time.
Performance Distribution (Advisor)
So long as the advisory agreement has not been terminated, the advisor holds a special limited partner interest in the operating partnership that entitles it to receive a distribution from our operating partnership equal to 12.5% of the Total Return, subject to a 5.5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined in the "Management Compensation" section). Such performance distribution will accrue daily and be paid annually.
Not determinable at this time.
Incentive Plan Compensation (Independent Directors)
We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. We will not issue more than 5% of our outstanding shares of common stock under our Employee and Director Long-Term Incentive Plan. While our plan is broad in scope, we only intend to issue restricted stock and/or stock options to our independent directors at this time.
Not determinable at this time.

See "Management Compensation" for a detailed explanation of these fees and various limitations related to these fees.
Risk Factors
An investment in our shares is subject to significant risks, including risks related to this offering, risks related to conflicts of interest, risks related to our corporate structure, risks related to investments in single tenant real estate, general risks related to investments in real estate, risks associated with debt financing, federal income tax risks, and ERISA risks.  You should carefully consider the information set forth in "Risk Factors" beginning on page 26 for a discussion of the material risk factors relevant to an investment in our shares.
Our REIT Status
As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year subsequent to the year in which we initially qualified to be taxed as a REIT, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Estimated Use of Proceeds
We will primarily use the proceeds of this offering to invest in real estate investments in accordance with our investment strategy and policies. We may also use a portion of the proceeds of this offering (1) to provide liquidity to our stockholders; (2) fund stockholder distributions; and (3) for other general corporate purposes (which may include repayment of our debt, payment of unreimbursed expenses to affiliates including our dealer manager or any other corporate purposes we deem appropriate). See the "Estimated Use of Proceeds" section of this prospectus.
Net Asset Value Calculation and Valuation Procedures
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our NAV will be calculated daily based on the estimated value of our assets less the estimated value of our liabilities. One fundamental element of the valuation process, the valuation of our real property portfolio, is managed by our Independent Valuation Firm, Altus Group U.S., Inc., who was approved by our board of directors, including a majority of our independent directors.

The real property portfolio valuation, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm for each business day. The foundation for this valuation is periodic third-party appraisals. The overarching principle of these appraisals is to produce valuations that represent fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Beginning in 2018, we will obtain ongoing-third party appraisals pursuant to schedules agreed with our Independent Valuation Firm and our Advisor. In any given quarter, the Independent Valuation Firm will prepare independent, third-party valuations for approximately three-quarters of the portfolio using a Restricted Use Appraisal Report format and another appraiser, chosen with the assistance of the Independent Valuation Firm, will prepare independent, third-party valuations for approximately one-quarter of the portfolio using an Appraisal Report format. Additionally, the Independent Valuation Firm will provide interim independent valuations when the Advisor and the Independent Valuation Firm conclude that an “Event” has occurred that has a pre-agreed impact our gross asset value. There will be a lag between the occurrence of an Event and the adjustment of the NAV, some Events may not be recognized on a timely basis and the estimated impact of the Event may vary significantly from the assumptions used in the Appraisal. All reports are subject to standard conditions and assumptions which are set forth within the respective reports. If the Independent Valuation Firm and the advisor disagree with a third-party appraisal, the Independent Valuation Firm and the advisor may, at their discretion, appoint another third-party appraiser or the Independent Valuation Firm may appraise the property. However, our advisor is ultimately responsible for the day-to-day operations of the process approved by the board of directors applicable to the determination of our NAV. The Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made).
Each calendar year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

While the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national exchange. We may suspend this offering and the share redemption programs if our board of directors determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our valuation procedures.

NAV and NAV Per Share Calculation

We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. Our NAV is calculated for each of these classes and our Class A shares, Class AA shares and Class AAA shares by our NAV Accountant, ALPS Fund Services, Inc., a third-party firm approved by our board of directors, including a majority of our independent directors, after the end of each business day that the New York Stock Exchange is open for unrestricted trading. Our board of directors, including a majority of our independent directors, may replace our NAV Accountant with another party, including our advisor, if it is deemed appropriate to do so.

At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related liabilities, and daily accruals for income and expenses (including the allocation/accrual of any performance distribution and accruals for advisory fees and distribution fees) and distributions to investors.

Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organization and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

Our liabilities are included as part of our NAV calculation generally based on GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the advisor and the dealer manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities.

Following the calculation and allocation of changes in the aggregate company NAV as described above, the NAV for each class is adjusted for accrued distributions and the accrued distribution fee, to determine the current day’s NAV. Selling commissions and dealer manager fees, which are effectively paid by purchasers of Class T and Class S shares in the primary offering at the time of purchase as applicable, because the purchase price of such shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee, have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

Under GAAP, we will accrue the full cost of the distribution fee as an offering cost for Class T, Class S, and Class D shares up to the 9.0% limit at the time such shares are sold. For purposes of NAV, we will recognize the distribution fee as a reduction of NAV on a daily basis as such fee is accrued. We intend to reduce the net amount of distributions paid to stockholders by the portion of the distribution fee accrued for such class of shares, so that the result is that although the obligation to pay future distribution fees is accrued on a daily basis and included in the NAV calculation, it is not expected to impact the NAV of the shares because of the adjustment to distributions.

See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our NAV per share calculations.

Primary Investment Objectives
Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to continue to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive investment management and asset management; and

•
provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

See the "Investment Objectives and Related Policies" section of this prospectus for a more complete description of our investment policies and restrictions.
Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and by guarantees or pledges of membership interests. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.
There is no limitation on the amount we can borrow for the purchase of any property. We anticipate that we will utilize approximately 50% leverage in connection with our acquisition strategy. However, our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless otherwise approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote.

Distribution Policy
To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which is derived from net income as calculated in accordance with GAAP, adjusted for differences between GAAP and the Code). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We calculate our monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares.
We intend to continue to accrue distributions daily and make distributions on a monthly basis. We commenced paying distributions on October 1, 2014, to investors of record on September 23, 2014. We reserve the right to adjust the periods during which distributions accrue and are paid. We may fund some of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. To the extent that we pay distributions using offering proceeds, such distributions will be considered a return of capital and will reduce the tax basis of your investment. From inception through June 30, 2017, we funded 90.0% of our cash distributions from cash flow provided by operating activities and 10.0% from offering proceeds. See the "Description of Shares - Distribution Policy" section of this prospectus for a more complete description of our stockholder distribution policy.

Distribution Reinvestment Plan
Under our DRP, you may reinvest the distributions you receive in additional shares of our common stock. Distributions on shares will be reinvested into additional shares of the same class. The per share purchase price for shares purchased pursuant to the DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Participation in our DRP is limited to investors who have purchased stock in this offering or our initial public offering. No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares sold under the DRP, but such shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class. If you participate in the DRP, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate our DRP at our discretion at any time upon ten days prior written notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to our prospectus or Post-Effective Amendment filed with the SEC. See the "Description of Shares - Distribution Reinvestment Plan" section below.

Class T, Class S, Class D and Class I Share Redemption Program
While you should view your investment in our common stock as long term with limited liquidity, we have adopted a share redemption program, whereby on a quarterly basis, stockholders may request that we redeem all or any portion of their shares of Class T, Class S, Class D and Class I shares (including IPO shares that have been held for four years or longer) of common stock. Unless indicated otherwise, when we describe our share redemption program in this prospectus, we are referring to our share redemption program for holders of Class T, Class S, Class D and Class I shares (including IPO shares that have been held for four years or longer).

There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we will waive the one-year holding period in the event of the death or disability of a stockholder. Shares issued pursuant to our DRP are not subject to the one-year holding period. In addition, our Class T, Class S, Class D and Class I share redemption program generally imposes a quarterly cap on aggregate redemptions of our Class T, Class S, Class D and Class I shares (including IPO shares that have been held for four years or longer) equal to a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last business day of the previous quarter.

Under our share redemption program, we will redeem shares as of the last business day of each quarter. The redemption price will be equal to our NAV per share for the applicable class generally on the 13th of the month immediately prior to the end of the applicable quarter. Redemption requests exceeding the quarterly cap will be filled on a pro rata basis.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days' notice at any time. See "Description of Shares - Class T, Class S, Class D and Class I Share Redemption Program" below.
We also have a separate share redemption program for holders of our IPO shares, who have held such shares for less than four years, which enables our IPO stockholders to sell their shares back to us in limited circumstances. Our board of directors may choose to amend, suspend or terminate our IPO share redemption program upon 30 days' notice at any time. See "Description of Shares - IPO Share Redemption Program" below.

ERISA Considerations
The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes some of the effects the purchase of shares may have on IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code, or similar entities. ERISA is a federal law that regulates the operation of certain tax-favored retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan, an IRA, or similar entities should read the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus very carefully.
Description of Shares
Uncertificated Shares
Our board of directors has authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.
Stockholder Voting Rights
We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.
Restrictions on Share Ownership
Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the "Suitability Standards" section immediately following the cover page of this prospectus.

RISK FACTORS
An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.
Risks Related to this Offering and an Investment in Griffin Capital Essential Asset REIT II, Inc.
We have a limited operating history and limited established financing sources.
We have a limited operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our sponsor to predict our future results. We were incorporated in November 2013. As of June 30, 2017, we owned 35 buildings located on 27 properties in 17 states.
You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the "Griffin Capital Essential Asset REIT II, Inc." name within the investment products market;

•	expand and maintain our network of participating broker-dealers;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.
We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.
There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.
There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership by any one individual of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend or terminate our share redemption program upon 30 days' notice. We describe these restrictions in more detail under the "Description of Shares - Class T, Class S, Class D, and Class I Share Redemption Program" section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.
Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share redemption program upon 30 days' notice. Generally, our share redemption program imposes a quarterly cap on aggregate redemptions of our Class T, Class S, Class D and Class I share classes (including IPO shares that have been held for four years or longer) equal to the amount of shares of such classes with a value (based on the applicable redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last business day of the previous calendar quarter.

The vast majority of our assets will consist of properties which cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. As a result, your ability to have your shares redeemed by us may be limited, and our shares should be considered as having only limited liquidity and at times may be illiquid. See "Description of Shares - Class T, Class S, Class D and Class I Share Redemption Program" for more information.

A portion of the proceeds received in this offering may be used to honor share redemption requests from our stockholders, including redemption requests from stockholders holding IPO shares, which will reduce the net proceeds available to acquire additional properties.

We currently expect to use a portion of the proceeds from this offering to redeem shares under our Class T, Class S, Class D and Class I share redemption program and to use a portion of the proceeds from the DRP to redeem shares under our IPO share redemption program. We may also use a portion of the proceeds from this offering for other potential liquidity measures. If the demand for redemptions and/or repurchases is significant, such portion of the offering proceeds may be substantial. As a result, we may have fewer offering proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your subscription agreement.

The purchase price for shares of our common stock will be determined at the end of each business day based on our NAV and will not be based on any established trading price. See "Net Asset Value Calculation and Valuation Procedures." Each accepted subscription agreement will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after the subscription agreement is received in good order, plus any applicable selling commissions and dealer manager fees. For example, if a subscription agreement is received in good order on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the subscription agreement will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus any applicable selling commissions and dealer manager fees. If a subscription agreement is received in good order on a business day, but after the close of business on that day, the subscription agreement will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus any applicable selling commissions and dealer manager fees. See "Plan of Distribution - Subscription Procedures." In addition, there may be a delay between your purchase decision and the execution date caused by time necessary for you and your participating broker-dealer to put a subscription agreement in "good order," which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, you will not know the purchase price at the time you submit your subscription agreement. The purchase price per share at which your subscription agreement is executed could be higher than the NAV per share on the date you submitted your subscription agreement.

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Firm and other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining our NAV also are generally made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. Our NAV does not reflect fees that may become payable after the date of determination, which fees may not ultimately be paid in certain circumstances, including if we are liquidated or if there is a listing of our common stock. Our NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our advisor and our dealer manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for Class T, Class S, Class D and Class I shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our share redemption program, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results differ from what we originally budgeted.
We anticipate daily updates based on property and real estate market events that are material to our NAV. Notification of property and real estate market events may lag the actual event and events may be missed, unknown or difficult to value. The valuations will reflect information provided to the appraisers subject to a reasonable time to analyze the event and document the new market value.  Beginning in 2018, annual third-party appraisals of our properties will be conducted on a rolling basis, such that properties will be appraised at different times but each property will be appraised at least once per calendar year. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results may differ from what we originally budgeted, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation procedures. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.
Our NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Firm and other parties involved in valuing our assets and liabilities.

Our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity (net assets) reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes. Additionally, we are dependent on our advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. In addition, the implementation and coordination of our valuation procedures include certain subjective judgments of our advisor, such as whether the Independent Valuation Firm should be notified of events specific to our properties that could affect their valuations, as well as of the Independent Valuation Firm and other parties we engage, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, you must rely entirely on our board of directors to adopt appropriate valuation procedures and on the Independent Valuation Firm and other parties we engage in order to arrive at our NAV, which may not correspond to realizable value upon a sale of our assets.

No rule or regulation requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV. Other public REITs may use different methodologies or assumptions to determine their NAV. In addition, each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, we do not currently include any enterprise value or real estate acquisition costs in our assets calculated for purposes of our NAV. If we acquire real property assets as a portfolio, we may pay a premium over the amount that we would pay for the assets individually. Our board of directors may change this or other aspects of our valuation procedures, which changes may have an adverse effect on our NAV and the price at which you may sell shares to us under our share redemption program. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our valuation methodologies, assumptions and procedures.
We have paid, and may continue to pay distributions from sources other than cash flow from operations, including out of net proceeds from this offering; therefore, we will have fewer funds available for the acquisition of properties, and our stockholders' overall return may be reduced.
In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. Through June 30, 2017, we funded approximately $2.4 million of our total distributions out of net offering proceeds. If we continue to pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders' overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder's basis in our stock may be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize a capital gain. See the "Description of Shares - Distribution Policy" section of this prospectus.
We may be unable to maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see "Description of Shares - Distribution Policy."
This is a "best efforts" offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.
This offering is being made on a "best efforts" basis, meaning that the dealer manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise a substantial amount of funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net investment proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed operating expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.
Even if we are able to raise substantial funds in this offering, investors in our common stock are subject to the risk that our offering, business and operating plans may change.
Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Even if we are able to raise substantial funds in this offering, if circumstances change such that our board of directors believes it is in the best interest of our stockholders to terminate this offering or to terminate our share redemption program, we may do so without stockholder approval. Our board of directors may also change our investment objectives, targeted investments, borrowing policies or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders. Our board of directors may decide that certain significant transactions such as listing our shares on a national securities exchange, dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. For any transaction requiring stockholder approval, holders of all classes of our common stock have equal voting rights and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.
If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or continue to pay distributions.
Our ability to achieve our investment objectives and continue to pay distributions is dependent upon the performance of our advisor in selecting our investments and arranging financing. As of June 30, 2017, we owned 35 buildings located on 27 properties in 17 states. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to continue to pay distributions at our current level to our stockholders would be adversely affected.
We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions at our current level and the value of your investment.
We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs, including GCEAR. Delays we encounter in the selection, acquisition and development of income-producing properties likely would adversely affect our ability to make distributions at our current level and the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. See "Description of Shares - Distribution Policy" for further information on our distribution policy and procedures. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take up to one year or more to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.
If our advisor or sponsor loses or is unable to obtain key personnel, our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions at our current level and the value of your investment.
Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor and sponsor, including Kevin A. Shields, Michael J. Escalante, David C. Rupert, Javier F. Bitar, Joseph E. Miller, Randy I. Anderson, Mary P. Higgins and Howard S. Hirsch, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, although our sponsor has obtained key person life insurance on some of these individuals, we do not intend to separately maintain key person life insurance on any of these individuals. We believe that our future success depends, in large part, upon our advisor's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline. See "Management - Our Advisor" for more information on our advisor and its officers and key personnel.
Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.
We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to our day-to-day operations. Thus, the success of our business will depend in large part on the ability of our advisor to manage our operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our stockholders at our current level.
We have incurred net losses in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.

For the quarter ended June 30, 2017, we had net income of approximately $3.4 million.  We incurred a net loss attributable to common stockholders of approximately $6.1 million and approximately $17.2 million for the fiscal years ended December 31, 2016 and 2015, respectively.  Our accumulated deficit was approximately $17.3 million as of June 30, 2017, approximately $23.8 million as of December 31, 2016, and approximately $17.7 million as of December 31, 2015.  We may incur net losses in the future, and may continue to have an accumulated deficit.

We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.
We may retain our status as an "emerging growth company" for a maximum of five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor's attestation report on management's assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.
Additionally, the JOBS Act provides that an "emerging growth company" may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
Increases in interest rates may adversely affect the demand for our shares.
One of the factors that influences the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in higher leverage or a less diversified portfolio of real estate.
Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us as is customarily performed in underwritten offerings.
Our dealer manager, Griffin Capital Securities, LLC, is one of our affiliates and will not make an independent review of us or the offering. Kevin A. Shields, our Chairman and Chief Executive Officer, is also the Chief Executive Officer and controls Griffin Capital Company, LLC, which is the sole member of Griffin Capital, LLC, which is the sole member of our dealer manager. See "Management - Affiliated Companies" for more information on our dealer manager. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.
We rely upon our advisor and our sponsor to carry out our operations, and some of our sponsor's prior private real estate programs have suffered material adverse business developments.
In recent years, some of our sponsor's private real estate programs have experienced adverse business developments due to tenant vacancy or bankruptcy, as well as lender foreclosure and litigation involving our sponsor.  These adverse developments have resulted in losses or potential losses for investors.  We cannot guarantee that we will achieve our investment objectives.  Please see "Management - Material Adverse Business Developments - Single Tenant Assets" and "Management - Material Adverse Business Developments - Other Private Programs and Griffin Capital Investments" for examples of recent adverse developments and their effects on our sponsor's prior programs.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, financial loss, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology increases, so will the risks posed to our information systems, both internal and those we outsource. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions, which could have a negative impact on our financial results, operations, business relationships or confidential information.

Risks Related to Conflicts of Interest
Our sponsor, advisor, property manager and their officers and certain of their key personnel will face competing demands relating to their time, which may cause our operating results to suffer.
Our sponsor, advisor, property manager and their officers and certain of their key personnel and their respective affiliates serve as key personnel, advisors, managers and sponsors or co-sponsors to some or all of 14 other programs affiliated with our sponsor, including GCEAR, GAHR III, and GAHR IV, each of which are publicly-registered, non-traded real estate investment trusts, as well as BDC, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act, GIA Real Estate Fund and GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the 1940 Act. It is difficult to estimate the amount of time that our sponsor, advisor, property manager and their officers and certain of their key personnel and their respective affiliates will devote to our business. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.
In addition, our dealer manager serves as dealer manager for GAHR IV and a private REIT offering and is the exclusive wholesale marketing agent for GIA Real Estate Fund and GIA Credit Fund, and may potentially enter into dealer manager agreements to serve as dealer manager for other issuers affiliated with our sponsor. As a result, our dealer manager will have contractual duties to these issuers, which contractual duties may conflict with the duties owed to us. The duties owed to these issuers could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and these issuers. If our dealer manager is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds for investment in real estate. Accordingly, competing demands of our dealer manager's personnel may cause us to be unable to successfully implement our investment objectives, or generate cash needed to make distributions to you at our current level, and to maintain or increase the value of our assets.
Our officers and two of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.
Our executive officers and two of our directors are also officers of our sponsor, our advisor, our property manager, our dealer manager and other affiliated entities, including GCEAR. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor, and (7) our relationship with our dealer manager and property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you at our current level and to maintain or increase the value of our assets.

Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with GCEAR, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.
We may be buying properties at the same time as one or more of the other programs managed by officers and key personnel of our advisor, including GCEAR, a public non-traded REIT with a real estate portfolio of approximately $3.3 billion as of June 30, 2017. GCEAR may have access to significantly greater capital than us. Our sponsor, advisor and their affiliates are actively involved in ten other affiliated real estate programs, including four tenant-in-common programs that may compete with us or otherwise have similar business interests, and including GCEAR, GAHR III, GAHR IV, and two private programs. Our advisor and our property manager will have conflicts of interest in allocating potential properties, acquisition expenses, management time, services and other functions between various existing enterprises or future enterprises with which they may be or become involved. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and a reduction in the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.
Our advisor will face conflicts of interest relating to the fee and distribution structure under our advisory agreement and operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.
Pursuant to our advisory agreement and operating partnership agreement, our advisor and its affiliates will be entitled to certain fees and distributions that are structured in a manner which may provide incentives to our advisor to perform in a manner which may not be in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm's-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor's interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees or distributions. Please see "Conflicts of Interest - Certain Conflict Resolution Procedures."
Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.
We may enter into joint ventures with other programs sponsored by our sponsor, including other REITs, for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which program sponsored by our sponsor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the coventurer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.
Nelson Mullins Riley & Scarborough, LLP ("Nelson Mullins") acts as legal counsel to us and also represents our sponsor, advisor, and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Nelson Mullins may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.
Our Chief Executive Officer and Chairman of our Board of Directors is a controlling person of an entity that has purchased, and may continue to purchase, shares of our common stock and preferred units of limited partnership interest in our operating partnership, and therefore may face conflicts with regard to his fiduciary duties to us and that entity related to that entity making investments in or redeeming our common stock or the preferred units.
Our Chief Executive Officer is a controlling person of an entity that has purchased shares of our common stock.  See "Stock Ownership." Our Chief Executive Officer owes fiduciary duties to that entity and its security holders that may conflict with the fiduciary duties he owes to us and our stockholders.  Our Chief Executive Officer may also make decisions on behalf of that entity related to investments in and redemptions of our common stock, which may result in that entity making an investment in or disposition of our common stock which may be to the detriment of our stockholders.
Further, because such entity holds investments in other entities sponsored by our sponsor, the interests of such entity and its security holders may not be aligned with our interests or those of our stockholders.
In addition, our ability to redeem shares pursuant to our share redemption programs is subject to certain limitations, including a limitation on the number of shares we may redeem during each quarter.  If that entity should elect to redeem shares in a given quarter, or if any single stockholder who owns a significant number of shares of our common stock elects to redeem shares in a given quarter, the limitations on redemption contained in our share redemption programs may be met or exceeded.
Risks Related to Our Corporate Structure
The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.
In order for us to continue to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (consisting, in this instance, of actions such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the "Description of Shares - Restrictions on Ownership and Transfer" section of this prospectus.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 1,000,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (consisting, in this instance, of actions such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the "Description of Shares - Preferred Stock" section of this prospectus.
We are not afforded the protection of Maryland law relating to business combinations.
Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our charter contains limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. See "Description of Shares - Business Combinations."
Your investment return may be reduced if we are required to register as an investment company under the 1940 Act. If we lose our exemption from registration under the 1940 Act, we will not be able to continue our business unless and until we register under the 1940 Act.
We do not intend to register as an investment company under the 1940 Act. As of June 30, 2017, we owned 35 buildings located on 27 properties, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate.
To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.
You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. See the "Description of Shares - Meetings and Special Voting Requirements" section of this prospectus.
If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.
Our board of directors determines our major policies, including our policies regarding investments, operations, capitalization, financing, growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•
any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.
All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.
Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation's best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, requires us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the "Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" section of this prospectus.
Our board of directors may change any of our investment objectives, including our focus on single tenant business essential properties.
Our board of directors may change any of our investment objectives, including our focus on single tenant business essential properties. If you do not agree with a decision of our board to change any of our investment objectives, you only have limited control over such changes. Additionally, we cannot assure you that we would be successful in attaining any of these investment objectives, which may adversely impact our financial performance and ability to make distributions to you at our current level.

Your interest in us will be diluted as we issue additional shares.
Our IPO stockholders and new investors purchasing shares of common stock in the offering do not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 1,000,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our DRP, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of restricted common stock or stock options to our independent directors, or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.
Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution.
Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management of our properties. They will be paid substantial fees and expense reimbursements for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see the "Management Compensation" section of this prospectus.
We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.
The gross proceeds of this offering will be used primarily to purchase real estate investments and to pay various fees and expenses. In addition, to continue to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.
Risks Related to Investments in Single Tenant Real Estate
Many of our properties depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant, including those caused by the current economic climate.
Most of our properties are occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties is materially dependent on the financial stability of such tenants. The nation as a whole and our local economies are currently experiencing economic uncertainty affecting companies of all sizes and industries. A tenant at one or more of our properties may be negatively affected by the current economic climate. Lease payment defaults by tenants, including those caused by the current economic climate, could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions at our current level.
As of June 30, 2017, our five largest tenants based on annualized net rental income were, Southern Company Services, American Express Travel Related Services, Inc., Amazon.com.dedc, LLC, Bank of America, N.A., and Wyndham Worldwide Operations, therefore we currently rely on these five tenants for a substantial amount of revenue and adverse effects to their business could negatively affect our performance.
As of June 30, 2017, our five largest tenants, based on annualized net rental income, were Southern Company Services, located in Alabama (approximately 11.0%), American Express Travel Related Services, Inc., located in Arizona (approximately 7.7%), Amazon.com.dedc, LLC, located in Ohio (approximately 7.4%), Bank of America, N.A., located in California (approximately 7.1%), and Wyndham Worldwide Operations, located in New Jersey (approximately 6.9%). The revenues generated by the properties these tenants occupy are substantially reliant upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency, or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant's rental payments which may have a substantial adverse effect on our financial performance.
A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio. As of June 30, 2017, approximately 15.7%, 13.5%, 13.3%, and 12.4% of our annualized net rent for the 12-month period subsequent to June 30, 2017 was concentrated in the Consumer Services, Utilities, Capital Goods, and Technology Hardware & Equipment industries, respectively. Additionally, as of June 30, 2017, approximately 12.8%, 11.3%, 11.0%, 11.0%, and 10.6% of our annualized net rent for the 12-month period subsequent to June 30, 2017 was concentrated in the states of Ohio, Illinois, California, Alabama, and New Jersey, respectively.
A significant portion of our leases are due to expire around the same period of time, which may (i) cause a loss in the value of our stockholders’ investment until the affected properties are re-leased, (ii) increase our exposure to downturns in the real estate market during the time that we are trying to re-lease such space and (iii) increase our capital expenditure requirements during the releasing period.
The tenant lease expirations by year based on annualized net rent for the 12-month period subsequent to June 30, 2017 are as follows (dollars in thousands):

Year of Lease Expiration	Annualized Net Rent (unaudited)	Number of Lessees	Approx. Square Feet	Percentage of Annualized Net Rent
2020	$8,453	3	746,900	11.1%
2022	1,170	1	312,000	1.5
2023	6,882	2	658,600	9.0
2024	9,090	5	632,800	12.0
2025 and beyond (1)	50,450	16	4,989,100	66.4
Total	$76,045	27	7,339,400	100%

(1)Includes escrow proceeds of approximately $6.2 million to be received for the 12-month period subsequent to June 30, 2017.
We may experience similar concentrations of lease expiration dates in the future. As the expiration date of a lease for a single-tenant building approaches, the value of the property generally declines because of the risk that the building may not be re-leased upon expiration of the existing lease or may not be re-leased on terms as favorable as those of the current leases. Therefore, if we were to list or liquidate our portfolio prior to the favorable re-leasing of the space, our stockholders may suffer a loss on their investment. Our stockholders may also suffer a loss (and a reduction in distributions) after the expiration of the lease terms if we are not able to re-lease such space on favorable terms. These expiring leases, therefore, increase our risk to real estate downturns during and approaching these periods of concentrated lease expirations. In addition, we may have to spend significant capital in order to ready the space for new tenants. To meet our need for cash at this time, we may have to increase borrowings or reduce our distributions, or both.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.
If a sale-leaseback transaction is recharacterized in a tenant's bankruptcy proceeding, our financial condition could be adversely affected.
We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Net leases may not result in fair market lease rates over time.
A large portion of our rental income is derived from net leases. Net leases are typically (1) longer lease terms; and (2) fixed rental rate increases during the primary term of the lease, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.
Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.
We focus our investments on commercial and industrial properties, a number of which may include manufacturing facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.
General Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.
Our operating results will be subject to risks generally incident to the ownership of real estate, including, and without limitation:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs;

•	increases in interest rates and tight money supply; and

•	loss of entitlements.
These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.
We may obtain only limited warranties when we purchase a property.
The seller of a property will often sell such property in its "as is" condition on a "where is" basis and "with all faults," without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, most sellers of large commercial properties are special purpose entities without significant assets other than the property itself. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you at our current level.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our properties for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to dispose of properties promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you at our current level.
In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.
In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.
We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.
We may be purchasing our properties at a time when capitalization rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.
We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Any mortgage debt that we place on our properties may also impose prepayment penalties upon the sale of the mortgaged property. If a lender invokes these penalties upon the sale of a property or prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially.
Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.
Adverse economic conditions may negatively affect our property values, returns and profitability.
The following market and economic challenges may adversely affect our property values or operating results:

•	poor economic times may result in a tenant's failure to meet its obligations under a lease or bankruptcy;

•	re-leasing may require reduced rental rates under the new leases;

•	increase in the cost of supplies and labor that impact operating expenses; and

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increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution, or, to the extent we are able to pass such increased insurance premiums on to our tenants, may increase tenant defaults.

We are susceptible to the effects of macroeconomic factors that can result in unemployment, shrinking demand for products, large-scale business failures, and tight credit markets. Our property values and operations could be negatively affected by such adverse economic conditions.
If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. In addition, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high even in instances where it may otherwise be available. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.
We are subject to risks from natural disasters such as earthquakes and severe weather conditions.
Our properties are located in areas that may be subject to natural disasters, such as earthquakes, and severe weather conditions. Natural disasters and severe weather conditions may result in significant damage to our properties. The extent of our casualty losses and loss in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have a geographic concentration of exposures, a single catastrophe (such as an earthquake, especially in California or Oregon) affecting a region may have a significant negative effect on our financial condition and results of operations. As a result, our operating and financial results may vary significantly from one period to the next, and our financial results may be adversely affected by our exposure to losses arising from natural disasters or severe weather conditions.
Delays in the acquisition, development and construction of properties may have adverse effects on our results of operations and returns to you.
Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Investments in unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders' ability to build in conformity with plans, specifications, budgets and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder's performance may also be affected or delayed by conditions beyond the builder's control.
Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take up to one year or more to complete construction and lease available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.
Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.
All real property we acquire, and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.
Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants' operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.
We cannot assure you that the independent third-party environmental assessments we obtain prior to acquiring any properties we purchase will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distribution.
Our properties will be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distribution and the amount of distributions to you.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.
In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.
We will be subject to risks associated with the co-owners in our co-ownership arrangements that otherwise may not be present in other real estate investments.
We may enter into joint ventures or other co-ownership arrangements with respect to a portion of the properties we acquire. Ownership of co-ownership interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the risk that disputes with co-owners may result in litigation, which may cause us to incur substantial costs and/or prevent our management from focusing on our business objectives;

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the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-owner owning interests in the property;

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the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

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the risk that a co-owner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities laws and otherwise adversely affect the property and the co-ownership arrangement; or

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the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.
In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.
We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright.
Risks Associated with Debt Financing
If we breach covenants under our revolving credit facility with KeyBank and other syndication partners, we could be held in default under such loan, which could accelerate our repayment date and materially adversely affect the value of our stockholders' investment in us.
We entered into a secured credit facility with KeyBank and other syndication partners under which we through our operating partnership, as the Borrower, were provided with an initial commitment of $250.0 million, which commitment was increased to $410.0 million on August 11, 2015 and further increased to $550.0 million on November 22, 2016, and which may be further increased under certain circumstances up to a maximum total commitment of $1.25 billion.
In addition to customary representations, warranties, covenants, and indemnities, the Revolving Credit Facility (as defined and described further below) contains a number of financial covenants and requires us and the Borrower to comply with the following at all times, which will be tested on a quarterly basis: (i) a maximum consolidated leverage ratio of 60%, or, once the collateral pledges are released, the ratio may increase to 65% for up to four consecutive quarters after a material acquisition only after the facility is deemed unsecured; (ii) a minimum consolidated tangible net worth of approximately $4.7 million, plus 75% of net future equity issuances (including units of operating partnership interests in the Borrower); (iii) a minimum consolidated fixed charge coverage ratio of not less than 1.50:1.00, commencing as of the quarter ended March 31, 2016; (iv) a maximum total secured debt ratio of not greater than 40%, which ratio will increase by five percentage points for four quarters after closing of a material acquisition that is financed with secured debt; (v) a maximum total secured recourse debt ratio, excluding recourse obligations associated with interest rate hedges, of 10% of our total asset value (as defined), at the time our tangible net worth equals or exceeds $250 million (secured debt is not permitted prior to the time our tangible net worth exceeds $250 million); (vi) aggregate maximum unhedged variable rate debt of not greater than 30% of our total asset value; and (vii) a maximum payout ratio (as defined) of not greater than 95% of our core funds from operations (as defined), commencing as of the quarter ending March 31, 2018.
The Revolving Credit Facility was initially secured by a pledge of 100% of the ownership interests in each special purpose entity which owns a pool property. On November 1, 2016, all pledged membership interests were released from the lien of the pledge agreements and subsequently terminated. Adjustments to the applicable LIBOR margin and base rate margin upon the release of the security for the Revolving Credit Facility were effective as of January 1, 2017. See "Real Estate Investments - Debt Summary." If we were to default under the Revolving Credit Facility, the lenders could accelerate the date for our repayment of the loan, and could sue to enforce the terms of the loan.

To the extent we are required to maintain a certain amount of cash reserves or set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations under our Revolving Credit Facility, we may be exposed to increased risks associated with decreases in the fair value of the underlying collateral. In a weakening economic environment, we would generally expect the value of the investments that serve as collateral for our financing arrangements to decline, and in such a scenario, it is possible that the terms of our financing arrangements would require partial repayment from us, which could be substantial. In the event that we are unable to meet the collateral obligations for our Revolving Credit Facility borrowings, our financial condition could deteriorate rapidly.
We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
Although, technically, our board may approve unlimited levels of debt, our charter generally limits us to incurring debt no greater than 300% of our net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.
We have incurred, and intend to continue to incur, mortgage indebtedness and other borrowings, which may increase our business risks.
We have placed, and intend to continue to place, permanent financing on our properties or obtain a credit facility or other similar financing arrangement in order to acquire properties as funds are being raised in our public offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we qualify and maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to our stockholders may be reduced.
We have incurred, and intend to continue to incur, indebtedness secured by our properties, which may result in foreclosure.
Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to our stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.
High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.
If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance at cost effective rates. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt, which could reduce the amount of distributions we pay to you and decrease the value of your investment.
We may have a significant amount of acquisition indebtedness secured by first priority mortgages on our properties. In addition, a majority of our properties contain, and any future acquisitions we make will likely contain, mortgage financing. If we are unable to make our debt payments when required, a lender could foreclose on the property or properties securing such debt. In any such event, we could lose some or all of our investment in these properties, which would reduce the amount of distributions we pay to you and decrease the value of your investment.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you at our current level.
When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you at our current level.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you at our current level.
We expect that we will incur indebtedness in the future. Interest we pay will reduce cash available for distribution. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to make distributions to you at our current level. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.
Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you at our current level.
Domestic and international financial markets recently experienced significant disruptions which were brought about in large part by failures in the U.S. banking system. These disruptions severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If these disruptions in the credit markets resurface, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reduce the number of properties we can purchase, and/or dispose of some of our assets. These disruptions could also adversely affect the return on the properties we do purchase. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions at our current level.
Federal Income Tax Risks
Failure to continue to qualify as a REIT would adversely affect our operations and our ability to make distributions at our current level as we will incur additional tax liabilities.
Nelson Mullins, our tax counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned and our investment in assets and manner of operation, among other things. See "Federal Income Tax Considerations - Requirements for Qualification as a

REIT." However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code. Nelson Mullins will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Nelson Mullins’ legal judgment based on the law in effect as of the date of the opinion. Nelson Mullins’ opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of such termination. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. See "Federal Income Tax Considerations - Failure to Qualify as a REIT" for more information on the consequences of failing to qualify as a REIT.
Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.
A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is "domestically controlled." A REIT is "domestically controlled" if less than 50% of the REIT's stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT's existence.
We cannot assure you that we will qualify as a "domestically controlled" REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless the non-U.S. stockholder is a qualified foreign pension fund (or an entity wholly owned by a qualified foreign pension fund) or our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. See "Federal Income Tax Considerations - Special Tax Considerations for Non-U.S. Stockholders - Sale of our Shares by a Non-U.S. Stockholder."
If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.
We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to our operating partnership and jeopardizing our ability to maintain REIT status. See the "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership" section of this prospectus.

You may have tax liability on distributions you elect to reinvest in our common stock.
If you participate in our DRP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a "prohibited transaction" will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.
We may be required to pay some taxes due to actions of our taxable REIT subsidiary which would reduce our cash available for distribution to you.
Any net taxable income earned directly by our taxable REIT subsidiary, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. We have elected to treat Griffin Capital Essential Asset TRS II, Inc. as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT's customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.
Distributions to tax-exempt investors may be classified as unrelated business taxable income.
Neither ordinary or capital gain distributions with respect to our common stock, nor gain from the sale of common stock, should generally constitute unrelated business taxable income (UBTI) to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute UBTI if the investor incurs debt in order to acquire the common stock; and

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part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code may be treated as UBTI.

See the "Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders" section of this prospectus for further discussion of this issue if you are a tax-exempt investor.
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Legislative or regulatory action could adversely affect investors.
Individuals with incomes below certain thresholds are subject to taxation at a 15% qualified dividend rate. For those with income above such thresholds, the qualified dividend rate is 20%. These tax rates are generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income for federal income tax purposes, which currently are as high as 39.6%. This disparity in tax treatment may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel's tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.
ERISA Risks
There are special considerations that apply to employee benefit plans, IRAs or other tax-favored benefit accounts investing in our shares which could cause an investment in our shares to be a prohibited transaction which could result in additional tax consequences.
If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus.
Persons investing the assets of employee benefit plans should consider ERISA risks of investing in the shares.
ERISA and Code Section 4975 prohibit certain transactions that involve (1) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and Keogh plans, and (2) any person who is a "party-in-interest" or "disqualified person" with respect to such a plan. Consequently, the fiduciary of a plan contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of their affiliates is or might become a "party-in-interest" or "disqualified person" with respect to the plan and, if so, whether an exception from such prohibited transaction rules is applicable. In addition, the Department of Labor plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of an investing plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. We intend to take such steps as may be necessary to qualify us for one or more of the exceptions available, and thereby prevent our assets as being treated as assets of any investing plan.
For further discussion of issues and risks associated with an investment in shares by IRAs, employee benefit plans and other benefit plan investors, see "Investment by Tax-Exempt Entities and ERISA Considerations."
The U.S. Department of Labor has issued a final regulation revising the definition of "fiduciary" and the scope of "investment advice" under ERISA, which may have a negative impact on our ability to raise capital.
On April 8, 2016, the U.S. Department of Labor ("DOL") issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). Under the final regulation, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan based on its particular needs. On February 3, 2017, the President asked for additional review of this regulation; the results of such review are unknown. In response, the DOL proposed an extension of the applicability date of the regulation (and accompanying exemptions) from April 10, 2017 to June 9, 2017.  The rule went into partial effect on June 9, 2017, with full implementation anticipated on January 1, 2018.
The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. The final regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.

ESTIMATED USE OF PROCEEDS
We are offering up to $2.0 billion in shares of our common stock in our primary offering, and up to $0.2 billion in shares of our common stock in our DRP, in any combination of Class T, Class S, Class D and Class I shares. The following tables present information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the midpoint primary offering amount of $1.0 billion and no shares under our DRP and (2) the maximum primary offering amount of $2.0 billion and no shares under our DRP. The tables assume that 1/4 of primary offering gross proceeds come from sales of Class T shares, 1/4 of primary offering gross proceeds come from sales of Class S shares, 1/4 of primary offering gross proceeds come from sales of Class D shares and 1/4 of primary offering gross proceeds come from sales of Class I shares. Because the aggregate amount of selling commissions and dealer manager fees paid from offering proceeds are the same for Class T shares and Class S shares, and for Class D shares and Class I shares, we have grouped these share classes together and presented the information in two separate tables.  Because no sales commissions or dealer manager fees are paid on shares sold in the DRP, it is not necessary to make any assumptions regarding the number of Class T, Class S, Class D or Class I shares sold in the DRP. We may reallocate the shares of our common stock we are offering between the primary offering and our DRP.
The actual amount of selling commissions and the dealer manager fees will vary from the estimated amounts shown because the specific amounts of shares of each class that we will sell is uncertain and selling commissions may be reduced or eliminated in connection with certain categories of sales of Class T and Class S shares, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class T or Class S per share purchase price, but will not affect the net proceeds available to us. Because amounts in the tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
We will primarily use the proceeds of this offering to invest in real estate investments in accordance with our investment strategy and policies. We may also use a portion of the proceeds of this offering (1) to provide liquidity to our stockholders; (2) fund stockholder distributions; and (3) for other general corporate purposes (which may include repayment of our debt, payment of unreimbursed expenses to affiliates including our dealer manager or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. The figures presented below are estimates derived at the beginning of this offering and are not updated throughout the offering. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth below because many offering costs are fixed and do not depend on the amount of capital raised in the offering.
The following table presents per share information regarding the use of proceeds raised in this offering for Class T shares and Class S shares.

	Midpoint Offering ($1.0 billion in Shares)(1)		Maximum Offering ($2.0 billion in Shares)(1)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$500,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses:
Selling Commissions and Dealer Manager Fees(2)	17,500,000	3.50%	35,000,000	3.50%
Organization and Offering Expenses(3)	3,750,000	0.75%	7,500,000	0.75%
Net Offering Proceeds(4)	478,750,000	95.75%	957,500,000	95.75%
Acquisition Expenses(5)	3,563,896	0.71%	7,127,792	0.71%
Amount Invested in Properties(6)	475,186,104	95.04%	950,372,208	95.04%

The following table presents per share information regarding the use of proceeds raised in this offering for Class D shares and Class I shares.

	Midpoint Offering ($1.0 billion in Shares)(1)		Maximum Offering ($2.0 billion in Shares)(1)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$500,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses:
Selling Commissions and Dealer Manager Fees(2)	0	0.00%	0	0.00%
Organization and Offering Expenses(3)	3,750,000	0.75%	7,500,000	0.75%
Net Offering Proceeds(4)	496, 250,000	99.25%	992,500,000	99.25%
Acquisition Expenses(5)	3,694,169	0.74%	7,388,337	0.74%
Amount Invested in Properties(6)	492,555,831	98.51%	985,111,663	98.51%
____________________________

(1)
We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)
The tables assume that 1/4 of primary offering gross proceeds come from sales of Class T shares, 1/4 of primary offering gross proceeds come from sales of Class S shares, 1/4 of primary offering gross proceeds come from sales of Class D shares and 1/4 of primary offering gross proceeds come from sales of Class I shares. Because no selling commissions or dealer manager fees are paid on shares sold in the DRP, it is not necessary to make any assumptions regarding the number of Class T, Class S, Class D and Class I shares sold in the DRP. The actual selling commissions and dealer manager fees that will be paid on Class T shares or Class S shares (selling commissions only) may be higher or lower due to rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission and dealer manager fee to the NAV per share; the actual selling commission and dealer manager fee per share that we pay will be the total per share purchase price less the NAV per share. For Class T shares, the amount shown in the table above includes selling commissions of 3.0% of the purchase price and dealer manager fees of 0.5% of the purchase price. For Class S shares, the amount shown in the table above includes selling commissions of 3.5% of the purchase price. Amounts presented in the tables are less than 3.5% of gross proceeds because selling commissions and dealer manager fees are calculated as 3.5% of the purchase price (which excludes selling commissions and dealer manager fees), which means that selling commissions expressed as a percentage of the total investment (including selling commissions and dealer manager fees) are less than 3.5%. The tables exclude the distribution fee, which will be paid over time and will not be paid from offering proceeds. Subject to FINRA limitations on underwriting compensation, we pay our dealer manager: (a) for Class T shares only, an advisor distribution fee of 1/365th of 0.75%, and a dealer distribution fee of 1/365th of 0.25%, of the NAV for the Class T shares for each day, (b) for Class S shares only, a distribution fee equal to 1/365th of 1.0% of the NAV for the Class S shares for each day and (c) for Class D shares only, a distribution fee equal to 1/365th of 0.25% of the NAV for the Class D shares for each day, in each case, payable monthly. The total amount that will be paid over time for distribution fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from offering proceeds. See "Plan of Distribution - Underwriting Compensation."

(3)
The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with the offering (other than selling commissions, dealer manager fees and distribution fees), including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) our costs and expenses and advisor costs and expenses of conducting training and educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other legal, accounting and finance employees and administrative overhead allocated to these employees; (d) travel and entertainment expenses related to the offering and marketing of our shares; (e) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares, including web site design and management; and (f) payment or reimbursement of bona fide due diligence expenses. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 0.75% of gross offering proceeds raised in our primary offering.

(4)
Generally, the net offering proceeds from this offering will be used to invest in real estate in accordance with our investment strategy and policies. We may also use a portion of the proceeds of this offering (1) to provide liquidity to our stockholders; (2) fund stockholder distributions; and (3) for other general corporate purposes (which may include repayment of our debt, payment of unreimbursed expenses to affiliates including our dealer manager or any other corporate purposes we deem appropriate). Selling commissions and dealer manager fees are effectively paid by purchasers of shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per share plus the applicable selling commissions and dealer manager fees, and such selling commissions and dealer manager fees therefore have no effect on our NAV.

(5)
Acquisition expenses include expenses paid to our advisor and to third parties. Acquisition expenses paid to our advisor represent actual costs incurred on our behalf, including certain payroll costs for acquisition related efforts by our advisor's personnel. Most notable would be acquisitions related efforts by the advisor's internal legal, accounting and marketing teams. Acquisition expenses paid to third parties include customary third party acquisition expenses we pay from offering proceeds including certain legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. These costs are not allocated through regular overhead allocations. For purposes of these tables, we have assumed acquisition expenses of approximately 0.75% of the purchase price of our properties, which we have assumed is our estimated Amount Invested in Properties. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and expenses shall be reasonable, and shall not exceed an amount equal to 6.0% of the contract purchase price of the property unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction determine the transaction to be commercially competitive, fair and reasonable to us. In the event we raise the maximum offering of $2.0 billion pursuant to this offering and utilize 50% and 75% leverage, we will incur acquisition expenses of approximately $29,032,258 and $58,064,516, respectively.

(6)
Although a substantial portion of the Amount Invested in Properties presented in the tables is expected to be invested in properties, we may use a portion of such amount (1) to provide liquidity to our stockholders; (2) fund stockholder distributions; and (3) for other general corporate purposes (which may include repayment of our debt, payment of unreimbursed expenses to affiliates including our dealer manager or any other corporate purposes we deem appropriate). For more information, see the sections of this prospectus captioned "Risk Factors - Risks Related to this Offering and an Investment in Griffin Capital Essential Asset REIT II, Inc." and "Description of Shares - Distribution Policy." If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.

SELECTED FINANCIAL DATA
The following selected financial and operating information should be read in conjunction with our prospectus and the Management's Discussion and Analysis of Financial Condition and Results of Operations and financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are incorporated by reference into the prospectus (in thousands, except per share amounts):

	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014
Balance Sheet Data
Total assets	$1,206,113	$711,213	$1,184,475	$536,720	$10,588
Total liabilities	$603,674	$298,390	$613,090	$307,213	$1,057
Redeemable common stock	$25,250	$9,093	$16,930	$4,566	$51
Total stockholders’ equity	$577,108	$403,640	$554,371	$224,844	$9,341
Total equity	$577,189	$403,730	$554,455	$224,941	$9,480
	Six Months Ended June 30,		Year Ended December 31,
Operating Data	2017	2016	2016	2015	2014
Total Revenue	$52,518	$25,832	$62,812	$25,149	$—
Income (loss) from operations	$13,773	$1,028	$4,265	$(11,655)	$(439)
Net income (loss)	$6,489	$(3,966)	$(6,106)	$(16,506)	$(495)
Net income (loss) attributable to common stockholders	$6,487	$(3,964)	$(6,104)	$(17,248)	$(437)
Net income (loss) attributable to common stockholders per share, basic and diluted	$0.09	$(0.10)	$(0.12)	$(1.19)	$(0.86)
Distributions declared per common share	$0.28	$0.28	$0.55	$0.55	$0.26
Other Data
Net cash (used in) provided by operating activities	$20,190	$4,858	$16,445	$(2,936)	$54
Net cash used in investing activities	$(64,392)	$(126,087)	$(548,028)	$(486,148)	$(2,000)
Net cash provided by financing activities	$38,509	$165,339	$563,314	$500,522	$7,917
MARKET DATA
Market and industry data and forecasts used in this prospectus, including demographic information contained in property descriptions, have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

REAL ESTATE INVESTMENTS
Portfolio Summary
As of June 30, 2017, we owned 35 buildings located on 27 properties in 17 states, encompassing approximately 7.3 million rentable square feet, with a weighted average remaining lease term of 10.9 years, as shown in the table below:

	Property	Tenant/Major Lessee	Industry(1)	Property Type	Year Built/Renovated	Purchase Price (in thousands)	Approx. Square Feet	Going-in Capitalization Rate(2)	Annualized Net Rent (in thousands) (3)	% of Annualized Net Rent(3)	Annualized Net Effective Rent Per Square Foot(3)	Year of Lease Expiration
1(4)	Owens Corning Concord, NC	Owens Corning Sales, LLC	Capital Goods	Industrial	1998	$5,500	61,200	6.42%	$370	0.5%	$6.04	2024
2	Westgate II Houston, TX	Wood Group Mustang, Inc.	Energy	Office	2014	57,000	186,300	6.68%	4,024	5.4%	21.60	2024
3	Administrative Office of Pennsylvania Courts Mechanicsburg, PA	Administrative Office of Pennsylvania Courts	Other	Office	1988/2010	10,115	56,600	7.36%	762	1.1%	13.47	2024
4	American Express (5)(6) Phoenix, AZ	American Express Travel Related Services Company, Inc.	Diversified Financials	Data Center/Office	1989/2001	91,500	513,400	6.41%	5,863	7.7%	11.42	2023
5	MGM Corporate Center(5)(7) Las Vegas, NV	MGM Resorts International	Consumer Services	Office	1997/1988/1989	30,300	168,300	6.21%	2,073	2.7%	12.32	2024
6	American Showa Columbus, OH	American Showa, Inc.	Automobiles and Components	Industrial	2014	17,200	304,600	5.95%	1,067	1.4%	3.50	2025
7	Huntington Ingalls(5)(8) Hampton, VA	Huntington Ingalls Incorporated	Capital Goods	Industrial	1999/2000	34,300	515,500	6.51%	2,299	3.0%	4.46	2027
8	Wyndham Parsippany, NJ	Wyndham Worldwide Operations	Consumer Services	Office	2013	81,400	203,500	6.24%	5,258	6.9%	25.84	2029
9	Exel Groveport, OH	Exel, Inc.	Transportation	Distribution Center	2015	15,946	312,000	7.04%	1,170	1.5%	3.75	2022
10	Morpho Detection Andover, MA	Morpho Detection LLC	Capital Goods	Office	1984/2012/2013	11,500	64,200	6.42%	781	1.0%	12.17	2027
11	FedEx Freight West Jefferson, OH	FedEx Freight, Inc.	Transportation	Industrial	2009	28,000	160,400	6.65%	1,861	2.4%	11.60	2024
12	Aetna Tucson, AZ	Aetna Life Insurance Company	Health Care Equipment and Services	Office	2001	21,700	100,300	6.93%	1,592	2.1%	15.87	2025

13	Bank of America I Simi Valley, CA	Bank of America, N.A.	Banks	Office	1990/2000	28,400		206,900	8.98%(9)	2,482		3.3%	12.00	2020
14	Bank of America II Simi Valley, CA	Bank of America, N.A.	Banks	Office	1982/2003	28,600		273,200	(9)	2,920		3.8%	10.69	2020
15	Atlas Copco Auburn Hills, MI	Atlas Copco Assembly Systems LLC	Capital Goods	Office	2014	17,750		120,000	6.81%	1,247		1.6%	10.39	2025
16	Toshiba TEC Durham, NC	Toshiba TEC Corporation	Technology Hardware and Equipment	Office	1999	35,801		200,800	6.11%	2,273		3.0%	11.32	2028
17	NETGEAR San Jose, CA	NETGEAR, Inc.	Technology Hardware and Equipment	Office	1984/2008/2015	44,000		142,700	6.66%	2,998		3.9%	21.01	2025
18	Nike(10) Hillsboro, OR	Nike, Inc.	Consumer Durables and Apparel	Office	1997-2001	45,500		266,800	6.21%	3,051		4.0%	11.44	2020
19	Zebra Technologies Lincolnshire, IL	Zebra Technologies Corporation	Technology Hardware and Equipment	Office	1991/2015	60,150		283,300	6.83%	4,147		5.5%	14.64	2017/2026
20	WABCO North Charleston, SC	WABCO Air Compressors Holdings Inc.	Capital Goods	Distribution Center/Industrial	2016	13,835		145,200	7.25%	1,020		1.3%	7.02	2023
21	IGT Las Vegas, NV	IGT	Consumer Services	Office	2008/2016	66,500		222,300	6.91%	4,654		6.1%	20.94	2030
22	3M DeKalb, IL	3M Company	Capital Goods	Industrial	2016	69,356		978,100	6.28%	4,411		5.8%	4.51	2026
23	Amazon Pataskala, OH	Amazon.com.dedc LLC	Retailing	Industrial	2016	88,896		855,000	6.27%	5,625		7.4%	6.58	2031
24	Zoetis Parsippany, NJ	Zoetis Services LLC	Pharmaceuticals, Biotechnology & Life Sciences	Office	1984/2016	44,000		125,700	6.29%	2,797		3.7%	22.25	2028
25	Southern Company Birmingham, AL	Southern Company Services, Inc.	Utilities	Office	1988/2016-2018	131,590		669,400	6.35%	8,352	(11)	11.0%	12.48	2044
26	Allstate Lone Tree, CO	Allstate Insurance Company	Insurance	Office	2000/2015	14,750	(12)	70,300	7.04%	1,048		1.4%	14.91	2026
27	MISO Carmel, IN	Midcontinent Independent System Operator, Inc.	Utilities	Office	2008/2017	28,600		133,400	6.63%	1,900		2.5%	14.25	2028
						$1,122,189		7,339,400		$76,045		100%	$10.36

(1)	Based on Global Industry Classification Standard (GICS).

(2)
The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year we own the property by the acquisition price (exclusive of closing costs and acquisition expenses). The net operating income is calculated by totaling the sum of all the revenues from the tenant including base rental revenue, parking revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.

(3)
Net rent is based on (a) the contractual base rental payments assuming the lease requires the tenant to reimburse us for certain operating expenses; or (b) contractual rent payments less certain operating expenses that are our responsibility for the 12-month period subsequent to June 30, 2017 and includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.

(4)	The numbers correspond to the location of the property on map below.

(5)	Multi-building property acquisitions are considered one property for portfolio purposes.

(6)	The American Express Center property consists of two buildings.

(7)	The MGM Corporate Center property consists of three buildings.

(8)	The Huntington Ingalls property consists of two buildings.

(9)	The Bank of America I and Bank of America II properties were purchased together for the combined purchase price of $57.0 million. Amounts shown reflect the combined going-in capitalization rate.

(10)	The Nike property consists of four buildings.

(11)	Includes escrow proceeds of approximately $6.2 million to be received for the 12-month period subsequent to June 30, 2017.

(12)	The purchase price for the Allstate property was $14.8 million, plus closing costs, less a credit in the amount of $0.4 million applied at closing.

Portfolio Map

Acquisitions Through June 30, 2017*
* Logos shown are those of tenants, lease guarantors, or non-guarantor parent companies at our properties.

Revenue Concentration
The percentage of annualized net rent for the 12-month period subsequent to June 30, 2017, by state, based on the respective in-place leases, is as follows (dollars in thousands):

State	Annualized Net Rent (unaudited)	Number of Properties	Percentage of Annualized Net Rent
Ohio	$9,723	4	12.8%
Illinois	8,558	2	11.3
California	8,399	3	11.0
Alabama (1)	8,352	1	11.0
New Jersey	8,055	2	10.6
Arizona	7,454	2	9.8
Nevada	6,727	2	8.8
Texas	4,024	1	5.3
Oregon	3,051	1	4.0
North Carolina	2,643	2	3.5
All Others (2)	9,059	7	11.9
Total	$76,045	27	100.0%
(1)Includes escrow proceeds of approximately $6.2 million to be received for the 12-month period subsequent to June 30, 2017.
(2)All others account for less than 3.0% of total annualized net rent on an individual basis.

The percentage of annualized net rent for the 12-month period subsequent to June 30, 2017, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

Industry (1)	Annualized Net Rent (unaudited)	Number of Lessees	Percentage of Annualized Net Rent
Consumer Services	$11,985	3	15.7%
Utilities (2)	10,252	2	13.5
Capital Goods	10,128	6	13.3
Technology Hardware & Equipment	9,418	3	12.4
Diversified Financials	5,863	1	7.7
Retailing	5,625	1	7.4
Banks	5,402	2	7.1
Energy	4,024	1	5.3
Consumer Durables and Apparel	3,051	1	4.0
Transportation	3,031	2	4.0
Pharmaceuticals, Biotechnology & Life Sciences	2,797	1	3.7
All Others (3)	4,469	4	5.9
Total	$76,045	27	100.0%
(1) Industry classification based on the Global Industry Classification Standards.
(2) Includes escrow proceeds of approximately $6.2 million to be received for the 12-month period subsequent to June 30, 2017.
(3) All others account for less than 3.0% of total annualized net rent on an individual basis.
The percentage of annualized net rent for the 12-month period subsequent to June 30, 2017, by tenant, based on the respective in-place leases, is as follows (dollars in thousands):

Tenant	Annualized Net Rent (unaudited)	Percentage of Annualized Net Rent
Southern Company Services, Inc.(1)	$8,352	11.0%
American Express Travel Related Services Company, Inc.	5,863	7.7
Amazon.com.dedc, LLC	5,625	7.4
Bank of America, N.A.	5,402	7.1
Wyndham Worldwide Operations	5,258	6.9
IGT	4,654	6.1
3M Company	4,411	5.8
Zebra Technologies Corporation	4,147	5.5
Wood Group Mustang, Inc.	4,024	5.3
Other (2)	28,309	37.2
Total	$76,045	100%
(1) Includes escrow proceeds of approximately $6.2 million to be received for the 12-month period subsequent to June 30, 2017.
(2) All others account for 4% or less of total annualized net rent on an individual basis.
The tenant lease expirations by year based on annualized net rent for the 12-month period subsequent to June 30, 2017 are as follows (dollars in thousands):

Year of Lease Expiration	Annualized Net Rent (unaudited)	Number of Lessees	Approx. Square Feet	Percentage of Annualized Net Rent
2020	$8,453	3	746,900	11.1%
2022	1,170	1	312,000	1.5
2023	6,882	2	658,600	9.0
2024	9,090	5	632,800	12.0
2025 and beyond (1)	50,450	16	4,989,100	66.4
Total	$76,045	27	7,339,400	100.0%
(1) Includes escrow proceeds of approximately $6.2 million to be received for the 12-month period subsequent to June 30, 2017.

Acquisition Fees and Expenses
The purchase price, acquisition fees, and acquisition expenses for our properties acquired as of June 30, 2017 are shown below.

Property	Purchase Price	Acquisition Fees	Contingent Advisor Payment(1)	Total Acquisition Expenses (2)	Portion of Acquisition Expenses Paid to Advisor	Portion of Acquisition Expenses Paid to Unaffiliated Third Parties
Owens Corning Concord, NC	$5,500,000	$110,000	$—	$222,800	$136,676	$86,124
Westgate II Houston, TX	57,000,000	1,140,000	—	473,489	339,601	133,888
Administrative Office of Pennsylvania Mechanicsburg, PA	10,115,000	202,300	—	352,420	143,916	208,504
American Express Center Phoenix, AZ	91,500,000	1,830,000	—	370,331	156,135	214,196
MGM Corporate Center Las Vegas, NV	30,300,000	606,000	—	322,101	117,939	204,162
American Showa Columbus, OH	17,200,000	344,000	—	103,766	61,199	42,567
Huntington Ingalls Hampton, VA	34,300,000	686,000	—	396,322	110,459	285,863
Wyndham Parsippany, NJ	81,400,000	1,628,000	—	1,224,796	69,198	1,155,598
Exel Groveport, OH	15,946,200	318,924	—	212,393	142,739	69,654
Morpho Detection Andover, MA	11,500,000	230,000	—	199,819	112,426	87,393
FedEx Freight West Jefferson, OH	28,000,000	560,000	—	257,642	91,197	166,445
Aetna Tucson, AZ	21,700,000	434,000	—	135,541	127,974	7,567
Bank of America Simi Valley, CA	57,000,000	1,140,000	—	311,531	87,491	224,040
Atlas Copco Auburn Hills, MI	17,750,000	355,000	—	314,673	156,897	157,776
Toshiba TEC Durham, NC	35,800,800	716,015	___	252,025	135,820	116,205
NETGEAR San Jose, CA	44,000,000	880,000	197,780	333,654	107,286	226,368
Nike Hillsboro, OR	45,500,000	910,000	841,750	302,415	101,061	201,354
Zebra Technologies Lincolnshire, IL	60,150,000	1,203,000	1,112,775	364,314	143,068	221,246
WABCO North Charleston, SC	13,834,500	276,690	255,938	257,602	181,320	76,282
IGT Las Vegas, NV	66,500,000	1,330,000	1,230,250	354,526	191,553	162,973
3M DeKalb, IL	69,356,000	1,387,120	933,511	243,699	193,868	49,831
Amazon Pataskala, OH	88,896,000	1,777,921	541,299	503,098	274,899	228,199
Zoetis Parsippany, NJ	44,000,000	880,000	698,565	765,566	183,673	581,893
Southern Company Birmingham, AL	131,590,000	2,631,800	446,151	517,357	424,730	92,627
Allstate Lone Tree, CO	14,750,000	295,000	272,875	201,825	107,194	94,631
MISO Carmel, IN	28,600,000	572,000	529,100	164,866	124,478	40,388
Total	$1,122,188,500	$22,443,770	$7,059,994	$9,158,571	$4,022,797	$5,135,774

(1)
Pursuant to the advisory agreement, as in effect for our initial public offering, the advisor was entitled to receive an acquisition fee in an amount up to 3.85% of the contract purchase price for each property we acquired. The acquisition fee consisted of a 2.0% base acquisition fee and up to an additional 1.85% contingent advisor payment. The amount of the contingent advisor payment paid upon the closing of an acquisition was reviewed on an acquisition by acquisition basis and such payment did not exceed the then outstanding amounts paid by the advisor for dealer manager fees and organizational and offering expenses at the time of such closing after taking into account the amount of the contingent advisor payment holdback then in effect. For these purposes, the amounts paid by the advisor and considered as "outstanding" were reduced by the amount of the contingent advisor payment previously paid.

(2)
In January 2017, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2017-01, Business Combinations, that clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business, which we early-adopted effective October 1, 2016. Acquisitions that do not meet the definition of a business are accounted for as asset acquisitions and total consideration (including acquisition costs) is allocated to the individual assets and liabilities acquired on a relative fair value basis.

Our Properties

In addition to the details provided in the previous charts, below is some additional information about each tenant and property in our portfolio. The market and demographic data contained in the following descriptions of our properties was primarily obtained from the appraisals of each property. Although we believe these independent sources are reliable as of their dates of issuance, the market and demographic information contained therein has not been independently verified and we cannot ensure the accuracy or completeness of this information. As a result, stockholders should be aware that the market and demographic data contained in the following descriptions, and beliefs and estimates based on such data, may not be reliable. f
Owens Corning Property
On March 9, 2015, we acquired a single story Class "A" industrial property consisting of approximately 61,200 net rentable square feet located in Concord, North Carolina (the "Owens Corning property"). The Owens Corning property is leased in its entirety to Owens Corning Sales, LLC, a wholly-owned subsidiary of Owens Corning, Inc. ("Owens Corning").
Owens Corning is a leading global producer of residential and commercial building materials, glass-fiber reinforcements, and engineered materials for composite systems, and has been on the Fortune 500 list of the largest companies in the United States for more than 50 consecutive years. Owens Corning has an investment grade credit rating of 'BBB' by Standard & Poor's.
The Owens Corning property is located in the Charlotte-Concord-Gastonia, NC-SC metropolitan statistical area, or MSA, which is the largest MSA in the Carolinas. The company has occupied the Owens Corning property since its completion in 2000, when the company consolidated operations from two nearby facilities into the property. The Owens Corning property is utilized by Owens Corning's Glass Metal Services business unit to manufacture items used across all segments of the company. For these reasons, along with the in-place infrastructure required for the specialized manufacturing process, we believe the Owens Corning property is a business essential facility to the company's overall operations.
The Owens Corning lease, as amended, is a triple-net lease expiring in December 2024. The Owen Corning lease provides for 2% rental increases on an annual basis each January. Under the Owens Corning lease, the tenant has two five-year renewal options at fair market value, and no termination option.
Westgate II Property
On April 1, 2015, we acquired a four story Class "A" office property consisting of approximately 186,300 net rentable square feet located in Houston, Texas (the "Westgate II property"). The Westgate II property is leased in its entirety to Wood Group Mustang, Inc., one of three business units of parent company John Wood Group Plc. ("Wood Group").
Wood Group is an international energy services company that operates in more than 50 countries. Wood Group is publicly traded on the London Stock Exchange, and is shadow rated IG9 on Bloomberg's proprietary rating system, which we believe is approximately equivalent to an S&P investment grade rating of 'BBB'. The

Westgate II property is located immediately adjacent to the building known as the Westgate III property (which is owned by an affiliate of our sponsor), and both buildings comprise the core of the tenant's corporate headquarters campus.
The Westgate II property is located in the Energy Corridor of Houston, Texas, and is part of the Houston-Sugarland-Baytown MSA. The tenant has occupied the Westgate II property since the property's completion in 2014, and the tenant's operations have been located within the Park 10 Regional Business Center ("Park 10") in which the Westgate II property sits for over 25 years. During the tenant's tenure in Park 10, the tenant has expanded its presence and currently encompasses eight buildings. The Westgate II property and Westgate III properties are the most recent additions to Park 10, and the tenant has been consolidating employees into both buildings. For these reasons, we believe the Westgate II property is a business essential facility to the company's overall operations.
The Westgate II lease, as amended, is a triple-net lease expiring in April 2024. The Westgate II lease provides for 2.5% annual rental increases. Under the Westgate II lease, the tenant has a choice of either two five-year renewal options or one ten-year renewal option, each at fair market value, and no termination option. Wood Group also serves as the guarantor for the tenant's obligations under the Westgate II lease.
AOPC Property
On April 22, 2015, we acquired a single story Class "B" office property consisting of approximately 56,600 net rentable square feet located in Mechanicsburg, Pennsylvania (the "AOPC property"). The AOPC property is leased in its entirety to the Administrative Office of Pennsylvania Courts ("AOPC").
AOPC is a judicial agency of the Commonwealth of Pennsylvania and supports the entire judicial system for the Commonwealth. The Commonwealth of Pennsylvania has an investment grade general obligation credit rating of 'Aa3' by Moody's ('AA-' S&P equivalent).
The AOPC property is located seven miles south of Harrisburg, the capital of Pennsylvania. We believe the AOPC property is a business essential facility to the tenant's overall operations due to the operational functions performed therein and the capital invested by the tenant.
The AOPC lease, as amended, is a triple-net lease expiring in June 2024. The AOPC lease provides for 0.9% average annual rental increases for the remaining duration of the lease. Under the AOPC lease, the tenant has two five-year renewal options at fair market value, and no termination option.
American Express Center Property
On May 11, 2015, we acquired a data center and office property consisting of approximately 513,400 net rentable square feet located in Phoenix, Arizona (the "American Express Center property"). The American Express Center property consists of two buildings; a three-story approximately 300,000 square foot Class "A" data center ("Data Center") and a four-story approximately 213,400 square foot Class "B" office building ("Technical Resource Center"). The American Express Center property is leased in its entirety to American Express Travel Related Services Company, Inc. ("AMEX Travel").
AMEX Travel provides financial and travel related services for consumers and companies worldwide. AMEX Travel is a wholly-owned subsidiary of the parent company American Express Company ("AMEX"), ranked #88 on the 2015 Fortune 500 List. The Data Center is utilized to process 100% of AMEX's global credit card authorizations and the Technical Resource Center houses AMEX employees who maintain AMEX's technology infrastructure and perform testing and research and development functions. AMEX Travel has an investment grade credit rating of 'A-' by S&P and AMEX has an investment grade credit rating of 'BBB+' by S&P.
The American Express Center property is located in Phoenix, Arizona within the Deer Valley Submarket, a mile from Interstate 17 and AZ Loop 101. We believe the American Express Center property is a business essential facility to AMEX Travel's overall operations due to the operational functions performed therein and the capital invested by AMEX Travel.
The American Express Center leases, as amended, are absolute triple-net leases expiring in July 2023. The American Express Center leases provide for 0.2% average annual rental increases for the remaining duration of the leases. AMEX Travel has four five-year renewal options, no termination option, and a right of first refusal under each lease, subject to certain conditions. Base rent for the first renewal term is at 105% of the then current rental rate and base rent for the three remaining five-year renewal options is at 95% of the fair market value as of the notice date.
MGM Corporate Center Property
On May 27, 2015, we acquired a three building campus consisting of approximately 168,250 net rentable square feet located in Las Vegas, Nevada (the "MGM property"). The MGM property consists of three Class "B" office buildings: the 840 Grier building, the 880 Grier building, and the 950 Grier building. The MGM property is leased in its entirety to MGM Resorts International ("MGM").
MGM is a global hospitality and gaming company with hotels, resorts, and casinos worldwide. MGM operates a portfolio of resort brands located on Las Vegas Boulevard, including the Bellagio Resort, MGM Grand, Mandalay Bay, and the Mirage. The MGM property supports MGM's back office and new employee training functions. MGM is publicly traded on the New York Stock Exchange and ranked #289 on the 2015 Fortune 500 List.
The MGM property is located in Las Vegas, Nevada, adjacent to McCarran International Airport. The MGM property is in close proximity to MGM's properties located along Las Vegas Boulevard, including its corporate headquarters within the Bellagio Resort. MGM owns a 3.22 acre site adjacent to the MGM property utilized to accommodate additional parking for the 1,000 employees located on-site. We believe the MGM property is a business essential facility to MGM's overall operations due to the operational functions performed therein and its significant locational benefits.
Under the MGM leases, as amended, MGM leases approximately 16% of the MGM property under a triple-net lease and the remaining space under a modified gross lease structure expiring in August 2024. The MGM leases provide for 2.5% average annual rental increases for the remaining duration of the leases. Under the MGM leases, MGM has two five-year renewal options at fair market value and no exercisable termination option.
American Showa Property
On May 28, 2015, we acquired a single story, Class "A" distribution and assembly facility consisting of 304,560 net rentable square feet located in Columbus, Ohio (the "American Showa property"). The American Showa property is leased in its entirety to American Showa, Inc. ("American Showa").
American Showa is a wholly-owned subsidiary of the parent company SHOWA Corporation ("SHOWA"), a Japan-based manufacturer and seller of high-performance automotive and motorcycle parts worldwide. SHOWA is publicly traded on the Tokyo Stock Exchange and is shadow rated IG9 on Bloomberg's proprietary rating system.
The American Showa property is located within the Rickenbacker Global Logistics Park (the "Park") in Columbus, Ohio. The Park provides American Showa a central location between its Ohio manufacturing plants and a well-established logistics infrastructure. The American Showa property was build-to-suit for American Showa in 2014. American Showa relocated and consolidated its distribution operation to the American Showa property, which now serves as the sole distribution facility for its various automotive and motorcycle parts. We believe the American Showa property is a business essential facility to American Showa's overall operations due to the operational functions performed therein and its significant locational benefits.

The American Showa lease is a triple-net lease expiring in March 2025. The American Showa lease provides for 2.0% average annual rental increases for the remaining duration of the lease. Under the American Showa lease, American Showa has two five-year renewal options at fair market value and no termination option.
Wyndham Property
On June 26, 2015, we acquired a three story Class "A" office property consisting of approximately 203,500 net rentable square feet located in Parsippany, New Jersey (the "Wyndham property"). The Wyndham property is leased in its entirety to Wyndham Worldwide Operations ("Wyndham").
Wyndham is one of the world's largest hospitality companies offering individual consumers and business customers a wide range of hospitality services and products through their global portfolio. Wyndham is a wholly-owned subsidiary of the parent company Wyndham Worldwide Corporation ("Wyndham Worldwide"), which is ranked #497 on the 2015 Fortune 500 List. Wyndham Worldwide is publicly traded on the New York Stock Exchange and has investment grade credit ratings of 'BBB-' by S&P, 'BBB-' by Fitch, and 'Baa3' by Moody's.
The Wyndham property is located in Parsippany, New Jersey and is part of the Mack-Cali Business Campus, one of the largest corporate campuses in the state. The Wyndham property is located immediately adjacent to a building known as 22 Sylvan Way, and both buildings comprise the core of Wyndham Worldwide's corporate headquarters campus, housing approximately 2,100 employees. The Wyndham property was completed in 2013 as a build-to-suit to serve as an expansion of Wyndham Worldwide's corporate headquarters campus due to its consolidation from numerous locations within the Mack-Cali Business Campus and its continued growth. The Wyndham property is located near Interstate 80 and Interstate 287, which provide access to a number of major cities, including New York City and Newark. We believe that the Wyndham property is a business essential facility to Wyndham's overall operations due to the operational functions performed therein, Wyndham's long-term commitment to the location, and the capital invested by Wyndham.
The Wyndham lease, as amended, is a triple-net lease expiring in August 2029. The Wyndham lease provides for 1.75% average annual rental increases for the remaining duration of the lease. Wyndham has two renewal options for periods between five and ten years each at 95.0% of the fair market value, no termination option, and a right of first offer, subject to certain conditions. Wyndham Worldwide also serves as the guarantor for Wyndham's obligations under the Wyndham lease.
Huntington Ingalls Property
On June 26, 2015, we acquired two Class "A" industrial properties consisting of approximately 515,500 net rentable square feet located in Hampton, Virginia (the "Huntington Ingalls property"). The Huntington Ingalls property consists of two buildings: an approximately 257,200 square foot Class "A" industrial building ("300 West Park building") and an approximately 258,300 square foot Class "A" industrial building ("500 West Park building"). The Huntington Ingalls property is leased in its entirety to Huntington Ingalls Incorporated ("Huntington Ingalls").
Huntington Ingalls is a wholly-owned subsidiary of the parent company Huntington Ingalls Industries, Inc. ("HII"), one of the largest shipbuilding companies in the U.S., the sole provider of aircraft carriers to the U.S. Navy, and one of two firms that provide the U.S. Navy with submarines. HII is publicly traded on the New York Stock Exchange and has a sub investment grade rating of 'BB+' by S&P. HII operates its business directly through Huntington Ingalls, which is organized into two segments: Ingalls Shipbuilding and Newport News Shipbuilding. Huntington Ingalls is the sole operating subsidiary of HII which generates 100% of the revenues for HII.
The Huntington Ingalls property is located in Hampton, Virginia in close proximity to the port of Virginia, the Newport News Shipbuilding shipyard, and HII headquarters. The Huntington Ingalls property is the result of the consolidation of six existing warehouses and will be utilized as the main storage and distribution center to support the assembly and manufacturing functions that take place at the nearby HII headquarters. We believe the Huntington Ingalls property is a business essential facility to Huntington Ingalls' overall operations due to the operational functions performed therein, its significant locational benefits, and the capital invested by Huntington Ingalls.
The Huntington Ingalls leases are triple-net leases expiring in December 2027. The Huntington Ingalls leases provide for 2.0% average annual rental increases for the remaining duration of the leases. Under the Huntington Ingalls leases, Huntington Ingalls has no renewal option and no termination option.
Exel Property
On June 30, 2015, we acquired a single story, Class "A" distribution facility consisting of 312,000 net rentable square feet located in Groveport, Ohio (the "Exel property"). The Exel property is leased in its entirety to Exel Inc. ("Exel").
Exel is a logistics company that provides services through every phase of the supply chain for customers in a variety of industries. Exel is a wholly-owned subsidiary of the parent company Deutsche Post AG ("Deutsche"), the world's leading provider of contract logistics and parent company of DHL, the global leader in international express, overland transport, and air freight. Deutsche is publicly traded on the Frankfurt Stock Exchange and has investment grade credit ratings of 'BBB+' by Fitch and 'A3' by Moody's.
The Exel property is located in Groveport, Ohio, approximately 10 miles southeast of Columbus, Ohio. The Exel property is located near a well-established logistics infrastructure, with access to the Rickenbacker Airport, Norfolk Southern intermodal, and Interstates I-70, I-71, and I-270. The Exel property is located centrally among Exel's headquarters and its five additional facilities in the Columbus area, which total in excess of 2 million square feet. The Exel property was a build-to-suit constructed in 2015 to meet the specifications of Exel. We believe the Exel property is a business essential facility to Exel's overall operations due its significant locational benefits in connection with the distribution functions conducted therein.
The Exel lease is a triple-net lease expiring in July 2022. The Excel lease provides for 2.02% average annual rental increases for the remaining duration of the lease. Exel will also pay to us, as additional rent, any sales, use, commercial activity tax or other tax, or any imposition in lieu thereof imposed upon the rents, use, or occupancy of the Exel property. Under the Exel lease, Exel has two five-year renewal options at fair market value, no termination option, and an option to assign or sublet the Exel property, subject to certain conditions.
Morpho Detection Property
On July 1, 2015, we acquired a two-story, Class "A" office and research and development property consisting of 64,200 net rentable square feet located in Andover, Massachusetts (the "Morpho Detection property"). The Morpho Detection property is leased in its entirety to Morpho Detection LLC ("Morpho Detection").
Morpho Detection is a multinational electronic security solutions company, specializing in explosive detection systems for luggage screening in airports and trace detection products used to identify small amounts of chemicals. Morpho Detection is an immediate subsidiary of its guarantor, Morpho SA ("Morpho"), one of nine operating divisions of the parent company, Safran SA ("Safran"). Safran is publicly traded on the Euronext exchange and has an investment grade credit rating of 'BBB+' by Egan Jones, a National Recognized Statistical Rating Organization.
The Morpho Detection property is located in Andover, Massachusetts approximately 20 miles northwest of Boston. The Morpho Detection property serves as the sole facility for the assembly, testing, and shipment of Morpho Detection's trace products, which accounted for 60% of Morpho Detection's overall equipment sales in 2014. Morpho Detection relocated from a nearby facility to the Morpho Detection property in order to maintain their skilled employees and remain connected to the specialized pool of educated individuals in and around the Boston area. We believe the Morpho Detection property is a business essential facility to Morpho Detection's overall operations due to the operational functions performed therein and its significant locational benefits.

The Morpho Detection lease, as amended, is a triple-net lease expiring in May 2027. The Morpho Detection lease provides for 2.75% average annual rental increases for the remaining duration of the lease. Under the Morpho Detection lease, Morpho Detection has two five-year renewal options at the greater of the fair market value and rent during the last year of the initial term and no termination option. Morpho also serves as the guarantor for Morpho Detection's obligations under the Morpho Detection lease.
FedEx Freight Property
On July 22, 2015, we acquired a single-story, Class "A" truck terminal and its associated outbuildings consisting of 160,410 net rentable square feet located in West Jefferson, Ohio (the "FedEx Freight property"). The FedEx Freight property is leased in its entirety to FedEx Freight, Inc. ("FedEx Freight").
FedEx Freight is a wholly-owned subsidiary of FedEx Corporation ("FedEx"), which operates a broad portfolio of transportation, e-commerce, and business services through its four business segments: FedEx Freight, FedEx Express, FedEx Ground, and FedEx Services. FedEx Freight is a leading U.S. provider of less-than-truckload ("LTL") freight services through its FedEx Freight Priority and FedEx Freight Economy services. FedEx (NYSE:FDX) is ranked #65 on the 2015 Fortune 500 List and has investment grade credit ratings of 'BBB' from S&P, 'Baa2' from Moody's, and 'A+' from Egan-Jones.
The FedEx Freight property is located in the Columbus, Ohio MSA and functions as one of only twelve "dual hubs" for both FedEx Freight Priority shipments and FedEx Freight Economy shipments nationally. The FedEx Freight property was completed in 2009 as a build-to-suit for FedEx Freight and includes a 133,040 square foot warehouse/freight terminal with 272 dock-high doors, an adjoining single-story office area, a free standing truck and trailer maintenance facility, three fueling stations, a digital truck scale, and a large parking area. The FedEx Freight property is centrally located to handle LTL shipments moving to and from Western, Eastern, Southern, Midwestern, and Northeastern United States and is in close proximity to major highways, the Norfolk Southern Intermodal at Rickenbacker in Columbus, and a line-haul freight to and from intermodals in Chicago. We believe the FedEx Freight property is a business essential facility to FedEx Freight's overall operations due to its significant locational benefits, the operational efficiency of its terminals, and the functions performed therein.
The FedEx Freight lease, as amended, is a triple-net lease expiring in January 2024. The FedEx Freight lease provides for 0.9% average annual rental increases for the remaining duration of the lease. Under the FedEx Freight lease, FedEx Freight has two five-year fixed rate renewal options, with base rent increases of 9.92% on the first renewal option and 7.45% on the second renewal option, and no termination option. FedEx also serves as the guarantor for FedEx Freight's obligations under the FedEx Freight lease.
Aetna Property
On July 29, 2015, we acquired a two-story, institutional quality office property consisting of approximately 100,270 net rentable square feet located in Tucson, Arizona (the "Aetna property"). The Aetna property is leased in its entirety to Aetna Life Insurance Company ("Aetna Life Insurance").
Aetna Life Insurance provides insurance products principally to employers that sponsor its products for the benefit of their employees or their employees' dependents and has an investment grade credit rating of 'A+' from S&P. Aetna Life Insurance is a wholly-owned subsidiary of Aetna, Inc. ("Aetna"), which operates as a diversified health care benefits company through its three segments: Health Care, Group Insurance, and Large Case Pensions. Aetna (NYSE:AET) is ranked #49 on the 2015 Fortune 500 List and has investment grade credit ratings of 'A-' from S&P, 'A' from Fitch, and 'Baa2' from Moody's.
The Aetna property is located within Pima County, Arizona approximately 120 miles south of Phoenix. The Aetna property was completed in 2001 as a build-to-suit for Coventry Health Care Workers' Compensation, Inc., which was acquired by Aetna in May 2013. Upon the closing of the Aetna property, Aetna Life Insurance executed and commenced a 10-year lease in connection with the sale-leaseback of the Aetna property. The Aetna property is the largest facility for Aetna's workers' compensation group and is a fully-equipped professional office facility with operations supporting large-scale clerical, administrative, contact center, mail center, and business processing organization functions. In addition, the Aetna property includes a full service telephone and IT infrastructure to accommodate and secure business operations and a full-perimeter fence surrounding a secure parking area. Aetna has invested over $2.5 million in a number of improvements to the building since 2006. We believe the Aetna property is a business essential facility to Aetna Life Insurance's overall operations due to its significant locational benefits, the capital invested by Aetna, and Aetna Life Insurance's long-term commitment to the Tucson market evidenced by its 10-year lease term.
The Aetna lease is a triple-net lease expiring in July 2025. The Aetna lease provides for 3.0% annual base rental rate increases for the remaining duration of the lease. Under the Aetna lease, Aetna Life Insurance has two five-year fixed rate renewal options at 95% of fair market rent, a short term extension option of up to 12 months, and a right of first refusal on any lease, subject to certain conditions.
Bank of America Properties
On August 14, 2015, we acquired two Class "B" office properties consisting of approximately 480,160 net rentable square feet located in Simi Valley, California (the "Bank of America properties"). The Bank of America properties consist of two buildings: an approximately 273,240 square foot Class "B" office building ("1800 Tapo building") and an approximately 206,920 square foot Class "B" office building ("450 American building"). The Bank of America properties are leased in their entirety to Bank of America, N.A. ("Bank of America"), a wholly-owned subsidiary of the parent company Bank of America Corporation ("BofA").
BofA, through its operating subsidiaries, provides banking, financial, and real estate products and services for individual consumers, small and middle market businesses, institutional investors, large corporations, and governments worldwide. BofA (NYSE:BAC) is ranked #23 on the 2015 Fortune 500 List. BofA and Bank of America have investment grade credit ratings of 'BBB+' and 'A' by S&P, respectively.
The Bank of America properties are located within Ventura County approximately 40 miles northwest of Downtown Los Angeles. Bank of America has a long-standing operating history in the Bank of America properties, which function as home loan mortgage servicing centers. Bank of America purchased and occupied the 450 American building in 1992 and the 1800 Tapo building in 1998, executed an 86-month sale-leaseback in November 2013, and recently consolidated employees from local offices into the Bank of America properties. In addition, Bank of America invested in a cyber security center within the 450 American building, which monitors internal communications and protects external threats to BofA and its customers. We believe the Bank of America properties are business essential facilities to Bank of America's overall operations due to the operational functions performed therein, Bank of America's long-standing operating history in the Bank of America properties, and the capital invested in the buildings by Bank of America.
The Bank of America leases, as amended, are triple-net leases, subject to an annual cumulative cap on controllable expenses based on calendar year 2013, expiring in December 2020. The Bank of America leases provide for 3.0% annual base rental rate increases for the remaining duration of the leases. Under the Bank of America leases, Bank of America has three five-year renewal options at 95% of fair market rent; a six-month extension option at 103% of the then current base rent if Bank of America does not exercise one of its five-year renewal options or if no renewal options remain; no termination option; and a right of first offer, subject to certain conditions.
Atlas Copco Property
On October 1, 2015, we acquired a Class "A" office and research and development property consisting of 120,000 net rentable square feet located in Auburn Hills, Michigan (the "Atlas Copco property"). The Atlas Copco property is leased in its entirety to Atlas Copco Assembly Systems LLC through an assignment from Atlas Copco Tools & Assembly Systems LLC ("Atlas Copco").
Atlas Copco is a wholly-owned subsidiary of Atlas Copco AB. Atlas Copco was founded in 2000 through the merger of Atlas Copco Tools Inc. and Atlas Copco Assembly Systems Inc. Atlas Copco, as part of Atlas Copco AB's Industrial Technique business area, produces electric and pneumatic tools, assembly systems, and services used in industrial applications of automotive and general industry around the world. Atlas Copco AB (STO: ATCO A; NASDAQ OMX:ATCO A) has investment grade credit ratings of 'A' from S&P and 'A2' from Moody's.
The Atlas Copco property is located within the Oakland Technology Park (the "Park") in Auburn Hills, approximately 34 miles north of downtown Detroit. The Park is a 211-acre business park formed in 2010 bordered by Chrysler Group LLC's headquarters and a number of colleges. The Atlas Copco property was a build-to-suit for Atlas Copco as its new headquarters in North America and contains 44% office space and 56% research and development space. The Atlas Copco property serves the motor vehicle, heavy industrial, general manufacturing, and aerospace industries and will be used for assembly, testing, and research and development. The research and development space consists of testing labs, light assembly, and warehouse space for prototypes of industrial tooling, fastening, and compressor devices and related products. The Atlas Copco property also houses executives, engineers, sales, finance, accounting, and human resources personnel. We believe the Atlas Copco property is a business essential facility to Atlas Copco's overall operations due to the research and management functions performed therein, its strategic location near other automotive and engineering companies, Atlas Copco's long term commitment to the area evidenced by its 11-year lease term, and Atlas Copco AB's substantial investment to customize the facility to its specifications.
The Atlas Copco lease, as amended, is a triple-net lease expiring in September 2025. The Atlas Copco lease provides for 1.75% average annual rental increases for the remaining duration of the lease, and includes two five-year renewal options at fair market value and no termination option. Under the Atlas Copco lease, Atlas Copco remains liable as assignor and Atlas Copco AB serves as the guarantor for Atlas Copco's obligations.
Toshiba TEC Property
On January 21, 2016, we acquired a four-story, Class "A" office property consisting of approximately 200,850 square feet located in Durham, North Carolina (the "Toshiba TEC property"). The Toshiba TEC property is leased in its entirety to the Toshiba TEC Corporation ("Toshiba TEC"), which in turn subleased its interest to Toshiba Global Commerce Solutions, Inc. ("TGCS").
The Toshiba TEC property serves as the corporate headquarters for TGCS. TGCS, a subsidiary of Toshiba TEC, is a provider of integrated in-store solutions for retailers globally. Toshiba Corporation owns 50% of Toshiba TEC. Toshiba TEC is a global leader in the retail solutions, printing solutions, original designing manufacturer (ODM) solutions, and inkjet printing business in Japan and internationally. Toshiba Corporation (Tokyo Stock Exchange: 6502) maintains a credit rating of 'B' from S&P and is ranked #157 on the 2015 Fortune Global 500 List.
The Toshiba TEC property is located within the Raleigh/Durham/Chapel Hill region and is immediately adjacent to the Research Triangle Park, the largest dedicated scientific research park in the United States. The Toshiba TEC property was originally constructed in 1999 as a build-to-suit for IBM Corporation ("IBM"), which sold its Retail Store Solutions business to Toshiba TEC. Toshiba TEC immediately subleased the Toshiba TEC property to TGCS, which relocated its operations housed within IBM's campus to the property. As the headquarters for TGCS, the Toshiba TEC property houses the executive team and is a critical facility for the growth of Toshiba TEC's global retail technology business. The Toshiba TEC property features a number of employee amenities and contains a raised-floor lab space, which is essential to TGCS's research, development, and testing of product software. We believe the Toshiba TEC property is a business essential facility to Toshiba TEC's and TGCS's overall operations due to its significant locational benefits immediately adjacent to the Research Triangle Park, the capital invested to create a mission-critical, showcase facility for TGCS, and Toshiba TEC's long-term commitment to the Raleigh-Durham market evidenced by its 154-month lease term.
The Toshiba TEC lease, as amended, is an absolute-net lease expiring in April 2028. Toshiba TEC subleased the property to TGCS and the Toshiba TEC lease provides for 2.8% average annual increases for the remaining duration of the lease. The Toshiba TEC lease also includes two five-year fixed rate base rent renewal options, no termination option, and a right of first refusal on any sale of the property, subject to certain conditions.

NETGEAR Property
On May 17, 2016, we acquired a partial two-story, Class "B" flex building consisting of 142,700 net rentable square feet situated on a 8.1-acre site located in San Jose, California (the "NETGEAR property"). The NETGEAR property is leased in its entirety to NETGEAR, Inc. ("NETGEAR").
NETGEAR was founded in 1996 and operates as a global networking company that produces products to enable businesses and homes to share Internet access, peripherals, digital content, and applications among multiple personal computers and other Internet-enabled devices. NETGEAR (NASDAQ: NTGR) is not currently rated by any major Nationally Recognized Statistical Rating Organization due to the lack of debt on its balance sheet. Bloomberg, L.P. assigns NETGEAR a one-year credit default risk rating of IG-6, which is equivalent to an 'A' rating by Standard & Poor's.
The NETGEAR property is located within the "Golden Triangle" area of Silicon Valley in San Jose, California. NETGEAR utilizes the property as its world headquarters, housing its executive team and its support functions related to NETGEAR's operations. In addition, the property houses engineers on-site who perform research and development functions within lab spaces on the first floor. We believe the NETGEAR property is a business essential facility to NETGEAR's overall operations due to the research and management functions performed therein, NETGEAR's long term commitment to the area as evidenced by the property being its sole location in Silicon Valley and its recent lease renewal in 2015, and NETGEAR's substantial investment to renovate the facility in 2008 and 2015.
The NETGEAR lease is a triple-net lease expiring in September 2025. The NETGEAR lease provides for 3.0% annual increases for the remaining duration of the lease, and includes two five-year renewal options at market rent for comparable properties and a termination option effective July 2023 with at least 12 months' notice and a termination payment of approximately $1.2 million.
Nike Property
On June 16, 2016, we acquired a four building, Class "B" office campus, consisting of three one-story buildings and one two-story building comprising approximately 266,840 net rentable square feet on a 22.93 acre site located in Hillsboro, Oregon (the "Nike property"). The Nike property is leased in its entirety to Nike, Inc. ("Nike").
Nike was incorporated in 1967 (founded in 1964 as Blue Ribbon Sports) and designs, develops, and sells athletic footwear, apparel, equipment, accessories, and services. Nike is the largest seller of athletic footwear and apparel in the world and operates additional brands, which include Jordan, Hurley, and Converse. Nike (NYSE:NKE) is currently rated 'AA-' by Standard and Poor's, 'A-1' by Moody's, and 'AA' by Egan-Jones Rating Company, ranked #106 on the 2015 Fortune 500 list, and is one of only 30 companies comprising the Dow Jones Industrial Average (DJIA).
The Nike property is located in Hillsboro, Oregon, approximately 13 miles west of Portland and 5 miles northwest of Nike's World Headquarters Campus in Beaverton, Oregon. Nike utilizes the property as a technology campus, housing employees focused on a variety of technology-related functions. In addition, since taking occupancy in 2008, Nike has invested significant capital towards improvements to the property. We believe the Nike property is a business essential facility to Nike's overall operations due to the technology functions performed therein, Nike's long term commitment to the area as evidenced by its close proximity to its World Headquarters Campus, and Nike's substantial investments towards redesigning and renovating the property.
The Nike lease, as amended, is a triple-net lease expiring in December 2020. The Nike lease provides for a rental rate increase effective January 2018 of 12.5% pursuant to a capped market rental rate adjustment. The Nike lease also includes one three-year renewal option at 95% of market rent for comparable properties, but in no event less than 105% or greater than 115% of the base rent in the year immediately preceding the option term.

Zebra Technologies Property
On August 1, 2016, we acquired a five-story, Class "A" office property consisting of 283,257 net rentable square feet situated on a 13.5 acre site located in Lincolnshire, Illinois (the "Zebra Technologies property"). The Zebra Technologies property is leased in its entirety to Zebra Technologies Corporation ("Zebra Technologies").
Zebra Technologies was founded in 1969 and is a global leader in enterprise asset intelligence, designing and marketing specialty printers, mobile computing, data capture, radio frequency identification products and real-time locating systems. Zebra Technologies (NASDAQ: ZBRA) is currently rated 'BB-' by Standard and Poor's and 'Ba3' by Moody's.
The Zebra Technologies property is located within the Lincolnshire Corporate Center four miles northwest of the I-94/I-294 interchange, which provides convenient access to downtown Chicago and O'Hare International Airport. Zebra Technologies utilizes the property as its global corporate headquarters, housing its executive team and approximately 1,000 employees across all functions, and as a key research and development center. Zebra Technologies relocated its headquarters to the Zebra Technologies property, consolidating two of its properties, to allow for future growth. Zebra Technologies invested over $40 million to extensively renovate the Zebra Technologies property prior to taking occupancy in May 2015. We believe the Zebra Technologies property is a business essential facility to Zebra Technologies' overall operations due to the management and research functions performed therein, Zebra Technologies' long term commitment to the area as evidenced by its consolidation of facilities into the Zebra Technologies property and its long-term lease commencing in March 2017, and Zebra Technologies' substantial investment to renovate the facility in 2014/2015.
The Zebra Technologies lease is a triple-net lease expiring in November 2026. The Zebra Technologies lease provides for 2.75% average annual base rent escalations through the initial term, two five-year renewal options at fair market value, and no contraction or termination options. In addition, Zebra Technologies is entitled to an approximately $5.2 million gross rent abatement from March 1, 2017 to November 30, 2017 and an improvement allowance of approximately $14.2 million, subject to certain conditions.
WABCO Property
On September 14, 2016, we acquired a single-story, Class "A" assembly, distribution, and research and development property consisting of 145,200 square feet situated on a 9.64-acre site located in North Charleston, South Carolina (the "WABCO property"). The WABCO property is leased in its entirety to WABCO Air Compressor Holdings Inc. ("WABCO").
WABCO is a wholly-owned subsidiary of WABCO Holdings Inc. ("WABCO Holdings"), a global tier-one supplier of electronic, mechanical, and mechatronic products for commercial truck, trailer, bus, and passenger car manufacturers worldwide. WABCO Holdings (NYSE: WBC) is currently rated 'A' by Egan-Jones Ratings Company, a Nationally Recognized Statistical Ratings Organization.
The WABCO property is located within the recently developed, 103-acre Whitfield Corporate Park, approximately five miles from Charleston International Airport and approximately ten miles from the North Charleston Terminal (Port). The property was a build-to-suit for WABCO completed in May 2016 and serves as WABCO's new Charleston production and testing facility. WABCO utilizes the property to design and manufacture air disc brakes, actuators and single-and twin-cylinder air compressors for diesel engines in commercial vehicle applications. WABCO invested a significant amount for new production lines at the property in order to meet increased North American customer demand. We believe the WABCO property is a business essential facility to WABCO's overall operations due to WABCO's long term commitment to the area as evidenced by the relocation to the WABCO property from its existing facility in the area, which it has occupied since 1996, its significant locational benefits due to its close proximity to automotive manufacturing facilities for WABCO's largest customers and an international airport and port, and WABCO's substantial investment in the property to expand its production and testing capabilities.

The WABCO lease is an absolute net lease expiring in August 2023. The WABCO lease provides for 2.0% annual rental increases for the remaining duration of the lease. Under the WABCO lease, WABCO has two five-year, fixed-rate renewal options, no termination option, and a right of first refusal, subject to certain conditions. In addition, the WABCO property is subject to a Fee in Lieu of Tax Agreement dated February 17, 2015 with Dorchester County, South Carolina that provides tax savings for a term of 20 years in exchange for investing at least $2.5 million in the property and creating, or causing to be created, at least 50 new, full-time jobs in the county. WABCO Holdings also serves as the guarantor for WABCO's obligations under the WABCO lease.
IGT Property
On September 27, 2016, we acquired a three-story, Class "A" office property consisting of 222,268 net rentable square feet located in Las Vegas, Nevada (the "IGT property"). The IGT property is currently leased in its entirety to IGT.
IGT is a wholly owned subsidiary of International Game Technology PLC, the world's largest developer of technology-based products and services and associated content for worldwide gaming and lottery markets. International Game Technology PLC (NYSE: IGT) is currently rated 'BB+' by Standard and Poor's.
The IGT property is located in Las Vegas, Nevada in close proximity to the Las Vegas Strip and the 215 Beltway and Interstate 15, which provide access to a skilled labor pool that is well versed in both gaming hardware and software. The IGT property serves as the headquarters for the North American Gaming and Interactive ("NAGI") business unit for IGT. The property houses the engineering, sales, sound, corporate communications, and software departments within the NAGI business unit, including its Chief Executive Officer. IGT plans to invest additional capital to improve the property in excess of the tenant improvement allowance provided for in the lease and paid by the seller. We believe the IGT property is a business essential facility to IGT's overall operations due to the management and operating functions performed therein, IGT's long term commitment to the area as evidenced by its recent 15-year lease and its investments to improve the property, and its strategic location in close proximity to the Las Vegas Strip.
The IGT lease is a triple-net lease expiring in December 2030. The IGT lease provides for 1.75% annual rental rate increases for the remaining duration of the lease, and includes two five-year renewal options at fair market rent and no termination option. International Game Technology PLC also serves as the guarantor for IGT's obligations under the IGT lease.
3M Property
On October 25, 2016, we acquired a single story, Class "A" distribution and warehouse property consisting of 978,120 net rentable square feet situated on a 49.71-acre site located in DeKalb, Illinois (the "3M property"). The 3M property is currently leased in its entirety to 3M Company ("3M").
3M operates as a diversified technology company worldwide. 3M products are sold through a number of distribution channels in a variety of industries, with operations in over 70 countries, sales in over 200 countries, and over 89,000 employees worldwide. 3M (NYSE: MMM) is ranked #93 on the 2016 Fortune 500 List, maintains an investment-grade credit rating of 'AA-' from Standard and Poor's and 'A1' from Moody's, and is one of only 30 companies comprising the Dow Jones Industrial Average (DJIA).
The 3M property is located within the Park 88 Business Park ("Park 88") in DeKalb, Illinois approximately 58 miles west of Chicago within the I-39 Logistics Corridor, which provides access to the major Midwest distribution hubs in Chicago, Indianapolis, Milwaukee, Minneapolis, St. Louis, Detroit, and the Ohio Valley. The property was a build-to-suit for 3M completed in August 2016 and is 3M's largest distribution facility in DeKalb. 3M currently has three contiguous distribution centers within Park 88, offering 3M synergies not readily available in other locations. In addition, 3M has over 60,000 stock keeping units (SKUs) sold in markets worldwide, and it is estimated that approximately two-thirds of these products will be stored and distributed from the property. We believe the 3M property is a business essential facility to 3M's overall operations due to its significant locational benefits, the operational efficiency provided through its contiguous distribution facilities, and the functions performed therein.

The 3M lease is an absolute net lease expiring in October 2026. The 3M lease provides for 2.0% annual rental rate increases for the remaining duration of the lease. Under the 3M lease, 3M has two five-year, fixed-rate renewal options continuing at a 2.0% increase over the last contractual rate, no termination option, and a right of first offer, subject to certain conditions. In addition, the 3M property is subject to a Tax Abatement Agreement with the City of DeKalb that provides for an abatement of a portion of the real estate taxes assessed on the 3M property for the full tax year following the final occupancy permit for a five-year period. The Tax Abatement Agreement is based on a sliding scale and is subject to certain conditions, such as the employment of 250 full-time permanent employees at the 3M property during the duration of the agreement.

Amazon Property

On November 18, 2016, we acquired a single story, Class "A" distribution warehouse consisting of 855,000 net rentable square feet situated on a 96.01-acre site located in Pataskala, Ohio (the "Amazon property"). The Amazon property is currently leased in its entirety to Amazon.com.dedc LLC ("Amazon.com"), with a parent guarantee from Amazon.com, Inc. ("Amazon").

Amazon operates as the world's largest online retailer, with annual revenues in excess of $100 billion. Amazon designs its websites to enable millions of products to be sold by Amazon and by third parties across dozens of product categories. Amazon also manufactures and sells electronic devices, and serves developers and enterprises through Amazon Web Services, which offer a broad set of global computer, storage, database, analytics, applications, and deployment services. Amazon (NASDAQ: AMZN) is ranked #18 on the 2016 Fortune 500 List and maintains investment-grade credit ratings of 'AA-' from Standard and Poor's and 'Baa1' from Moody's.

The Amazon property is located within Prologis Park 70 in Pataskala, Ohio approximately 21 miles east of downtown Columbus and 13 miles southeast of Port Columbus International Airport. The property was a build-to-suit as a sortable products fulfillment center designed to Amazon's industry-leading specifications, and includes multi-level storage mezzanines and advanced software and robotics to stow and pick inventory. We believe the Amazon property is a business essential facility to Amazon.com's overall operations due to Amazon's substantial investment in the property, significant locational benefits, which include a tax abatement for the improvements, Amazon's long-term commitment to the area evidenced by its 15-year lease term, and the state-of-the-art equipment to perform the functions at the property.

The Amazon lease is a triple net lease expiring in August 2031. The Amazon lease provides for 1.5% annual rental rate increases for the remaining duration of the lease. Amazon.com has four five-year renewal options at fair market rent, which shall be no less than 85% and no more than 110% of the base rent payable under the lease at the time the determination is made, and rights of first offer and refusal, subject to certain conditions.

Zoetis Property

On December 16, 2016, we acquired a three-story, Class "A" office property consisting of 125,735 net rentable square feet located in Parsippany, New Jersey (the "Zoetis property"). The Zoetis property is currently leased in its entirety to Zoetis Services LLC ("Zoetis Services"), with a parent guarantee from Zoetis Inc. ("Zoetis").

Zoetis Services is an operating subsidiary of Zoetis, which is a provider of services in the discovery, development, manufacturing, and commercialization of animal health medicines and vaccines, with a focus on livestock and companion animals. Zoetis operated as part of Pfizer for more than 60 years, and since 2013 as an independent public company. Zoetis (NYSE: ZTS) holds an approximate 20% market share of the animal pharmaceutical industry and maintains investment-grade credit ratings of 'BBB-' from Standard and Poor's and 'Baa2' from Moody's.

The Zoetis property is located in Parsippany, New Jersey and is part of the Mack-Cali Business Campus, one of the largest corporate campuses in the state, in close proximity to Interstate 80 and Interstate 287, which provides access to a number of major cities, including New York City and Newark. The Zoetis property serves as the corporate headquarters. The Zoetis property was recently renovated to create a state-of-the-art headquarters with finishes, quality levels, building envelope and infrastructure commensurate with other newly constructed Class "A" buildings in the market. The Zoetis property is located immediately adjacent to two buildings that comprise the core of Wyndham Worldwide Corporation's corporate headquarters campus, which is owned by us and another real estate investment trust sponsored by our sponsor. We believe that the Zoetis property is a business essential facility to Zoetis Services' overall operations due to the operational functions performed therein, Zoetis Services' long-term commitment to the location evidenced by its long-term lease, and its significant locational benefits.

The Zoetis Services lease is a triple net lease expiring in December 2028. The Zoetis Services lease provides for 2.0% annual rental rate increases for the remaining duration of the lease. Zoetis Services has two five-year renewal options at fair market rent, and a right of first offer, subject to certain conditions.

Southern Company Property

On December 22, 2016, we acquired two buildings totaling approximately 669,440 square feet consisting of (i) an approximately 410,480 square foot, nine-story office building and (ii) a 258,960 square foot seven-story office building situated on a 19.8-acre site located in Birmingham, Alabama (the "Southern Company property"). The Southern Company property is currently leased in its entirety to Southern Company Services, Inc. ("Southern Company Services").

Additionally, the seller of the Southern Company property is entitled to an earnout payment under the Purchase and Sale Agreement dated December 22, 2016, the amount of which will be disbursed in the event that Southern Company Services exercises its option to request up to an additional $10 million over its tenant allowance ("First Contingency Improvement Allowance") and related broker's fee, which will be equal to the product of (x) the portion of the First Contingency Improvement Allowance divided by $10 million, multiplied by (y) $1.45 million. An additional earnout payment will be disbursed in the event that Southern Company Services exercises its second option to request up to an additional $10 million over its tenant allowance ("Second Contingency Improvement Allowance") and related broker's fee, which will be equal to the product of (x) the portion of the Second Contingency Improvement Allowance divided by $10 million, multiplied by (y) $1.92 million. The seller of the Southern Company property shall be eligible to receive multiple earnout payments, but no more often than on a quarterly basis until December 31, 2018.

Southern Company Services is the only services company and a core subsidiary of Southern Company, which provides energy services throughout the Southeastern United States to approximately 4.5 million customers and provides approximately 44,000 megawatts of generating capacity. Southern Company Services provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company (NYSE: SO) and Southern Company Services each maintain an investment grade credit rating of 'A-' from Standard and Poor's and Southern Company has a current equity market capitalization of $48.3 billion.

The Southern Company property is located in Birmingham, Alabama approximately five miles southeast of the Birmingham Central Business District along the southeast side of Colonnade Parkway and its intersection with US Highway 280, approximately one-half mile southeast of Interstate 459. The property will serve as a major facility for Southern Company Services and its affiliates. Southern Company Services recently began an extensive renovation of the Southern Company property, which will take place over the next two years. We will receive full rent and expense reimbursement under a Master Escrow Agreement expiring in January 2019. We believe the Southern Company property is a business essential facility to Southern Company's and Southern

Company Services' overall operations due to the critical services Southern Company Services provides Southern Company and its affiliates, Southern Company Services' substantial investment in the property, Southern Company Services' long-term commitment to the area as evidenced by its lease term, and the property's attractive basis relative to its replacement cost.

The Southern Company lease is an absolute triple-net lease expiring in March 2044. The Southern Company lease provides for 2.0% annual rental rate increases commencing January 1, 2019. Southern Company Services has one ten-year renewal option at fair market rent and no termination option. In addition, the lease requires that Southern Company Services maintain a minimum investment grade credit rating from either Standard and Poor's, Moody's, or Fitch during its lease term or provide (i) an amount equal to the lesser of (a) $55 million (equal to approximately 3.5 years of maximum base rent and operating expense obligations) or (b) the remaining base rent and operating expense obligation for the balance of the term from an 'A-' rated bank; or (ii) a guarantee from Southern Company provided that it also maintains its investment grade credit rating.

Allstate Property

On January 31, 2017, we acquired a three-story, Class "A" office property consisting of 70,273 net rentable square feet located in Lone Tree, Colorado (the "Allstate property"). The Allstate property is currently leased in its entirety to Allstate Insurance Company ("Allstate").
Allstate, which maintains an investment grade credit rating of 'AA-' from Standard and Poor's, is a primary operating subsidiary of Allstate Corporation, which provides property-liability insurance, as well as other types of insurance in the United States and Canada. Allstate Corporation (NYSE: ALL) is the largest publicly held personal lines insurer and the second largest personal property and casualty insurer in the United States, is ranked #81 on the 2016 Fortune 500 list, and maintains an investment grade credit rating of 'A-' from Standard and Poor's.
The Allstate property is located in Lone Tree, Colorado with access to Interstate 25, C-470 Interchange, and a light rail system, which provides convenient access to Denver and the skilled labor force in the immediate area. The Allstate property serves as the sole office location for Allstate in the Denver metro area, housing managers overseeing local agents and sales persons, claims specialists for Allstate and Allstate Corporation's other subsidiaries, and Allstate's in-house counsel. The property was constructed in 2000 and underwent significant interior renovations in 2015. We believe the Allstate property is a business essential facility to Allstate's overall operations due to its strategic location as the sole office in the Denver metro area, Allstate's long term commitment to the area as evidenced by its recent 11-year lease, and its investment into the interior renovations at the property.
The Allstate lease is a triple-net lease expiring in November 2026. The Allstate lease provides for 2.0% annual rental rate increases for the remaining duration of the lease, and includes two five-year renewal options at fair market rent and an option to terminate effective November 30, 2022 at an estimated termination fee of $48.00 per square foot.
MISO Property
On May 15, 2017, we acquired a three-story, Class "A" office property consisting of 133,409 net rentable square feet located in Carmel, Indiana (the "MISO property"). The MISO property is currently leased in its entirety to Midcontinent Independent System Operator, Inc. ("MISO").
MISO was the nation's first regional transmission organization ("RTO") approved by the Federal Energy Regulatory Commission in 2001. As an RTO, MISO provides electricity transmission service and coordinates the wholesale marketing and flow of electricity on behalf of its members that own transmission assets. The electric generation and transmission system under MISO's purview includes 1,300 generating plants and 68,000 miles of transmission lines encompassing approximately $31.4 billion of asset value, and serving over 42 million customers. MISO is fully funded by its members through a government-approved administrative tariff, which covers all operating expenses and capital expenditures. Through these tariffs, MISO generates annual revenues in excess of $300 million and maintains investment-grade credit ratings of 'AA-' from Standard & Poor's and 'A1' from Moody's.
The MISO property is located in the City of Carmel, Hamilton County, Indiana approximately 15 miles north of downtown Indianapolis and is easily accessible via U.S. 31 from Interstate 465, the beltway that encircles Indianapolis. Constructed in 2008 as a build-to-suit for MISO, the MISO property is one of three buildings comprising its campus and serves as MISO's corporate headquarters, key operations center, and primary conference and meeting facility. MISO has invested additional capital into the improvements, furnishings, telecommunications, and hardware and for renovations to the property to provide for sufficient capacity to satisfy its projected employment growth until 2033. In addition to these planned improvements, MISO invested approximately $1.4 million to construct an elevated skyway connecting the MISO property to its adjacent primary control center, which houses engineers that monitor MISO's system assets 24 hours a day, seven days a week. We believe the MISO property is a business essential facility to MISO's overall operations due to the management and operating functions performed therein, MISO's long term commitment to the area as evidenced by its recent 10-year lease renewal, and its substantial investment to reconfigure the property to its specifications.
The MISO lease is an absolute-net lease expiring in April 2028. The MISO lease provides for 1.5% annual rental rate increases for the remaining duration of the lease, and includes two five-year renewal options at fair market rent and a termination option, subject to certain conditions, including a termination fee.
Management of Our Properties
Griffin Capital Essential Asset Property Management II, LLC will be responsible for managing the AOPC property, the MGM property, the American Showa property, the Huntington Ingalls property, the Morpho Detection property, the Aetna property, the Bank of America properties, the NETGEAR property, the Nike property, the Zebra Technologies property, the IGT property, the Amazon property, and the Allstate property, and will be paid management fees in an amount of 3% of the gross monthly revenues collected from such properties, respectively. Griffin Capital Essential Asset Property Management II, LLC has hired unaffiliated third parties to manage the day-to-day operations and will pay such third parties a portion of the management fees paid by us, unless such management fee can be recovered from the tenant.
The Owens Corning property, the Westgate II property, the American Express Center property, the Wyndham property, the Exel property, the FedEx Freight property, the Atlas Copco property, the Toshiba TEC property, the WABCO property, the 3M property, the Zoetis property, the Southern Company property, and the MISO property will be managed by the respective tenants at such properties. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from such properties, respectively.
Debt Summary
Revolving Credit Facility
On December 12, 2014, we, through our operating partnership (the "Borrower"), entered into that certain revolving credit agreement, as amended by the first amendment to that certain revolving credit agreement dated as of May 27, 2015, and as further amended by the increase agreements to that certain revolving credit agreement dated as of August 11, 2015 and November 22, 2016, and various notes related thereto, related to a loan with a syndicate of lenders, under which KeyBank, National Association ("KeyBank") serves as administrative agent; Bank of America, N.A., SunTrust Bank, Capital One, National Association ("Capital One"), and Wells Fargo Bank, National Association, serve as co-syndication agents; and KeyBanc Capital Markets, Merrill Lynch, Pierce, Fenner and Smith Incorporated, SunTrust Robinson Humphrey, Inc., Capital One, and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners. In addition, we entered into guaranty agreements.

Pursuant to the credit agreement, we were provided with a revolving credit facility (as amended, the "Revolving Credit Facility") in an initial commitment amount of $250.0 million, which commitment may be increased under certain circumstances up to a maximum total commitment of $1.25 billion. On August 11, 2015, we exercised our right under the credit agreement to increase the total commitments from $250.0 million to $410.0 million, and on November 22, 2016, we exercised our right under the credit agreement to increase the total commitments from $410.0 million to $550.0 million. The Revolving Credit Facility is evidenced by book entry or promissory notes that are substantially similar related to each lender and the amount committed by such lender. Increases in the commitment amount must be made in amounts of not less than $100.0 million, and increases of $50.0 million in increments in excess thereof. The Borrower may also reduce the commitment amount in increments of $50.0 million, provided that at no time will the Revolving Credit Facility be less than $100.0 million, and such a reduction will preclude the Borrower's ability to later increase the commitment amount.
Amounts owed under the Revolving Credit Facility will be evidenced by book entry or promissory notes that will be substantially similar other than identification of each lender and the amount committed by such lender. Amounts borrowed under the Revolving Credit Facility may be repaid and re-borrowed, subject to the terms of the credit agreement, and are determined from time to time by book entry.
The Revolving Credit Facility also provides for same day swingline advances to be provided by KeyBank (with participation by the other lenders equal to their pro rata share of the Revolving Credit Facility), up to $25.0 million in the aggregate. Such swingline advances will reduce dollar for dollar the availability under the Revolving Credit Facility, and must be settled within 10 business days by repayment or funding of participant bank's pro-rata share.
The Revolving Credit Facility has an initial term of four years, maturing on December 12, 2018. The Revolving Credit Facility may be extended for a one-year period if certain conditions are met and the Borrower pays an extension fee. Payments under the Revolving Credit Facility are interest only and are due on the first day of each quarter.
The Revolving Credit Facility has an interest rate calculated based on LIBOR plus the applicable LIBOR margin, as provided in the credit agreement, or the Base Rate plus the applicable base rate margin, as provided in the credit agreement. The applicable LIBOR margin and base rate margin are dependent on the consolidated leverage ratio of the Borrower, us, and our subsidiaries, as disclosed in the periodic compliance certificate provided to the Administrative Agent each quarter, and are dependent upon whether the security for the Revolving Credit Facility has been released, as provided below. If the Borrower obtains an investment grade rating of its senior unsecured long term debt from Standard & Poor's Rating Services or Moody's Investors Service, Inc., the applicable LIBOR margin and base rate margin will be dependent on such rating. Interest payments are due and payable each quarter.
The credit agreement relating to the Revolving Credit Facility provides that the Borrower must maintain a pool of real properties (each a "Pool Property" and collectively the "Pool Properties") that meet certain requirements contained in the credit agreement. The credit agreement sets forth certain relevant covenants relating to the Pool Properties, including, without limitation, the following:

•	there must be no less than 15 Pool Properties;

•	for the one year period following December 12, 2016, no greater than 15% of the aggregate pool value may be contributed by a single Pool Property;

•	for the one year period following December 12, 2016, no greater than 15% of the aggregate pool value may be contributed by a single tenant;

•	no greater than 15% of the aggregate pool value may be contributed by Pool Properties subject to ground leases;

•	no greater than 20% of the aggregate pool value may be contributed by Pool Properties which are under development;

•	the minimum aggregate occupancy of all Pool Properties must be no less than 90%; and

•	other limitations as determined by KeyBank upon further due diligence of the Pool Properties.
Borrowing availability under the Revolving Credit Facility is limited to the lesser of (i) an asset pool leverage ratio of no greater than 60%, or (ii) an asset pool debt service coverage ratio of 1.35:1.00.
The Revolving Credit Facility was initially secured by a pledge of 100% of the ownership interests in each special purpose entity which owns a Pool Property. On November 1, 2016, all pledged membership interests were released from the lien of the pledge agreements and subsequently terminated. Adjustments to the applicable LIBOR margin and base rate margin upon the release of the security for the Revolving Credit Facility were effective as of January 1, 2017.
In connection with the Revolving Credit Facility, the Borrower paid arrangement fees of approximately $2.1 million. The Borrower also paid commitment fees of approximately $2.3 million based on the allocated commitments from each participating lender, and will pay KeyBank an administrative agent fee of $25,000 per year. In addition, an unused fee will be payable quarterly which is calculated based on the amount of the unused revolving loan commitments and is equal to 15 basis points if 50% or more of the loan commitments are used or 25 basis points if less than 50% of the loan commitments are used. At the time that the applicable LIBOR margin and base rate margin are determined in accordance with the Borrower's investment grade rating as provided above, the Borrower will pay a quarterly facility fee at a rate that is dependent on such rating and is based upon the total commitments.
The Revolving Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty. Guarantors of the Revolving Credit Facility include us, each special purpose entity that owns a Pool Property, and each of our other subsidiaries which owns a direct or indirect equity interest in a special purpose entity that owns a Pool Property.
In addition to customary representations, warranties, covenants, and indemnities, the Revolving Credit Facility requires us to comply with the following at all times, which will be tested on a quarterly basis:

•
a maximum consolidated leverage ratio of 60%, or, once the collateral pledges are released, the ratio may increase to 65% for up to four consecutive quarters after a material acquisition only after the facility is deemed unsecured;

•	a minimum consolidated tangible net worth of approximately $4.7 million, plus 75% of net future equity issuances (including units of operating partnership interests in the Borrower);

•	a minimum consolidated fixed charge coverage ratio of not less than 1.50:1.00, commencing as of the quarter ended March 31, 2016;

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a maximum total secured debt ratio of not greater than 40%, which ratio will increase by five percentage points for four quarters after closing of a material acquisition that is financed with secured debt;

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a maximum total secured recourse debt ratio, excluding recourse obligations associated with interest rate hedges, of 10% of our total asset value, at the time our tangible net worth equals or exceeds $250.0 million (secured debt is not permitted prior to the time our tangible net worth exceeds $250.0 million);

•	aggregate maximum unhedged variable rate debt of not greater than 30% of our total asset value; and

•	a maximum payout ratio of not greater than 95% of our core funds from operations, commencing as of the quarter ending March 31, 2018.
As of June 30, 2017, we were in compliance with all applicable covenants.
Furthermore, the activities of the Borrower, us, and our subsidiaries must be focused principally on the acquisition, operation, and maintenance of income producing office and industrial real estate properties. The credit agreement contains certain restrictions with respect to the investment activities of the Borrower, including, without limitation, the following: (i) undeveloped land may not exceed 5% of total asset value; (ii) developments that are pre-leased assets under development may not exceed 20% of total asset value; (iii) investments in unconsolidated affiliates may not exceed 10% of total asset value; and (iv) investments in mortgage notes receivable may not exceed 5% of total asset value. These investment limitations cannot exceed 25% in the aggregate, based on total asset value, as defined in the credit agreement.
As of June 30, 2017, we had drawn approximately $347.8 million pursuant to the Revolving Credit Facility.
AIG Loan
On October 22, 2015, six special purpose entities that own the properties noted below and are wholly-owned by our operating partnership, each entered into a Promissory Note, Guaranty Agreement, Cash Collateral Agreement, Vacancy Risk Agreement, and various other documents (collectively, the "Loan Documents") with The Variable Annuity Life Insurance Company ("VALIC"), American General Life Insurance Company ("AGL"), and the United States Life Insurance Company in the City of New York ("USL") (collectively, the "Lenders"), pursuant to which the Lenders provided such special purpose entities with a loan in the aggregate amount of approximately $127.0 million (the "AIG Loan").
We utilized approximately $125.5 million of the funds provided by the AIG Loan to pay down a portion of our Revolving Credit Facility, as six of our properties previously serving as security for the Revolving Credit Facility now serve as security for the AIG Loan. The AIG Loan is secured by cross-collateralized and cross-defaulted first lien deeds of trust and second lien deeds of trust on the following properties: the AOPC property; the American Express Center property; the American Showa property; the MGM property; the Owens Corning property; and the Westgate II property (collectively, the "Secured Properties"). The documents related to the promissory notes are substantially similar with respect to the Lenders and each property. In addition, the documents related to the first lien deeds of trust on the Secured Properties are substantially similar with respect to each property and the documents related to the second lien deeds of trust on the Secured Properties are also substantially similar with respect to each property.
We paid loan origination and brokerage fees, as well as certain other closing costs, including legal fees, of approximately $1.0 million in connection with the AIG Loan.
The AIG Loan has a term of 10 years, maturing on November 1, 2025. The AIG Loan bears interest at a rate of 4.15%. The AIG Loan requires monthly payments of interest only for the first five years and fixed monthly payments of principal and interest thereafter. Commencing October 31, 2017, each of the individual promissory notes comprising the AIG Loan may be prepaid but only if such prepayment is made in full, subject to 30 days' prior notice to the holder and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment.
The Loan Documents related to the AIG Loan contain a number of customary representations, warranties, covenants, and indemnities, including, but not limited to, a debt service coverage ratio of 1.74x and a loan to value ratio of 60%, each as defined in the Loan Documents. In addition, pursuant to a Recourse Carve-Out Guaranty Agreement, we, as the guarantor of the AIG Loan, must maintain a minimum net worth of approximately $127.0 million.

The Loan Documents also contain the following salient requirements (terms used below are as defined in the Loan Documents):

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Commencing November 1, 2017, the borrowers may obtain a release of any of the Secured Properties, subject to the payment of certain fees and expenses and satisfaction of the terms and conditions contained in the Loan Documents, including (i) the requirement that the loan to value ratio for the remaining Secured Properties must be equal to or less than 60% for the first five years of the term of the AIG Loan or 55% at any time thereafter, and must be equal to or less than the aggregate loan to value ratio in existence for all of the Secured Properties prior to the release of such individual Secured Property; and (ii) the requirement that the debt service coverage ratio of the AIG Loan after the release of the individual Secured Property must be equal to or greater than 1.74x for the first five years of the term of the AIG Loan or 1.85x at any time thereafter, and must be equal to or greater than the debt service coverage ratio in existence for the AIG Loan prior to the release of such individual Secured Property.

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Upon any tenant's failure to renew, the borrowers may obtain a release of any of the Secured Properties by substituting another property therefor, subject to the terms and conditions contained in the Loan Documents, including (i) the requirement that no more than four substitutions of an individual Secured Property may occur during the term of the AIG Loan; (ii) the requirement that the debt service coverage ratio, after taking into account the substitute property, must be equal to or exceed 1.74x, if such substitution occurs during the first five years of the term of the AIG Loan, and 1.85x, if such substitution occurs during the second five years of the term of the AIG Loan; (iii) the requirement that the loan to value ratio, after taking into account the substitute property, must be equal to or less than 60%, if such substitution occurs during the first five years of the term of the AIG Loan, and 55%, if such substitution occurs during the second five years of the term of the AIG Loan; and (iv) the requirement that the appraised value, net operating income, and individual debt service coverage ratio related to the substitute property must be equal to or greater than the appraised value, net operating income, and individual debt service coverage ratio of the Secured Property to be released.

INVESTMENT OBJECTIVES AND RELATED POLICIES
Overview
We invest in a portfolio consisting primarily of single tenant business essential properties. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on single tenant business essential properties, if they believe such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a prospectus supplement, or through a filing under the Exchange Act, as appropriate. In addition, we may invest in real estate properties other than single tenant business essential properties if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.
Primary Investment Objectives
Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive investment management and asset management; and

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provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

We cannot assure you that we will attain these primary investment objectives.
Investment Strategy
We seek to acquire a portfolio consisting primarily of single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although we have no current intention to do so, we may also invest a portion of the net investment proceeds in single tenant business essential properties outside the United States. We acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary and certain select tertiary MSAs;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.
Our sponsor has been acquiring single tenant business essential properties for well over a decade. Our sponsor’s positive acquisition and ownership experience with single tenant business essential properties of the type we intend to acquire stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant’s business provides greater default protection relative to the tenant’s balance sheet debt;

•	the percentage recovery in the event of a tenant default is empirically greater than an unsecured lender; and

•	long-term leases provide a consistent and predictable income stream across market cycles while short-term leases offer income appreciation upon renewal and reset.
We seek to provide investors the following benefits:

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring primarily single tenant business essential assets;

•	stable cash flow backed by a portfolio of single tenant business essential real estate assets;

•	minimal exposure to operating and maintenance expense increases as we attempt to structure or acquire leases where the tenant assumes responsibility for these costs;

•	contractual lease rate increases enabling potential distribution growth and a potential hedge against inflation;

•	insulation from short-term economic cycles resulting from the long-term nature of underlying asset leases;

•	enhanced stability resulting from diversified credit characteristics of corporate credits; and

•	portfolio stability promoted through geographic and product type investment diversification.
We cannot assure you that any of the properties we acquire will result in the benefits discussed above. Please see "Risk Factors - Risks Related to Investments in Single Tenant Real Estate."
General Acquisition and Investment Policies
We seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.
Our advisor has substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	whether a property is essential to the business operations of the tenant;

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lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	projected net cash flow yield and internal rates of return;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital and tenant improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.
There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.
Description of Leases
We primarily acquire single tenant properties with existing net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into "net" leases. "Net" leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a number of factors. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the tenant to pay two of those three expenses. In either instance, these leases will typically hold the landlord responsible for the roof and structure, or other major repairs and replacements with respect to the property, while the tenant is responsible for only those operating expenses specified in the lease.
To the extent we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant and we cannot predict at this time the exact terms of any future leases into which we will enter. We will weigh many factors when negotiating specific lease terms, including, but not limited to, the rental rate, creditworthiness of the tenant, location of the property and type of property. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases with those tenants. Some of these limited negotiable terms include lease duration and special provisions on the recovery of operating expenses. In certain instances, we may be responsible for normal operating expenses up to a certain amount, which will reduce the amount of operating cash flow available for future investments.
Most of our acquisitions have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we obtain, to the extent available, contingent liability and property insurance and flood insurance, as well as loss of rents insurance that covers one or more years of annual rent in the event of a rental loss. In addition, we maintain a pollution insurance policy for all of our properties to insure against the risk of environmental contaminants; however, the coverage and amounts of our environmental and flood insurance policies may not be sufficient to cover our entire risk.
Tenants are required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates are tracked and reviewed for compliance by our property manager.

Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and by guarantees or pledges of membership interests. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.
There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. We anticipate that we will utilize approximately 50% leverage in connection with our acquisition strategy. However, our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess.
We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.
Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.
Acquisition Structure
Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate.
We will make acquisitions of our real estate investments directly through our operating partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. See "Prospectus Summary - Our Structure," "Risk Factors - General Risks Related to Investments in Real Estate," and "Our Operating Partnership Agreement."
Conditions to Closing Acquisitions
We obtain at least a Phase I environmental assessment and history for each property we acquire. In addition, we generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	tenant estoppel certificates;

•	tenant financial statements and information, as permitted;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.
Joint Venture Investments
We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. See "Conflicts of Interest." Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.
We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.
To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy the property held by the joint venture and allow such venture partners to exchange their interest for our operating partnership's units or to sell their interest to us in its entirety. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See "Conflicts of Interest - Joint Ventures with Affiliates of our Advisor."
Construction and Development Activities
From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing a property versus purchasing a completed property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, completion guarantees, availability and costs of materials and labor, weather conditions and government regulation. See "Risk Factors - General Risks Related to Investments in Real Estate" for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" for a discussion of taxable REIT subsidiaries. We will retain independent contractors to perform the actual construction work.
Government Regulations
Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.
Americans with Disabilities Act
Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See "Risk Factors - General Risks Related to Investments in Real Estate" for additional discussion regarding compliance with the ADA.
Environmental Matters
Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. We maintain a pollution insurance policy for all of our properties to insure against the potential liability of remediation and exposure risk. See "Risk Factors - General Risks Related to Investments in Real Estate" for additional discussion regarding environmental matters.
Other Regulations
The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.
Disposition Policies
We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.
The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.
We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see "Management - Committees of the Board of Directors - Nominating and Corporate Governance Committee" and "Conflicts of Interest - Certain Conflict Resolution Procedures."
Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are those typically required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (NASAA REIT Guidelines). Pursuant to the NASAA REIT Guidelines, we will not:

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Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

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Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

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Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

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Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or their respective affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue "redeemable securities" redeemable solely at the option of the holder, which restriction has no effect on our ability to implement our share redemption program.

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Grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.
The provision of advice to others or the issuance of reports or analyses regarding securities may only be conducted through an SEC registered investment adviser.
Changes in Investment Policies and Limitations
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.
Investments in Mortgages
While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an "equity REIT," as opposed to a "mortgage REIT," we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of real estate properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.
Affiliate Transaction Policy
Our board of directors has established a nominating and corporate governance committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see "Management - Committees of the Board of Directors - Nominating

and Corporate Governance Committee." This committee of our board of directors will approve all transactions between us and our advisor and its affiliates. Please see "Conflicts of Interest - Certain Conflict Resolution Procedures." We will not acquire any properties in which our sponsor, or its affiliates, owns an economic interest.
Investment Company Act and Certain Other Policies
We intend to operate in such a manner that we will not be subject to regulation under the 1940 Act. Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an "investment company." Please see "Risk Factors - Risks Related to Our Corporate Structure." In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.
Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except pursuant to our share redemption programs, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.
Exchange Listing and Other Liquidity Events
Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Our board maintains sole discretion to change our current strategy as circumstances change if it believes such a change is in the best interest of our stockholders. Subject to existing market conditions, our board of directors may decide that certain significant transactions that require stockholder approval such as listing our shares on a national securities exchange, dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. If our board of directors determines that a liquidity event is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making a liquidity event decision.
MANAGEMENT
General
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board’s supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.
Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. Our charter also requires that a majority of our directors be independent directors.  Currently, we have five directors, Kevin A. Shields, our Chief Executive Officer, Michael J. Escalante, our President, and three independent directors, Samuel Tang, J. Grayson Sanders, and Kathleen S. Briscoe. An "independent director" is a person who, among other requirements more specifically described in the definition of "independent director" contained in Article IV of our charter, is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by or advised by our advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience.
During the discussion and analysis of proposed transactions, independent directors may offer suggestions for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.
Vacancies on the board, whether created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director, may be filled only by a vote of a majority of the remaining directors. In cases of vacancies among the independent directors, the remaining independent directors shall nominate replacements for the vacant positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.
Our directors are not required to devote all of their time to our business and we do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Our directors are only required to devote the time to our affairs as their duties require. At a minimum, our directors meet quarterly, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors rely heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.
Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See "Investment Objectives and Related Policies." In addition, our board of directors (including the independent directors) has adopted and is responsible for our valuation guidelines for establishing NAV and our valuation guidelines pertaining to the valuation of commercial real estate assets, related liabilities and notes receivable secured by real estate and will periodically review valuation information. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.
Our board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity. In addition, a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction, must approve all transactions with our advisor or its affiliates. Our independent directors are also responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of our advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.
If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the advisory agreement and retention of a new advisor. A majority of the independent directors must also approve any board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.
Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any non-independent director or any of their respective affiliates, or (2) any transaction between us and our advisor, any non-independent director or any of their respective affiliates.
Executive Officers and Directors
We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Kevin A. Shields	59	Chairman of the Board of Directors and Chief Executive Officer
Michael J. Escalante	57	Director and President
Javier F. Bitar	56	Chief Financial Officer and Treasurer
David C. Rupert	60	Executive Vice President
Mary P. Higgins	58	Vice President and General Counsel
Howard S. Hirsch	51	Vice President and Secretary
Don G. Pescara	54	Vice President - Acquisitions
Julie A. Treinen	57	Vice President - Asset Management
Samuel Tang	56	Independent Director
J. Grayson Sanders	77	Independent Director
Kathleen S. Briscoe	57	Independent Director
Kevin A. Shields, our Chief Executive Officer and the Chairman of our board of directors, has been an officer and director since our formation. Mr. Shields is also the Chief Executive Officer of our sponsor, which he founded in 1995 and which indirectly owns our dealer manager. Mr. Shields has been the Chief Executive Officer of our advisor since its formation in November 2013, and served as the Chief Executive Officer of our dealer manager until June 2017. Mr. Shields also currently serves as Chief Executive Officer and Chairman of the board of directors of GCEAR, a public non-traded REIT sponsored by our sponsor, positions he has held since August 2008; as President and trustee of GIA Real Estate Fund, a 1940 Act interval fund sponsored by our sponsor, positions he has held since November 2013; as President and trustee of GIA Credit Fund, a 1940 Act interval fund sponsored by our sponsor, positions he has held since January 2017, and as President and director of BDC, a non-traded business development company sponsored by our sponsor, a position he has held since May 2014. He also serves as a non-voting special observer of the board of directors of GAHR III and GAHR IV, both of which are public non-traded REITs co-sponsored by our sponsor, and as a member of the investment committee of the advisor of GAHR III. Before founding our sponsor, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc. in Los Angeles and a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields graduated from the University of California at Berkeley where he earned a J.D. degree from Boalt Hall School of Law, an M.B.A. from the Haas Graduate School of Business, graduating Summa Cum Laude with Beta Gamma Distinction, and a B.S. from Haas Undergraduate School of Business, graduating with Phi Beta Kappa distinction. Mr. Shields is a licensed securities professional holding Series 7, 63, 24 and 27 licenses, and an inactive member of the California Bar. Mr. Shields is a full member of the Urban Land Institute and frequent guest lecturer at the Haas Graduate School of Business. Mr. Shields is also a member of the Policy Advisory Board for the Fisher Center for Real Estate at the Haas School of Business, a former chair and current member of the Board of Directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
We believe that Mr. Shields’ active participation in the management of our operations and his extensive experience in the real estate and real estate financing industries support his appointment to our board of directors.
Michael J. Escalante is our President, and has held this position since our formation. Mr. Escalante has been a member of our board of directors since February 2015. Mr. Escalante has also served as President of our advisor since its initial formation and as our sponsor’s Chief Investment Officer since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante currently serves as President of GCEAR, a position he has held since June 2015, and as Chief Investment Officer of the entity, a position he has held since August 2008. He also serves as a member of the investment committee of the respective advisors of GAHR III and GAHR IV. With more than 25 years of real estate related investment experience, he has been responsible for completing in excess of $6 billion of commercial real estate transactions throughout the United States. Prior to joining our sponsor in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the REIT’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in Commerce from Santa Clara University. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.
We believe that Mr. Escalante’s broad experience in the real estate industry and his years of service at our sponsor and its affiliates support his appointment to our board of directors.

Javier F. Bitar is our Chief Financial Officer and Treasurer, and has served in that capacity since June 2016. Mr. Bitar also currently serves as Chief Financial Officer and Treasurer of GCEAR, a position he has held since June 2016. Mr. Bitar has over 31 years of commercial real estate related accounting and financial experience, including over 17 years of management-level experience. Prior to joining our sponsor, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company's real estate investment and development portfolio. Mr. Bitar also served as Senior Investment Officer at Maguire Properties, Inc. from 2003 to 2008 and as Partner and Senior Financial Officer at Maguire Partners from 1987 to 2003. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
David C. Rupert has been our Executive Vice President since our initial formation. Mr. Rupert also serves as Executive Vice President of our advisor, a position he has held since our advisor's initial formation. In addition, Mr. Rupert serves as Executive Vice President of GCEAR, a position he has held since June 2015; as President of our sponsor, having re-joined our sponsor in September 2010; and as Chief Executive Officer of BDC, a position he has held since the company's formation in May 2014. Mr. Rupert previously served as President of GCEAR from July 2012 through June 2015. Mr. Rupert's more than 30 years of commercial real estate and finance experience includes over $9 billion of transactions executed on four continents: North America, Europe, Asia and Australia. From July 2009 to August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009 Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of our sponsor from August 1999 through February 2008. From 1999-2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997-1998 Mr. Rupert provided consulting services in the U.S. and UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986-1996, Mr. Rupert was employed at Salomon Brothers in New York, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Advisory Board to Cornell University's Endowment for Real Estate Investments, and in August 2010 Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell's masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. degree from Cornell in 1979 and his M.B.A. from Harvard in 1986.
Mary P. Higgins is a Vice President and our General Counsel, and has held these positions since our formation. Ms. Higgins is also the Vice President, General Counsel and Secretary of our advisor and our sponsor. From our inception through June 2014, Ms. Higgins served as our Secretary. Ms. Higgins has also served as Vice President, General Counsel and Secretary of GCEAR since August 2008. Prior to joining our sponsor in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been our sponsor's primary real estate transaction counsel for more than 10 years and has worked together with our sponsor's principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated tenant development ground lease and a $350 million property roll up. Ms. Higgins additionally has extensive commercial leasing experience. Ms. Higgins is the author of the chapter entitled "Due Diligence on Commercial Leases" in the Real Estate Transactions volume published by the Illinois Institute for Continuing Legal Education, and she is active in many civic organizations. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.
Howard S. Hirsch is a Vice President and our Secretary, and has held these positions since June 2014. Mr. Hirsch also serves as Vice President and General Counsel - Securities of our sponsor, positions he has held since June 2014, and Vice President and Secretary of our advisor, positions he has held since November 2014. In addition, Mr. Hirsch serves as Vice President and Assistant Secretary of GCEAR, positions he has held since January 2015; as Vice President and Assistant Secretary of GIA Real Estate Fund, positions he has held since January 2015; as Vice President and Assistant Secretary of GIA Credit Fund, positions he has held since January 2017; and as Vice President and Secretary of BDC, positions he has held since November 2014. Prior to joining our sponsor in June 2014, Mr. Hirsch was a shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Atlanta, Georgia. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP in Atlanta, Georgia. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP in Atlanta, Georgia, where he was an associate and then a partner. Mr. Hirsch has over 18 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch's experience also includes registrations under the Securities Act of 1933 and the 1940 Act, reporting under the Securities Exchange Act of 1934, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA, and "Blue Sky" regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.
Don G. Pescara is our Vice President - Acquisitions, and has held that position since our formation. Mr. Pescara is also the Managing Director - Acquisitions for our advisor and our sponsor. Mr. Pescara has also served as Vice President - Acquisitions for GCEAR since August 2008. Mr. Pescara is responsible for our sponsor's activities in the midwestern U.S. and is based in the firm's Chicago office. Prior to joining our sponsor in January 1997, Mr. Pescara was a Director at Cohen Financial in the Capital Markets Unit, responsible for all types of real estate financing including private placements of both debt and equity, asset dispositions, and acquisitions on behalf of Cohen's merchant banking group. Prior to joining Cohen, Mr. Pescara was a Director at CB Commercial Mortgage Banking Group. During his more than 25-year career, Mr. Pescara has been responsible for many innovative financing programs, including structuring corporate sale/leaseback transactions utilizing synthetic and structured lease bond financing. Formerly Co-Chairman of the Asian Real Estate Association, Mr. Pescara was responsible for creating a forum for idea exchange between Pacific Rim realty investors and their United States counterparts. An active member of the Urban Land Institute, Mortgage Bankers Association and the International Council of Shopping Centers, Mr. Pescara is a graduate of the University of Illinois at Urbana-Champaign with a B.A. in Economics and a minor in Finance and is a licensed Illinois Real Estate Broker.
Julie A. Treinen is our Vice President - Asset Management, and has held that position since our formation. Ms. Treinen is also the Managing Director - Asset Management for our advisor and our sponsor where she is responsible for all of the firms' asset management activities. Ms. Treinen also currently serves as Vice President - Asset Management for GCEAR, a position she has held since August 2008. Before joining our sponsor in September 2004, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms.

Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to 1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an M.B.A. degree from the University of California at Berkeley and a B.A. degree in Economics from the University of California at Los Angeles.
Samuel Tang is one of our independent directors and is the chairperson of our audit committee and a member of our nominating and corporate governance committee and compensation committee. Mr. Tang has over 25 years of experience in private equity and real estate investing. From 2008 to the present, Mr. Tang has been a Managing Partner of TriGuard Management LLC, an entity which he co-founded and which acquires private equity fund-of-funds in the secondary market and serves as a platform for other private equity investment businesses. He is also a co-founder and Managing Partner of Montauk TriGuard Management Inc. since 2004 to the present, where he is responsible for sourcing, analyzing, structuring, and closing the acquisition of private equity funds in the secondary market. From 1999 to 2004, Mr. Tang was Managing Director, Equities, of Pacific Life Insurance Company, where he co-chaired the workout committee to maximize recovery on bond investments and worked on various strategic and direct equity investments. Before joining Pacific Life Insurance Company, from 1989 to 1999, he was a Managing Partner at The Shidler Group, a specialized private equity firm focused on finance, insurance and real estate companies. Mr. Tang was also previously a Manager in Real Estate Consulting with KPMG Peat Marwick Main and a Senior, CPA with Arthur Young. Mr. Tang has an M.B.A. in Finance from University of California, Los Angeles and a B.S. in Accounting from University of Southern California. Mr. Tang also currently serves in leadership positions, including as a member of the board of directors with several private equity fund advisory, corporate and charitable entities.
We believe that Mr. Tang's extensive experience in the private equity and real estate industries support his appointment to our board of directors.
J. Grayson Sanders is one of our independent directors and is the chairperson of our compensation committee and a member of our audit committee and nominating and corporate governance committee. He has been one of our independent directors since March 2016. Mr. Sanders also serves as an independent director on the board of GAHR III since February 2014. Since March 2013, Mr. Sanders has served as the Co-Founder, President and Chief Investment Officer of PREDEX Capital Management, a registered investment adviser. Mr. Sanders has also served as the Co-Founder and Chief Executive Officer of Mission Realty Advisors, the majority owner of PREDEX Capital Management and provider of advisory and equity capital raising services to institutional quality real estate operators, since February 2011. From March 2009 to March 2010, Mr. Sanders served as Chief Executive Officer of Steadfast Capital Markets Group, where he managed the development and registration of Steadfast Income REIT, a non-traded REIT, and oversaw the development of that company’s FINRA managing broker-dealer. From November 2004 to March 2009, Mr. Sanders served as President of CNL Fund Advisors Company in Orlando, where he created and managed a global REIT mutual fund, and served as President of CNL Capital Markets, which focused on wholesale distribution of non-traded REITs and private placements plus ongoing servicing of thousands of investors. Prior to joining CNL, Mr. Sanders served from 2000 to 2004 as a Managing Director with AIG Global Real Estate Investment Corp. in New York, where he managed product development and capital formation for several international real estate funds for large institutional investors investing in Europe, Asia and Mexico. From 1997 to 2000, Mr. Sanders was the Executive Managing Director for CB Richard Ellis Investors where he was involved in product development and placement with institutional investors. From 1991 to 1996, Mr. Sanders served as the Director of Real Estate Investments for

Ameritech Pension Trust, where he managed a $1.5 billion real estate portfolio within the $13 billion defined benefit plan. Mr. Sanders has also previously served on the board of directors of both the Pension Real Estate Association and the National Association of Real Estate Investment Trusts, where he was Co-Chairman of its Institutional Investor Committee. He has also served on the board of directors of several non-profits. Mr. Sanders has been a frequent speaker at trade association events and other forums over his entire career and holds FINRA series 7, 24 and 63 licenses. Mr. Sanders received a B.A. in History from the University of Virginia and an M.B.A. from Stanford Business School. He attended Officer Candidate School and served for over four years in the Navy, attaining the rank of Lieutenant.
We believe that Mr. Sanders' decades of experience in the real estate industry, including as a director of a non-traded REIT, and his significant experience raising equity capital support his appointment to our board of directors.
Kathleen S. Briscoe is one of our independent directors and is the chairperson of our nominating and corporate governance committee and a member of our audit committee and compensation committee. She has been one of our independent directors since March 2016. Since March 2016, Ms. Briscoe has served as a consultant at Cordia Capital Management, LLC, a privately owned real estate investment management company, where from November 2013 to March 2016, she held the positions of Chief Operating Officer and Chief Investment Officer for real estate, overseeing approximately $100 million of commercial real estate investments per year throughout the Western United States. From November 2011 to November 2013, Ms. Briscoe was a real estate consultant with Institutional Real Estate, Inc. and Crosswater Realty Advisors. From 2009 to 2011, Ms. Briscoe was the Chief Investment Officer for the IDS Real Estate Group in Los Angeles, California, where she managed two joint ventures with CalSTRS. From 2008 to 2009, Ms. Briscoe was a real estate consultant with Crosswater Realty Advisors, where she worked with CalPERS analyzing its real estate fund managers. From 2007 to 2008, she was a Managing Director and the head of the Los Angeles office for Buchanan Street Partners, a real estate investment management company. From 1987 to 2007, Ms. Briscoe was a Shareholder at Lowe Enterprises, a real estate investment, asset management, and development company, where she managed the firm’s investment clients, was a key member of a value-add private REIT, managed a portfolio, and served on the Executive Committee and as a voting member of the Investment Committee. Ms. Briscoe received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. Ms. Briscoe is an independent director of The Resmark Companies, a national private equity firm focused on real estate. Ms. Briscoe is a council member of the Urban Land Institute, an advisory board member for Institutional Real Estate, Inc., an executive member of the National Association of Real Estate Investment Managers, and is active in a number of other real estate organizations.
We believe Ms. Briscoe's years of experience in real estate investing and investment management experience, as well as her background in the commercial real estate industry generally, support her appointment to our board of directors.
Committees of the Board of Directors
Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of such committees in the board’s discretion. Our charter requires that a majority of the members of each committee of our board be comprised of independent directors.
Audit Committee
Our audit committee is comprised of Messrs. Tang and Sanders and Ms. Briscoe, all independent directors. Mr. Tang currently serves as chairperson of the audit committee. Our board of directors has reviewed Mr. Tang’s background and qualifications and has deemed him to be an "audit committee financial expert," as such term is defined by the rules and regulations of the Securities and Exchange Commission. The audit committee operates pursuant to a written charter adopted by our board of directors. The charter for the audit committee sets forth its specific functions and responsibilities. The primary responsibilities of the audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Messrs. Tang and Sanders and Ms. Briscoe, all independent directors. Ms. Briscoe currently serves as chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors. The charter for the nominating and corporate governance committee sets forth its specific functions and responsibilities. The primary responsibilities of the nominating and corporate governance committee include:

•
identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

•	overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•
considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the Maryland General Corporation Law (MGCL) where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation Committee
Our compensation committee is comprised of Messrs. Tang and Sanders and Ms. Briscoe, all independent directors. Mr. Sanders currently serves as the chairperson of the compensation committee. The compensation committee operates pursuant to a written charter adopted by the board of directors. The charter for the compensation committee sets forth its specific functions and responsibilities. The primary responsibilities of the compensation committee include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.
We currently do not intend to hire any employees. Our compensation committee has the authority to amend the Employee and Director Long-Term Incentive Plan (described below) or create other incentive compensation and equity-based plans. We have not previously paid any of our executive officers, all of whom are employees of our advisor, and currently we do not intend to pay our executive officers in the near future. We do not compensate our executive officers, including Kevin A. Shields, the Chairman of the board of directors and our Chief Executive Officer, for services rendered to us. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our compensation committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the compensation committee will review all forms of compensation and approve all equity-based awards. Our executive officers also are officers or employees of our advisor and its affiliates, and are compensated by such entities for their services to us.  We pay these entities fees and reimburse expenses pursuant to our advisory agreement. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion. For the quarter ended June 30, 2017, we reimbursed our advisor and its affiliates a portion of the compensation paid by our advisor and its affiliates for our principal financial officer, Javier F. Bitar, our executive vice president, David C. Rupert, and our vice president and general counsel, Mary P. Higgins of approximately $0.2 million, which was included in offering costs, for services provided to us, for which we do not pay our advisor a fee. In addition, we incurred approximately $0.1 million for reimbursable expenses to our advisor for services provided to us by certain of our other executive officers for each of the six months ended June 30, 2017 and 2016. The reimbursable expenses include components of salaries, bonuses, benefits and other overhead charges and are based on the percentage of time each executive officer spends on our affairs.
Compensation of Directors
We pay each of our independent directors a retainer of $40,000 per year plus $1,000 for each board of directors or committee meeting the independent director attends in person or by telephone ($2,000 for attendance by the chairperson of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairperson of any other committee at each of such committee’s meetings).  In the event there are multiple meetings of our board of directors and one or more committees in a single day, the fees will be limited to $3,000 per day ($3,500 for the chairperson of the audit committee if there is a meeting of such committee).  In addition, we have reserved 10,000,000 shares of common stock for future issuance under our Employee and Director Long-Term Incentive Plan, including stock options that may be granted to our independent directors. The following table provides a summary of the fees earned by or paid in cash to each of our directors for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash
Kevin A. Shields	$—
Michael J. Escalante	$—
Gregory M. Cazel(1)	$28,500
Timothy J. Rohner(1)	$28,000
Samuel Tang	$60,500
J. Grayson Sanders	$46,868
Kathleen S. Briscoe	$46,868
Total	$210,736
(1) Messrs. Cazel and Rohner were not nominated for re-election at the 2016 annual meeting of stockholders.
Pursuant to the Employee and Director Long-Term Incentive Plan, we issued 5,000 shares of restricted stock to each independent director on January 18, 2017, which are fully vested, and 7,000 shares of restricted stock to each independent director on June 14, 2017 upon each of their respective re-elections to our board of directors, which vested 50% at the time of grant and will vest 50% upon the first anniversary of the grant date, subject to the independent director's continued service as a director during such vesting period. The annual restricted stock award will immediately vest in the event of certain liquidation events, as defined in the restricted stock award. The initial restricted stock award and future annual restricted stock awards are subject to a number of other conditions as set forth in such awards. We may not grant equity awards at any time when the issuance of equity awards, when combined with those issued or issuable to our advisor, directors, officers or any of their affiliates, exceed the amounts in our plan. No equity award issued will be exercised if such exercise would jeopardize our status as a REIT under the Code.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors and committees of the board. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.
Employee and Director Long-Term Incentive Plan
Our Employee and Director Long-Term Incentive Plan will:

•	provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment or service with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.
Our incentive plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), executive officers and full-time employees of our advisor and its affiliates that provide services to us and who do not have any beneficial ownership of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates that provide services to us. Awards granted under our incentive plan may consist of restricted stock, nonqualified stock options, incentive stock options and stock appreciation rights.
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares in the aggregate. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of restricted stock or stock options to our independent directors as discussed in

"Compensation of Directors" immediately above and we have no intention of exceeding 5% of our outstanding shares of stock.
The term of our incentive plan is 10 years. In the event of an "equity restructuring" (meaning a nonreciprocal transaction between us and our stockholders that causes the per-share fair market value of the shares of stock underlying an award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend), then the number of shares of stock and the class(es) of stock subject to the plan and each outstanding award and the exercise price (if applicable) of each outstanding award shall be proportionately adjusted. Upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, that, in each case, is not an equity restructuring, appropriate adjustments as to the number and kind of shares and exercise prices will be made either by our compensation committee or by such surviving entity. Such adjustment may provide for the substitution of such awards with new awards of the successor entity or the assumption of such awards by such successor entity. Alternatively, rather than providing for the adjustment, substitution or assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
Subject to the terms of the plan, the compensation committee will set the term of the awards in its discretion, but no award will have a term greater than 10 years. The compensation committee will set the period during which the right to exercise an award vests. No award issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Code or other applicable law. In addition, no award may be sold, pledged, assigned or transferred by an award holder in any manner other than by will or the laws of descent or distribution. We, our advisor, and its affiliates may, on a discretionary basis, each provide one or more loans to such entity’s employees in connection with the exercise or receipt of an award granted under the plan, to the extent not prohibited by law or the terms of the plan.
Restricted Stock
Restricted stock entitles the recipient to an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances as our compensation committee may determine, including, without limitation, a specified period of employment or other service or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive distributions on the restricted stock. Although distributions are paid on all restricted stock, whether vested or not, at the same rate and on the same date as our shares of common stock, we intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.
Options
Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date.
Stock Appreciation Rights
Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date.
Other Equity-Based Awards
Other equity-based awards include any awards other than restricted stock, options or stock appreciation rights which, subject to such terms and conditions as may be prescribed by the compensation committee, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.
Compliance with Section 409A
As part of our strategy for compensating our independent directors, we intend to issue restricted stock and/or options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.
In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.
We expect that the awards we issue under the plan will either be exempt from or comply with Section 409A's requirements. Options and stock appreciation rights granted under the plan are expected to be exempt from Section 409A because they are required to be granted with an exercise or base price that is not less than fair market value on the date of grant and they are denominated in our common stock. If, however, an option or stock appreciation right is granted in connection with another type of equity-based award, it may lose its exemption and become subject to Section 409A. Other types of equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•
in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We have obtained director and officer liability insurance that may cover all or a portion of the losses and liabilities, if any, which may arise from such events.
In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, our advisor and our affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
The Securities and Exchange Commission (SEC) takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.
Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•
dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor
Our advisor is Griffin Capital Essential Asset Advisor II, LLC. Our advisor was formed in Delaware in November 2013 and is owned by Griffin Capital Company, LLC, our sponsor, through a series of holding companies. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.
The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Kevin A. Shields	59	Chief Executive Officer
Michael J. Escalante	57	President
Joseph E. Miller	54	Chief Financial Officer
David C. Rupert	60	Executive Vice President
Mary P. Higgins	58	Vice President and General Counsel
Howard S. Hirsch	51	Vice President and Secretary
Don G. Pescara	54	Managing Director - Acquisitions
Julie A. Treinen	57	Managing Director - Asset Management
The backgrounds of Messrs. Shields, Escalante, Rupert, Hirsch and Pescara and Mesdames Higgins and Treinen are described in the "Management - Executive Officers and Directors" section of this prospectus.
Joseph E. Miller has served as Chief Financial Officer of our sponsor since February 2007 and as Chief Operating Officer of our sponsor since June 2017. Mr. Miller also currently serves as Treasurer of GIA Real Estate Fund, a position he has held since May 2014; as Treasurer of GIA Credit Fund, a position he has held since January 2017; and as Chief Financial Officer and Treasurer of BDC, positions he has held since the company's formation in May 2014. Mr. Miller is responsible for all of our sponsor's accounting, finance, information technology systems and human resources functions. From August 2008 until June 15, 2016, Mr. Miller served as Chief Financial Officer and Treasurer of GCEAR and from November 2013 until June 15, 2016, Mr. Miller served as our Chief Financial Officer and Treasurer. Mr. Miller has more than 25 years of real estate experience in public accounting and real estate investment firms. Prior to joining our sponsor, from 2001 to January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young LLP where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in Business Administration, Accounting from California State University and an M.B.A. from the University of Southern California.
In addition to the directors and executive officers listed above, our advisor and its affiliates employ personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.
The Advisory Agreement
The following is a summary of certain provisions of our advisory agreement with our advisor. This summary is not complete and is qualified by the specific language in our advisory agreement. You may obtain a copy of our advisory agreement free of charge upon your request.
Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor will undertake to use commercially reasonable efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	perform due diligence and prepare and obtain reports regarding prospective investments;

•	provide supporting documentation and recommendations necessary for the board of directors to evaluate proposed investments;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	monitor applicable markets, obtain reports and evaluate the performance and value of our investments;

•	implement and coordinate the processes with respect to the calculation of NAV and obtain appraisals performed by independent third-party appraisal firms concerning the value of properties;

•	supervise the Independent Valuation Firm and monitor its valuation process to ensure that it complies with our valuation procedures;

•	review and analyze each property's operating and capital budget;

•	arrange, structure and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•
consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies, operational planning services and portfolio management functions;

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.
The term of the advisory agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement and the fees thereunder annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days' written notice. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board in making an orderly transition of the advisory function.

Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.
For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the "Management Compensation" section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion. Some of the expenses we may reimburse our advisor and its affiliates for include, but are not limited to:

•
acquisition expenses incurred by our advisor or its affiliates or expenses payable to unaffiliated persons incurred in connection with the selection and acquisition of properties (our advisor is permitted to have third parties find, evaluate and recommend investment opportunities, and our advisor may be entitled to reimbursement for relevant third party expenses in such a transaction);

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation and sale of assets;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•
costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters) or by our board (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses associated with a listing or with the issuance and distributions of securities other than securities issued in connection with this offering or other offerings;

•	expenses of organizing, converting, modifying, merging, liquidating or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•
administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including certain personnel costs (including reasonable wages and salaries and other employee-related expenses of all employees of our advisor who are directly engaged in our operation, management, administration and marketing, including certain executive officers);

•
audit, accounting and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board;

•	out-of-pocket costs for us to comply with all applicable laws, regulations and ordinances; and

•	all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.
Affiliated Companies
Our Sponsor and its Principals
Griffin Capital Company, LLC, a Delaware limited liability company, is the sponsor of this offering. Our sponsor is a leading private alternative investment asset manager with approximately $9.5 billion in assets under management, as of June 30, 2017. Founded in 1995, the firm is led by senior executives with more than two decades of investment and real estate experience that have collectively executed over 650 transactions valued at over $22 billion. Our sponsor manages, sponsors or co-sponsors a suite of carefully curated, institutional quality, investment solutions distributed by our dealer manager to investors through a community of financial partners and intermediaries including, independent and insurance broker-dealers, wirehouses and registered investment advisory firms and the financial advisors who work within these enterprises. As a principal, our sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. As of June 30, 2017, our sponsor and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 42.9 million square feet of space, located in 32 states, and 0.1 million square feet located in the United Kingdom. Based on total asset value, our sponsor's portfolio of properties consists of approximately 47% office, 41% medical, 5% industrial, and 7% other. Approximately 53% of our sponsor's portfolio consists of single tenant assets, based on total asset value.
Our sponsor currently serves as sponsor for GCEAR, as a co-sponsor for GAHR III, and served as co-sponsor of Griffin-American Healthcare REIT II, Inc. ("GAHR II"), each of which are publicly-registered, non-traded REITs whose offerings are closed. Our sponsor also currently serves as sponsor of BDC, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act, which closed in March 2016 with no liquidation requirements, as co-sponsor for GAHR IV, a publicly-registered, non-traded REIT, and as sponsor of GIA Real Estate Fund and GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the 1940 Act.
GAHR II was formed in January 2009 and offered shares of common stock, pursuant to two public offerings from 2009 to 2013, which also included shares for sale pursuant to its distribution reinvestment plan. From these public offerings, GAHR II had received and accepted subscriptions for 280,801,807 shares of common stock, or approximately $2.84 billion in the public offerings, excluding shares of common stock issued pursuant to its distribution reinvestment plan. The funds from both public offerings were raised from approximately 65,406 investors.

As of December 3, 2014, GAHR II had completed 77 acquisitions, 57 of which were acquisitions of medical office buildings, 19 of which were acquisitions of healthcare-related facilities and one of which was an acquisition of both a medical office building and a healthcare-related facility. The aggregate purchase price of these properties was approximately $2.98 billion and the portfolio was comprised of 295 buildings and approximately 11.6 million square feet of gross leasable area. On December 3, 2014, GAHR II merged with and into a subsidiary of NorthStar Realty Finance for a combination of stock and cash. GAHR II did not dispose of any properties prior to its merger with and into a subsidiary of NorthStar Realty Finance, which occurred within its targeted time frame to effectuate a liquidity event five years after the completion of its offering stage.

GAHR III was formed on January 11, 2013. From 2014 to 2015, GAHR III offered shares of its common stock through a primary offering, which also included shares for sale pursuant to its distribution reinvestment plan. On March 12, 2015, GAHR III terminated the primary portion of its initial public offering, but continued to offer shares of its common stock pursuant to its distribution reinvestment plan until the deregistration of its initial public offering on April 22, 2015. As of April 22, 2015, GAHR III had received and accepted subscriptions in its offering for 184,930,598 shares of its common stock, or approximately $1.84 billion excluding shares of its common stock issued pursuant to its distribution reinvestment plan. The funds from the initial public offering were raised from approximately 38,294 investors.

As of December 31, 2016, GAHR III had completed 48 acquisitions: 33 acquisitions of medical office buildings, five acquisitions of senior housing - REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure facilities, three acquisitions of senior housing facilities, one acquisition of a hospital, one acquisition of a mixed-use medical office building and hospital, two acquisitions of skilled nursing facilities, as well as expanded its integrated senior health campuses by leasing seven additional integrated senior health campuses, completing three development projects and acquiring the real estate underlying 17 previously leased integrated senior health campuses, a development parcel with improvements and land. These acquisitions consisted of 97 buildings and 104 integrated senior health campuses including development projects, or approximately 12.3 million square feet of gross leasable area, for an aggregate contract purchase price of $2.77 billion. GAHR III set a target time frame to effectuate a liquidity event within five years after the completion of its offering stage. GAHR III has not disposed of any properties through December 31, 2016; however, still remains within its targeted time frame to effect a liquidity event.

GCEAR was formed in August 2008 and has investment objectives similar to ours. From 2009 to 2014, GCEAR offered shares of common stock, pursuant to a private placement offering to accredited investors, and two public offerings, which also included shares for sale pursuant to its distribution reinvestment plan. GCEAR issued 126,592,885 total shares of its common stock for gross proceeds of approximately $1.3 billion, pursuant to these offerings.

Since May 2014, GCEAR has filed successive registration statements on Form S-3 with the SEC for the registration of shares for sale pursuant to its distribution reinvestment plan, including a distribution reinvestment plan offering registered in June 2017 for the sale of $104.4 million in shares. As of December 31, 2016, GCEAR had issued approximately $162.4 million in shares pursuant to its distribution reinvestment plan offerings.

As of December 31, 2016, GCEAR had issued 181,951,526 shares of common stock, including 41,764,968 shares of common stock in June 2015 in connection with its merger with Signature Office REIT, Inc., and received aggregate gross offering proceeds of approximately $1.4 billion from the sale of shares in all of its offerings. There were 176,032,871 shares outstanding at December 31, 2016, including shares issued pursuant to the various distribution reinvestment plan offerings, less shares redeemed pursuant to the share redemption program. Since inception and through December 31, 2016, GCEAR had redeemed 5,918,655 shares of common stock for approximately $58.8 million pursuant to the share redemption program.
As of December 31, 2016, GCEAR had acquired 75 existing properties in 20 states encompassing approximately 18.8 million rentable square feet and an 80.0% interest in an unconsolidated joint venture. GCEAR set a target time frame to effectuate a liquidity event within five to eight years after the completion of its offering stage. GCEAR sold four properties through December 31, 2016; however, still remains within its targeted time frame to effect a liquidity event.
Historically, our sponsor has consummated transactions either for its own account or with institutional equity partners.  Commencing in 2004, our sponsor elected to pursue a strategy focused on attracting retail equity partners to participate in its investments into real property and diversified real property portfolios, thereby affording these retail investors an opportunity to invest in institutional-quality assets which have historically been less accessible to individual investors.  Our sponsor seeks to provide high quality products and services to its growing base of retail investment partners, and intends to continue to acquire institutional-quality assets through its sponsored vehicles and raise the equity via a network of financial intermediaries serving individual investors.  Our sponsor typically seeks to acquire assets in primary markets throughout the U.S. that manifest: (i) strong physical property characteristics with sustaining "curb appeal;" (ii) healthy tenant credit characteristics; (iii) balanced or recovering supply and demand dynamics within the local product market and (iv) favorable risk versus reward characteristics.
Our sponsor is the sole member of our advisor, through a series of holding companies, and indirectly owns our property manager. The officers and key personnel of our sponsor are as follows:

Name	Age	Position(s)
Kevin A. Shields	59	Chief Executive Officer
David C. Rupert	60	President
Michael J. Escalante	57	Chief Investment Officer
Joseph E. Miller	54	Chief Financial Officer and Chief Operating Officer
Randy I. Anderson	49	Chief Economist
Mark M. Goldberg	56	Executive Vice President
Mary P. Higgins	58	Vice President, General Counsel and Secretary
Howard S. Hirsch	51	Vice President, General Counsel - Securities
Don G. Pescara	54	Vice President, Managing Director - Acquisitions
Eric J. Kaplan	54	Vice President, Managing Director - Acquisitions
Julie A. Treinen	57	Vice President, Managing Director - Asset Management
Scott A. Tausk	58	Vice President, Managing Director - Asset Management
Louis K. Sohn	42	Director - Acquisitions
The backgrounds of Messrs. Shields, Rupert, Escalante, Hirsch and Pescara and Mesdames Higgins and Treinen are described in the "Management - Executive Officers and Directors" section of this prospectus.
The background of Mr. Miller is described in the "Management - Our Advisor" section of this prospectus.
Randy I. Anderson, Ph.D CRE, joined our sponsor in February 2014 as Chief Economist. Dr. Anderson also currently serves as Executive Vice President and Secretary of GIA Real Estate Fund and GIA Credit Fund, positions he has held since November 2013 and January 2017, respectively; as an Executive Vice President of BDC, a position he has held since May 2014; and as the Portfolio Manager of GIA Real Estate Fund, a position he has held since November 2013. From March 2012 through October 2013, Dr. Anderson held several senior executive positions at Bluerock Real Estate LLC, including founding partner of the Bluerock Total Income+ Real Estate Fund, where he was the Portfolio Manager.   Dr. Anderson served as the Howard Phillips Eminent Scholar Chair and Professor of Real Estate at the University of Central Florida from 2008 through 2013, where he was responsible for growing the real estate program, including the establishment of the Professional MS in Real Estate.  While at the University of Central Florida, Dr. Anderson was a member of the University Foundation Investment Sub-Committee which provides investment advice for the endowment, was the academic member of the Florida Association of Realtors Education Foundation Advisory Board, and was an ex-officio board member of the Central Florida Commercial Association of Realtors.  In 2007, Dr. Anderson was President, Chief Executive Officer, and founding partner of Franklin Square Capital Partners, where he helped establish, strategically organize, and capitalize the firm.  From 2005 through 2007, Dr. Anderson also served as Chief Economist for CNL Financial Group as well as Divisional President for CNL Real Estate Advisors.  Prior to CNL, Dr. Anderson was the Chief Economist and Director of Research for the Marcus and Millichap Company from 2002 through 2005 and Vice President of Research at Prudential Real Estate Advisors from 2001 through 2002.
Dr. Anderson is a former co-editor of the Journal of Real Estate Portfolio Management and the Journal of Real Estate Literature.  Dr. Anderson received the Kinnard Young Scholar Award from the American Real Estate

Society, an award which recognizes outstanding real estate scholarship for young academics, served as the Executive Director for the American Real Estate Society, was named a Homer Hoyt Fellow and a NAIOP Distinguished Fellow, and has been invited to guest lecture at leading global universities.  Dr. Anderson received his B.A. in Finance from North Central College in 1991 as a Presidential Scholar and holds a Ph.D. in Finance as a Presidential Fellow from the University of Alabama, where he graduated with highest distinction in 1996.
Mark M. Goldberg joined our sponsor in June 2017 as Executive Vice President. Mr. Goldberg also currently serves as the Chief Executive Officer of our dealer manager, a position he has held since June 2017. Mr. Goldberg has over 30 years of experience in the financial services industry, including over nine years working for non-traded real estate investment trusts. Prior to joining our sponsor, Mr. Goldberg served as President of Investment Management of W.P. Carey Inc., a self-managed NYSE listed diversified real estate investment trust, since March 2015. Mr. Goldberg also served as President of Carey Credit Advisors, LLC, a subsidiary of W.P. Carey Inc. and the registered investment advisor for its business development company fund, and as the Chairman of Carey Financial, LLC's Board of Managers. From August 2008 to March 2015, Mr. Goldberg served as President of Carey Financial, LLC, W.P. Carey Inc.’s broker-dealer subsidiary. Prior to joining W.P. Carey Inc., Mr. Goldberg was President and Chief Executive Officer of Royal Alliance Associates, Inc., an independent broker-dealer and member of one of the nation's largest networks of independent financial advisors. Prior to serving at Royal Alliance Associates, Inc., Mr. Goldberg was Executive Vice President of SunAmerica Financial Network and served as President of SunAmerica's securities affiliate in Tokyo. Mr. Goldberg joined the Investment Program Association's Board of Directors in 2010 and served as Chairman from 2014 to 2015. He holds a B.A. in Economics from Yeshiva University and attended graduate studies in finance at Baruch College.
Eric J. Kaplan joined our sponsor in 2013 as Managing Director - Acquisitions. Mr. Kaplan focuses primarily on acquisitions. Mr. Kaplan has more than 26 years of hands-on experience in commercial real estate, encompassing over 100 transactions totaling over $4 billion throughout North America. Mr. Kaplan's career has focused on property acquisition, ownership, asset management and debt and equity financing. Prior to joining our sponsor in February 2013, Mr. Kaplan served 11 years at IRG, LLC, a privately-held opportunistic buyer of commercial real estate. He was one of three partners responsible for acquisition, ownership and management of over 90 million square feet of primarily office and industrial real estate in 23 states. While Mr. Kaplan was ultimately responsible for identifying, underwriting and closing acquisitions, he was also responsible for leading all due diligence on acquisitions, procuring debt and equity financing and maintaining investor relationships. Prior to IRG, Mr. Kaplan was employed for approximately 14 years in various acquisitions, asset management and debt and equity capital raising roles with Morgan Stanley, JMB Realty Corporation, Chemical Bank and J.P. Morgan. Mr. Kaplan earned his B.S. in Financial Management from Clemson University and his MBA from the University of California, Los Angeles.
Scott A. Tausk joined our sponsor in 2013 as Managing Director - Asset Management. Mr. Tausk has over 20 years of asset management experience, including 13 years as Managing Director of Asset and Portfolio Management for Transwestern Investment Company, where he led the execution of active business plans, including property repositioning, leasing, and operating efficiency across a 15 million square foot portfolio. In addition to asset management experience, Mr. Tausk has experience with real estate development, construction management, and third party property management. He currently serves as an advisor to Gensler, a global architectural firm, where he helps Gensler connect with the commercial real estate owner. Mr. Tausk earned a B.S. in Civil Engineering from Purdue University and an MBA from the University of Chicago's Booth School of Business. Mr. Tausk is a registered Professional Engineer and a licensed Real Estate Managing Broker in the state of Illinois.
Louis K. Sohn joined our sponsor in 2006 as Vice President - Acquisitions and became Senior Vice President - Acquisitions in January 2012 and Director - Acquisitions in December 2014. Mr. Sohn is responsible for sourcing and underwriting acquisition opportunities for our sponsor. During Mr. Sohn's more than 15-year career in real estate, he has been responsible for over $4 billion of transactional volume including participating in numerous property acquisitions, debt placement, investment sales and note sale assignments. Most recently and prior to joining our sponsor, Mr. Sohn was an Associate Director with Holliday Fenoglio Fowler where he was instrumental in launching the firm's note sale advisory business. Prior to Holliday Fenoglio Fowler, Mr. Sohn was an Associate with Secured Capital Corp. in Los Angeles. Mr. Sohn began his real estate career as an Analyst with Column Financial, a securitized lender, in 1997. Mr. Sohn earned his B.S. in Economics from the Wharton School of the University of Pennsylvania.
Our Property Manager
Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company formed in November 2013, is our property manager and manages and leases some of our properties. Griffin Capital Property Management, LLC is the sole owner of the property manager. Our sponsor, Griffin Capital Company, LLC, through a series of holding companies, is the indirect owner of Griffin Capital Property Management, LLC. See "Conflicts of Interest."
Our property manager will derive substantially all of its income from the property management services it performs for us. See "- Property Management Agreements" below and "Management Compensation" for a discussion of the fees and expense reimbursements payable to our property manager for the performance of such services. Our property manager may enter into sub-property management agreements with third party management companies and pay part of its management fee to such sub-property manager.
As of June 30, 2017, our property manager and its affiliates had 103 properties under management, with approximately 26.3 million rentable square feet located in 24 states. The property management function is frequently contracted out to third party providers. As of June 30, 2017, our property manager and its affiliates had approximately 70 contracts with third party providers.
In the event that our property manager assists with development or redevelopment of a property, we may pay a separate market-based fee for such services. Our property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under "Federal Income Tax Considerations" below.
Our property manager (or sub-property manager) hires, directs and establishes policies for employees who have direct responsibility for the operations of each property it manages, which may include but is not limited to on-site and off-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and also may be employed by our advisor or certain of its affiliates. Our property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.
The principal office location of our property manager is Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.
Property Management Agreements
In the event that we contract directly with our property manager with respect to a particular property, we will pay the property manager up to 3%, or greater if the lease so allows, of the gross monthly revenues collected of each property it manages, plus reimbursable costs as applicable. Our property manager may pay some or all of these fees to third parties with whom it subcontracts to perform property management services. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. We expect that we will contract directly with non-affiliated third party property managers with respect to some of our individual properties. In such event, or in the event an individual property is self-managed by the tenant, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed, plus reimbursable costs as applicable. In no event will we pay both a property management fee to the property manager and an oversight fee to our property manager with respect to a particular property.

In addition, we may pay our property manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Further, although a substantial majority of the properties that we intend to acquire are leased under net leases in which the tenants are responsible for tenant improvements, we may also pay our property manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which we are responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. Our property manager shall also be entitled to a construction management fee of 5% of the cost of improvements.
All costs and expenses incurred by our property manager on our behalf in fulfilling its duties to us under the property management agreements are to be paid out of an account that is fully funded by us. Such costs and expenses may include, but are not limited to, reasonable wages and salaries of on-site and off-site employees of our property manager who are directly engaged in the operation, management, maintenance, leasing, construction, or access control of our properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of specific properties we own. Our property manager will also allocate a portion of its office, administrative and supplies expense to us to the extent directly related to the foregoing reasonable reimbursable expenses for the management of our properties. Our property manager may waive or defer all or a portion of reimbursable expenses or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion.
We anticipate that the property management agreements with our property manager will have terms of one year and shall be automatically extended for additional one-year periods unless we or our property manager give 60 days' prior written notice of such party's intention to terminate the property management agreement. Under the property management agreements, our property manager is not prevented from engaging in other activities or business ventures, whether or not such other activities or business ventures are in competition with us or our business, including, without limitation, property management services for other parties, including other REITs, or for other programs advised, sponsored or organized by our sponsor or its affiliates. See "Conflicts of Interest."
Our Dealer Manager
Griffin Capital Securities, LLC, a Delaware limited liability company and an affiliate of our advisor and our sponsor, serves as our dealer manager. Through a series of transactions in connection with our sponsor's recent corporate reorganization, Griffin Capital Securities, LLC was formed in 2015. Griffin Capital Securities, LLC's predecessor, Griffin Capital Securities, Inc., became approved as a member of the Financial Industry Regulatory Authority (FINRA) in 1995.
Our dealer manager will provide wholesaling, sales promotional and marketing services to us in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sales process. In addition, our dealer manager will oversee participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process and ensure proper handling of investment proceeds. See "Management Compensation" and "Plan of Distribution."
Fees Paid to Our Affiliates
We have executed an advisory agreement with our advisor, property management agreements with our property manager and a dealer manager agreement with our dealer manager, which entitle our advisor, property manager and dealer manager to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services. Our advisor, property manager and dealer manager were also entitled to specified fees with regard to our initial public offering. Our advisor is also entitled to reimbursement for organizational and offering costs incurred on our behalf and reimbursement of certain costs and expenses incurred in providing services to us. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion.
Investment Decisions
The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation of our investments, and the property management of our properties will reside with Kevin A. Shields, Michael J. Escalante, Joseph E. Miller, Javier F. Bitar, David C. Rupert, Mary P. Higgins, Don G. Pescara and Julie A. Treinen. Our advisor will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.
Material Adverse Business Developments - Single Tenant Assets
Due to the challenging real estate market, credit market, and general economic conditions during the recent recession, the Griffin Capital Company, LLC-sponsored programs described below experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government's credit rating, and turmoil in the European markets, had severely negative effects across substantially all commercial real estate. As the industry was affected, certain Griffin Capital Company, LLC-sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 were adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions adversely affected the financial condition of many of these programs' tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, reduced investor returns in these investment programs because these factors not only reduced returns to investors but also negatively impacted the ability of these investment programs to relet, refinance or sell their assets and to realize gains thereon.
In response to these economic stresses, these Griffin Capital Company, LLC-sponsored investment programs altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are details regarding the consequences of the economic crisis which affected certain characteristics of these other investment programs.
Tenant Vacancies, Litigation, and Financing
Griffin Capital (Puente Hills) Investors, LLC
Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.2 million of gross offering proceeds from a total of 29 investors, which included 28 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24.8 million (including acquisition costs) in the Superior Auto dealership located in Puente Hills, California. This asset, as well as the automotive and financial industry, were affected by the strained economic circumstances during both the latter half of 2007 and in 2008. In late February 2009, Superior Automotive's principal lender (Nissan Motors Acceptance Corporation, or "NMAC') elected to cease its funding of Superior Auto's operations, and Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital Company, LLC, as asset manager, identified and negotiated with a prospective replacement tenant. The prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4.5 million resulting in a loss, based on total capitalization value at closing, of approximately $20.3 million. This is not necessarily the loss realized by individual investors as each investor's tax basis may differ from the sponsor's allocated capitalized value. Griffin Capital Company, LLC, as asset manager, worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.
In June 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital Company, LLC, alleging that the transfer provisions of the mortgage were violated, specifically that the owner's failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. The lender sought reimbursement from the carve-out guarantors for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital Company, LLC believed the suit to be frivolous and without merit, and the lender ultimately agreed to settle the suit and release the carve-out guarantors/investors once its foreclosure was complete. The settlement agreement was signed by most of the investors and the lender dismissed the action with prejudice in September 2010 as to all investors other than those that the lender deemed to be "non-executing defendants". The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement payment, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital Company, LLC.
The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive. Subsequently, the lender filed suit against the lease guarantor ("Kahn") and obtained a judgment against him personally, along with a judgment lien on any recovery he may receive from an action Kahn filed against NMAC.  Notably, the decision against Kahn in the NMAC action was reversed by the California Court of Appeals, overturning the Superior Court's judgment against him and Superior Auto Group ("SAG") on their cross-complaint against NMAC. (NMAC had obtained a jury verdict of approximately $40.0 million on its breach of contract claims against the Kahn and SAG). At the close of evidence, the trial court granted a non-suit on SAG's tort claims against NMAC (most of which were based on fraud).
Kahn/SAG appealed the nonsuit, but not the $40.0 million breach of contract verdict. The California Court of Appeal held that the Superior Court erred in excluding evidence that NMAC made oral promises, asserted to be fraudulent, that it would continue to finance SAG dealerships through 2009 regardless of untimely inventory payments. The judgment in favor of NMAC on the cross-complaint and this portion of the case was remanded for retrial.
In October 2011, a subsidiary and principal of Griffin Capital Company, LLC (collectively "Respondent") received a class action arbitration demand from one of the investors in the property. The claim was initially based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant's own 'expert'). The initial claim was subsequently amended multiple times until ultimately, claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Respondent objected to (a) certification of one investor as a class; and (b) all claims generally on the basis of statute of limitations grounds. Initial settlement discussions were conducted at this point, but were unproductive. Claimant argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when SAG/Kahn's $200.0 million claim against NMAC was decided in NMAC's favor). The arbitrator issued an Interim Statement of Decision in favor of Respondent, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. Claimant then filed a Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims - that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of the Respondent on the financial statements of the guarantor and lessee in connection with the offering. Respondent argued in relevant part that a reconsideration was not warranted because the claimant's arguments were not new or newly discovered. Following a hearing on August 28, 2012, on November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Upon the unfavorable ruling on the class action issue, claimant's counsel filed suit in Los Angeles Superior Court naming the Respondent, on behalf of claimant in the arbitration and numerous other investors, in their personal capacity.
On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling was that the legal theories ultimately asserted by the claimant bore little resemblance to those originally plead, and the new claims needed to be developed before "being addressed and ruled upon."  The arbitrator largely abandoned the standard for diligence that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and a small portion of the actual attorneys' fees. A response (consisting of demurrers and objections to standing) was filed on behalf of each defendant in the state court claim. A codefendant (the original appraiser of the property) was served in the state case and filed a response in the action asserting 34 affirmative defenses to the plaintiff's claims.
In June 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directing the claimant back to the arbitrator. In early 2015, the arbitration case settled, with Respondent/defendant reserving the right to opt out of the settlement if the judge in state court refused to find a good faith settlement of the state claim had occurred. Respondent/defendant moved for said finding, which was denied. Respondent/defendant did not elect to opt out of the arbitration settlement agreement, and accordingly the arbitration settled and the stay in the state court action (confined to the claim against the appraiser) was lifted. As Respondent/defendants did not opt out of the settlement agreement, settlement of the state court claims against them stood; they were subsequently dismissed from the state case with prejudice pursuant to the terms of the settlement agreement. However, the appraiser was not bound by the terms of the settlement agreement and has the right to bring the defendants back into the litigation. The appraiser and state court defendants entered into a tolling agreement with respect to any potential contribution or indemnity claims the appraiser may have. The appraiser moved for summary judgment against the plaintiffs and the motion was granted on November 20, 2015. The plaintiffs filed a Notice of Appeal on January 19, 2016 (solely on behalf of Mr. Bobertz individually, initially and thereafter an additional Notice of Appeal was filed on behalf of 13 additional plaintiffs, three of whom subsequently withdrew) from the appeal. On July 18, 2016, we received notice that the plaintiff’s counsel was engaging an appellate specialist and its current counsel had requested an extension of 60 days for the filing of its appellate brief, which filing occurred on October 20, 2016; the appraiser filed its response brief on December 21, 2016, and plaintiff’s counsel filed its reply brief on February 9, 2017 to respond to the appraiser’s brief. Oral arguments occurred on May 1, 2017, and the appellate court affirmed the trial court’s decision in favor of the appraiser in a nonpublished opinion issued on June 13, 2017. Claimants appealed the decision to the California Supreme Court, which appeal was denied on August 30, 2017.
On May 22, 2017, Kahn received a $256,450,000 award against Nissan on the retrial of his claims.
Griffin Capital (ARG) Investors, DST
Griffin Capital (ARG Restaurants) Investors, DST, ("ARG Restaurants"), was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised $12.9 million of gross offering proceeds from a total of 60 investors, which included 59 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in nine retail restaurant properties consisting of a total of 88,686 square feet located throughout California. The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operated under the Black Angus Steakhouse brand name, pursuant to a long-term absolute triple-net lease.

On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. ARG, Inc. successfully rejected 13 out of 82 locations, which restaurants had already been shut down.
ARG filed a motion in bankruptcy court seeking to reject the master lease on six of the nine locations in this Delaware Statutory Trust. ARG, Inc. rejected four of the leases, affirmed three of the leases and under threat of rejection, restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question. ARG, Inc.'s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. The loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.
In order to cover the remaining debt service and/or pay down the loan to reduce the debt, a subsidiary of Griffin Capital Company, LLC, as trust manager, successfully sold the four vacant properties (Modesto property for $1.45 million in April 2011, Lake Forest property for $1.74 million in August 2011, Riverside property for $1.1 million in April 2012 and Sacramento property for $0.8 million in July 2012), at an aggregate loss of approximately $11.5 million, based on allocated total capitalization. This is not necessarily the loss realized by individual investors as each investor's tax basis may differ from the sponsor's allocated capitalized value.
The trust manager and the lender worked to restructure the loan, converting the ownership structure to a Delaware limited partnership, and the restructuring closed June 25, 2010. In 2012, the general partner, a subsidiary of Griffin Capital Company, LLC, was able to extend the term of the restructured leases for an additional five years to May 31, 2018. The borrower and lender entered into a loan modification in April 2014 allowing the borrower to sell the remaining five locations with a discount of some of the accrued interest on the note. One of the remaining assets was sold in June 2014, two additional assets were sold in the third quarter, and an additional asset in December 2014. The final closing occurred in January 2015, and the lender indicated it considers the matter complete and the borrower's obligations satisfied.
Griffin Capital (Westmont) Investors, LLC
Griffin Capital (Westmont) Investors, LLC, or Westmont, was a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised $17.1 million of gross offering proceeds from a total of 26 investors, which included 25 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 38% and 62% of the acquisition costs, respectively, Westmont invested approximately $44.8 million (including acquisition costs) in a 17.93-acre multi-story Class A office building consisting of 269,715 square foot, located in Westmont, Illinois in October, 2007.
On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In conjunction with the filing, the landlord and tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA was required to maintain an evergreen letter of credit in the amount of $4 million, which decreased by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2.0 million for the balance of its lease term. SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit, which as a result of a refinancing, was thereafter reduced to 3.5%. On November 28, 2012, SIRVA exercised its termination option, paid a $1.3 million termination fee, and vacated the property on November 30, 2013. The lender used escrowed funds to make debt service at the property, which was actively marketed.
On February 13, 2014, a principal of the sponsor received a FINRA arbitration demand from an existing investor, which also named Griffin Capital Securities, Inc. (now known as Griffin Capital Securities, LLC) ("GCS") and the investor's now-defunct broker dealer and certain individuals who were formerly employed by said defunct broker dealer. The claim alleged various issues relating to the sale of the investment, including negligence, suitability, misrepresentation and omission of material facts, fraud, violation of California securities laws, breach of fiduciary duty, failure to supervise a registered representative, and breach of contract, among other allegations. Counsel for GCS and the principal filed a response opposing the substance of the complaint, the forum for the claim, and the inclusion of GCS and the principal. The respondent filed a motion for immediate dismissal based on the claimant's counsel failing to abide by FINRA arbitration rules ("interim dismissal motion") and requested the claimant be required to arbitrate with the American Arbitration Association, as required by their purchase and sale agreement for the investment. The arbitrators refused to rule on the merits of the interim dismissal motion, and, on September 9, 2015, the arbitrator awarded claimants certain damages against the now-defunct broker dealer and certain individuals who were formerly employed by said broker dealer. No damages were awarded against GCS or the principal of the sponsor. On December 9, 2015, Markel Petty (former finop of Direct Capital Securities) filed a notice of appeal and a petition to vacate the arbitration award. The court ordered that the case proceed on its merits, including Petty’s assertion that he should not be liable at all if GCS and Kevin Shields have no liability. The parties were ordered to file opening briefs on the merits by March 21, 2016 and responsive briefs by April 4, 2016, with a further hearing at the discretion of the District Court. However, the order makes it clear that the pending proceedings between Petty and the claimant will not have any impact on the integrity of the FINRA arbitration award as to GCS and Kevin Shields.
On October 2, 2014, the lender filed a foreclosure complaint, which included certain claims against a principal of Griffin Capital Company, LLC under the carve-out guaranty related to maintenance of a minimum balance of one of the escrows, a portion of which consisted of a letter of credit provided by SIRVA under its lease (which obligation was no longer required when SIRVA terminated its lease at the property). The principal named vigorously opposed the claims related to the carve-out guaranty, by filing an answer denying the allegations in the complaint against the guarantor and asserting numerous defenses such as breach of implied covenant of good faith and fair dealing, fraudulent inducement, failure to mitigate damages, and failure of condition precedent. Griffin Capital Company, LLC, as asset manager of the property, cooperated with the lender with respect to enforcing its rights under the mortgage. In February, the lender moved to recover certain funds pre-paid to defense counsel as a retainer in connection with pending and possible potential future claims. All motions were heard on May 11, 2015, at which time the court rejected Griffin Capital Company, LLC's affirmative defenses and ordered that the investor funds previously deposited with defense counsel be turned over to the receiver. A settlement agreement was reached on July 1, 2015 and the foreclosure sale of the property occurred on June 19, 2015.
Griffin Capital (Bolingbrook) Investors, LLC
Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, was a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.1 million of gross offering proceeds from a total of 30 investors, which included 29 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook invested approximately $35.3 million (including acquisition costs) in a 10-acre single-story, freezer-cooler production property and a 4.30-acre distribution property, consisting of a total of 265,870 square feet located in Bolingbrook, Illinois. The properties were leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum's headquarters and main production operations. The property was sold on September 25, 2014.
On February 18, 2014, Quantum filed for relief in bankruptcy court under Chapter 11. Its principal creditor, Crystal Financial ("Crystal") turned its focus to collecting open receivables and selling through inventory in an orderly way, and also sought to monetize all of the equipment at the property, much of it liened. Various parties, including Griffin Capital Company, LLC (in its capacity as asset manager), were seeking a "turnkey" buyer or buyers for the equipment, which would resume operations in the property as a purchaser or tenant. Post-petition rent was paid by Quantum through May 2014. Griffin Capital Company, LLC negotiated a three-month extension of the date by which the leases would be affirmed or rejected, in exchange for a partial rent and real estate tax installment payment in each of the three months commencing June 2014. Griffin Capital Company, LLC included certain mechanic's lien claim amounts along with pre-petition rent in the proposed cure amount for the leases. After successfully structuring an agreement with a turnkey buyer for the property, a competing bid was made to the bankruptcy court for Quantum's trade equipment and trade fixtures (with no intent on the part of the new purchaser to operate from the property as a going concern).  On June 19, 2014 the turnkey buyer increased its bid for the assets and ultimately prevailed as the preferred purchaser.  Griffin Capital Company, LLC and the turnkey buyer entered into a license agreement that permitted the turnkey buyer to operate from the property while the sale was consummated. The buyer disclaimed any interest in certain disputed leasehold improvements. The turnkey buyer closed its purchase of the trade equipment and trade fixtures on June 20, 2014 through the bankruptcy court.
On September 23, 2014, the following transactions were successfully completed with West Liberty Foods, LLC ("WLF"): (i) the sale of the two buildings previously leased to Quantum for $28,333,000; and (ii) the sale of the equipment deemed 'fixtures' at the properties for $600,000. The mortgage loan encumbering the properties was fully repaid, with a defeasance in the amount of approximately $341,000 (a 1.5% fee), negotiated down from the prepayment penalty of approximately $4 million that would otherwise have been due. As part of the sale transaction, the sponsor obtained WLF's agreement to take subject to various mechanic's lien claims, and to allow a defendant substitution of WLF in a mechanic's lien foreclosure action by one contractor. At closing, approximately $5.22 million was returned to the investors, which represents approximately 47% of the original equity investment.
On October 29, 2014, the Official Committee of Unsecured Creditors of Quantum Foods, LLC, et al., filed numerous complaints with the bankruptcy court seeking to avoid and recover various amounts it alleged as "Preferential Transfers" (relating to payments made by Quantum prior to the Quantum Foods bankruptcy case being filed). The claim with respect to the lease at the property alleged that during the 90-day period immediately preceding the petition date, Quantum made payment(s) totaling $456,335: the unsecured creditors sought to recover these funds. Bankruptcy counsel responded to the claim on November 10, 2014 via letter, stating that the two alleged transfers were for rent due and payable in each of December 2013 and January 2014 to which the landlord was in entitled as a result of providing value in the form of continued occupancy of the properties. Bankruptcy counsel successfully obtained a dismissal of the preference claims on January 7, 2015.
Griffin Capital (Independence) Investors, LLC
Griffin Capital (Independence) Investors, LLC, or Independence, was a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised approximately $13.4 million of gross offering proceeds from a total of 23 investors, which included 22 third party, non-affiliated investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence invested approximately $39.8 million (including acquisition costs) in a headquarters office and national industrial distribution center consisting of 630,000 square feet located in Independence (Cleveland), Ohio. The property is leased pursuant to a long-term triple-net lease to L.D. Kichler Company, a leading manufacturer and distributor of household lighting products, pursuant to a long-term lease that expires in June 2022.
The debt matured on July 1, 2017. The sponsor spent the year prior trying to negotiate a lease extension with the tenant. However, Kichler indicated that due to uncertainty with its long-term space requirements, it was unable to commit to an additional term. This outcome had a dampening effect on the property value, such that efforts to sell at an amount in excess of the maturing loan balance were unsuccessful. The lender issued a Notice of Default and sold the loan to a related entity which terminated the Asset Management Agreement with Griffin Capital Company, LLC. The investors continue to work with outside counsel and a prospective provider of the additional equity required to pay off the loan.
Distributions
Distributions to investors in the Griffin Capital (Puente Hills) Investors, LLC program ceased on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $0.8 million through the end of 2014. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor's net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital Company, LLC believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.
Distributions to investors in the Griffin Capital (ARG) Investors, DST program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $4.9 million through the end of 2014.
The original pro forma distribution to investors in the Griffin Capital (Westmont) Investors, LLC program was adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant's bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $3.7 million through the end of 2014.
Distributions to investors in the Griffin Capital (Bolingbrook) Investors, LLC program ceased on February 14, 2014, due to the tenant's inability to pay rent when due, and resulted in a reduction in distributions of approximately $0.5 million through the end of 2014.

Distributions to investors in the Griffin Capital (Independence) Investors, LLC program ceased on May 14, 2017, once it became evident that the refinance effort would not be successful in the near term.
Material Adverse Business Developments - Other Private Programs and Griffin Capital Investments
Griffin Capital Company, LLC has sponsored 10 other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $178.8 million of gross offering proceeds from 328 investors, which included 319 third party, non-affiliated investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $487.2 million (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.
Certain of the 10 privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it was impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital Company, LLC was compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, suspended or reduced distributions for most of these programs.
Given the economic conditions that resulted from the economic recession's severity and length and its impact on these properties, Griffin Capital Company, LLC, in its capacity as asset manager, defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, and is generally required to move the loan to special servicers where it can be modified, there was an inherent risk that workout negotiations would be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital Company, LLC elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long-term strategy for re-leasing and/or to reduce the debt load to a manageable level until recovery occurred. In connection with the lenders' actions in this regard, Griffin Capital Company, LLC received customary default notices.
The following notable events have occurred in six of the multi-tenant property programs, as set out below.
(i) The lender on the 1200 Ashwood property, through the exercise of a power of sale, took title in July 2010 after Griffin Capital Company, LLC, in its capacity as asset manager, was unable to locate a new source of third party equity on the timetable desired by the lender.
(ii) On October 18, 2010, the lender for the Washington Pointe property served the program's investors with a foreclosure action. Thereafter, Griffin Capital Company, LLC, as asset manager, and the lender reached mutually-agreeable terms for a modification of the loan. The modification bifurcated the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt was due on September 1, 2016; however, the property was sold on November 7, 2014 with the lender accepting the balance of the purchase price in satisfaction of the loan.
(iii) On February 3, 2011, the lender for the Hookston Square property served the program's investors with a foreclosure action. The lender temporarily postponed the same while workout discussions were pending. Griffin Capital Company, LLC, as asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital Company, LLC believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.
(iv) The lender filed a foreclosure suit on the U.S. Bank Building and moved for the appointment of a receiver in June 2011, which action was dismissed in December 2011. The investors were thereafter served with a notice of default and a notice of hearing to appoint a receiver and a receiver was appointed and took control of the management of the property on June 20, 2012. The lender foreclosed on the property on October 15, 2012. After the six month redemption period as provided for under Minnesota law, title automatically transferred to the lender. On May 3, 2013, an order was issued approving a motion to terminate the receivership pending a final accounting, which was filed with the court on August 13, 2013.
(v) The loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off.  The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance.  Throughout 2011 and 2012, Griffin Capital Company, LLC, as asset manager, sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital Company, LLC believed to reflect actual market value.  However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action was stayed until completion of the Michigan foreclosure. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property was transferred and lender's counsel in Georgia dismissed the deficiency confirmation proceeding related to the Georgia property. In addition, Griffin Capital Company, LLC reduced, and eventually ceased, distributions for its multi-tenant multi-property program with properties located in Sacramento, California on December 15, 2011. Reletting and disposition efforts were successfully concluded on July 22, 2016, with each property sold to a separate buyer and closing jointly on that date, with a partial equity recovery to the investors. With respect to The Atrium, a two-tenant property located in Emeryville, California, the loan matured in August of 2015. The tenants in common obtained a series of forbearance agreements pending a sale to a local residential developer and approval for a bridge financing from GCEAR for an approximate term of 12 to 14 months, until such time as the developer had obtained its entitlements. When the developer sought a significant price reduction just prior to closing due to the City of Emeryville’s development constraints, the tenants in common closed the loan with GCEAR and proceeded to re-market the property. The property was sold on January 15, 2016, and the GCEAR loan was repaid in full from closing proceeds.
(vi) Westwood of Lisle is a two building multi-tenant property located in the I-88 corridor in the greater Chicago area, owned by a tenancy in common.  This market has yet to recover from the ‘Great Recession’ and has been further impacted by the trend of many corporate headquarters to prefer to locate or relocate in urban areas to attract millennials.  While the property had cash flows sufficient to pay the original debt service, market rents and values have both decreased to the point where a timely refinancing of the building was not an option. In anticipation of a maturity date default and subsequent workout discussions, the sponsor requested transfer of the loan to special servicing in June of 2016 and entered into a pre-negotiation letter with the lender.  On November 1, 2016, a maturity date default occurred, and the special servicing of the loan transferred to a new entity.  A court approved the appointment of a receiver at a hearing on June 20, 2017, and the sponsor has transitioned management of the property to the receiver. The lender is preparing documentation for a default judgment and foreclosure sale.
MANAGEMENT COMPENSATION
We have no employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees that will be received by our advisor, our property manager, our dealer manager and their affiliates, including amounts to reimburse their costs in providing services. See "Plan of Distribution." We will not pay our advisor or its affiliates any separate fees from proceeds raised in this offering for property acquisitions or dispositions. This table assumes the shares will be sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.
The selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per share plus the applicable selling commission and/or dealer manager fee, and such selling commissions and dealer manager fees therefore have no effect on our NAV. The distribution fees listed below are allocated on a class-specific basis and differ for each class, even when the NAV of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount
Offering Stage(1)
Selling Commissions(2)(3) (Dealer Manager)
The dealer manager will be entitled to receive selling commissions of up to 3.0% of the purchase price of each Class T share sold in the primary offering. The dealer manager will be entitled to receive selling commissions of up to 3.5% of the purchase price of each Class S share sold in the primary offering. The dealer manager will reallow 100% of such selling commissions to participating broker-dealers.

No selling commissions will be paid with respect to purchases of Class D shares, Class I shares or shares of any class sold pursuant to our DRP.

The actual amount will depend on the number of Class T and Class S shares sold and the purchase price of each Class T and Class S share. Aggregate selling commissions will equal approximately $32.5 million if we sell the maximum amount in our primary offering, assuming that 1/4 of our offering proceeds are from the sale of each of Class T and Class S shares and that the NAV per share of each of our Class T and Class S shares remains constant at $9.47.

Dealer Manager Fees (2) (Dealer Manager)
The dealer manager will be entitled to receive dealer manager fees of up to 0.5% of the purchase price of each Class T share sold in the primary offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.

No dealer manager fees will be paid with respect to purchases of Class S shares, Class D shares, Class I shares or shares of any class sold pursuant to our DRP.

The actual amount will depend on the number of Class T shares sold and the purchase price of each Class T share. Aggregate dealer manager fees will equal approximately $2.5 million if we sell the maximum amount in our primary offering, assuming that 1/4 of our offering proceeds are from the sale of Class T shares and that the NAV per share of Class T shares remains constant at $9.47.

Organization and Offering Expenses (4) (Advisor)
We pay directly, or reimburse the advisor and the dealer manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, the distribution fee and certain other amounts described in "Plan of Distribution") as and when incurred. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion.
After the termination of the primary offering and again after termination of the offering under our DRP, the advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee, the distribution fee and any additional underwriting compensation) that we incur exceed 15% of our gross proceeds from the applicable offering. We estimate these expenses will be approximately 0.75% of the gross offering proceeds assuming we raise the maximum offering amount.

We estimate our issuer organization and offering expenses (which excludes underwriting compensation expenses, including selling commissions, the dealer manager fee, the distribution fee and certain other amounts described in "Plan of Distribution") to be approximately $15,000,000 if we sell the maximum offering amount.

Additional Underwriting Compensation (Dealer Manager or Advisor)
We may reimburse our dealer manager for certain underwriting fees and expenses described in "Plan of Distribution - Underwriting Compensation," to the extent such expenses are not paid through the dealer manager fee or through the dealer manager's portion of the distribution fee. In no event will underwriting compensation (including the Additional Underwriting Compensation) exceed 9% of the gross proceeds from the primary portion of our offering.
Actual amounts are dependent upon the expenses incurred and the amount of the dealer manager fees and distribution fees received and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount
Acquisition and Operational Stage
Distribution Fees (2) (5) (Dealer Manager)
Subject to FINRA limitations on underwriting compensation, we will pay the dealer manager a distribution fee for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers: (i) with respect to our outstanding Class T shares equal to 1/365th of 1.0% of the NAV of our outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75% and a dealer distribution fee of 1/365th of 0.25% of the NAV of the Class T share for each day; (ii) with respect to our outstanding Class S shares equal to 1/365th of 1.0% of the NAV of our outstanding Class S shares for each day; and (iii) with respect to our outstanding Class D shares equal to 1/365th of 0.25% of the NAV of our outstanding Class D shares for each day.

We will not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees will accrue daily and be paid monthly in arrears. The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately 6 years from the date of purchase and with respect to a Class D share over approximately 36 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRP and a constant NAV of $9.47 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.54 and with respect to a Class D share would total approximately $0.85.
In addition, we will cease paying the distribution fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of our shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, including any liquidation of us or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, the distribution fee and other underwriting compensation, is equal to 9% of the gross proceeds from our primary offering.
For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the "Plan of Distribution - Underwriting Compensation - Distribution Fees - Class T, Class S and Class D Shares."

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T and Class S shares combined, the distribution fees will equal approximately $9.65 million per annum until the cap is reached if we sell the maximum amount. For Class D shares, the distribution fees will equal approximately $1.25 million per annum until the cap is reached if we sell the maximum amount. In each case, we are assuming that in our primary offering, 1/4 of our offering proceeds are from the sale of Class T shares, 1/4 of our offering proceeds are from the sale of Class S shares and 1/4 of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T, Class S and Class D shares remains constant at $9.47 and none of our stockholders participate in our DRP.

Advisory Fee (Advisor)(6)
We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 1.25% of the NAV for each class of common stock for each day.
The annualized advisory fee, and the actual dollar amounts, are dependent upon the NAV for each class of common stock and, therefore, cannot be determined at the present time.

Acquisition Expenses (6) (Advisor)
We will not pay our advisor any acquisition, financing or other similar fees from proceeds raised in this offering in connection with making investments. We will reimburse our advisor for expenses in connection with the acquisition of properties, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion. We estimate these expenses will be approximately 0.75% of the contract purchase price of each property.
$14,500,000 (Assuming no leverage)

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount
Operating Expenses (7) (Advisor)
We will reimburse the expenses incurred by our advisor and its affiliates in connection with its provision of administrative services, including related personnel costs. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion.
Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Property Management Fees (8) (Property Manager)
In the event that we contract directly with our property manager with respect to a particular property, we will pay our property manager aggregate property management fees of up to 3.0%, or greater if the lease so allows, of gross revenues received for management of our properties, plus reimbursable costs as applicable. These property management fees may be paid or re-allowed to third party property managers.
Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. Our property manager may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in lieu of these reimbursements at any time and from time to time, in its sole discretion. We expect that we will contract directly with non-affiliated third party property managers with respect to some of our individual properties. In such event, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed, plus reimbursable costs as applicable.
Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Performance Distribution (Advisor)
So long as the advisory agreement has not been terminated (including by means of non-renewal), our advisor will hold a special limited partner interest in the operating partnership that entitles it to receive a distribution from our operating partnership equal to 12.5% of the Total Return, subject to a 5.5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such distribution will be made annually and accrue daily.

Specifically, our advisor will be entitled to a performance distribution in an amount equal to:

- First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, "Excess Profits"), 100% of such annual Excess Profits until the total amount distributed to the advisor equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount distributed to the advisor pursuant to this clause (this is commonly referred to as a "Catch-Up"); and

- Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

"Total Return" for any period since the end of the prior calendar year shall equal the sum of:

(i) all distributions accrued or paid (without duplication) on the operating partnership units outstanding at the end of such period since the beginning of the then current calendar year plus

(ii) the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of operating partnership units, (y) any allocation/accrual of the performance distribution and (z) applicable distribution fee and stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

The actual amount will depend upon the operating partnership's actual annual total return and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount
Performance Distribution (Advisor) (continued)
"Hurdle Amount" for any period during a calendar year means that amount that results in a 5.5% annualized internal rate of return on the NAV of the operating partnership units outstanding at the beginning of the then current calendar year and all operating partnership units issued since the beginning of the then current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of operating partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the operating partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual of the performance distribution and applicable distribution fee and stockholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any operating partnership units redeemed during such period, which units will be subject to the performance distribution upon redemption as described below.

Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

"Loss Carryforward Amount" shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any operating partnership units redeemed during such year, which units will be subject to the performance distribution upon redemption as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the advisor’s performance distribution. This is referred to as a "High Water Mark."

The advisor will also be allocated a performance distribution with respect to all operating partnership units that are redeemed at the end of any quarter (in connection with redemptions of our shares in our share redemption program) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit redemption will be reduced by the amount of any such performance distribution. Distributions on the performance distribution may be paid in cash or Class I units, at the election of the advisor. In 2017, the performance distribution will be prorated for the portion of the calendar year that this offering is effective.

Incentive Plan Compensation (Independent Directors)
We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. We will not issue more than 5% of our outstanding shares of common stock under our Employee and Director Long-Term Incentive Plan. While our plan is broad in scope, we only intend to issue restricted stock and/or stock options to our independent directors at this time. See "Management - Employee and Director Long-Term Incentive Plan."
Not determinable at this time.

___________________________

(1)
In no event may the total organization and offering expenses (including selling commissions, dealer manager fees and distribution fees) exceed 15% of the aggregate gross proceeds raised in this offering when terminated or completed.

(2)
In the aggregate underwriting compensation from all sources, including selling commissions, dealer manager fees, distribution fees and other underwriting compensation paid to the dealer manager and participating broker-dealers by us or by our advisor and its affiliates, will not exceed 9% of the gross proceeds from the primary portion of our offering. To the extent a portion of the distribution fee or the dealer manager fee is not reallowed to participating broker-dealers, we expect such amounts to be used by our dealer manager to pay legal fees and reimbursements for wholesaling activities.

(3)	Selling commissions may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See "Plan of Distribution".

(4)
Includes all expenses (other than selling commissions, dealer manager fees and distribution fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) our costs and expenses and advisor costs and expenses of conducting training and educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other legal, accounting and finance employees and administrative overhead allocated to these employees; (d) travel and entertainment expenses related to the offering and marketing of our shares; (e) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares, including web site design and management; and (f) payment or reimbursement of bona fide due diligence expenses. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 0.75% of gross offering proceeds raised in our primary offering.

(5)
We will cease paying distribution fees, if at the completion of this offering, in the aggregate, underwriting compensation from all sources, including selling commissions, dealer manager fees, distribution fees and other underwriting compensation paid by us and our advisor and its affiliates, equals 9% of the gross proceeds from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our DRP). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering from any source (including from our advisor and its affiliates), does not exceed 10% of the gross proceeds of the primary portion of our offering.

(6)
We will not pay our advisor any acquisition, financing or other similar fees from proceeds raised in this offering in connection with making investments, though we are not prohibited from doing so in our charter or otherwise. We will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired.   Acquisition expenses paid to our advisor represent actual costs incurred on our behalf, including, certain payroll costs for acquisition related efforts by our advisor's personnel. Most notable would be acquisitions related efforts by the advisor's internal legal, accounting and marketing teams. Acquisition expenses paid to third parties include customary third party acquisition expenses we paid from offering proceeds including certain legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. For purposes of this table, we have assumed acquisition expenses of approximately 0.75% of the purchase price of our properties.  Acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6.0% of the contract purchase price of the property unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction determine the transaction to be commercially competitive, fair and reasonable to us.

(7)
Our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2.0% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders.  In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. "Average invested assets" means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Total Operating Expenses" means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees and any performance distribution, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition expenses or any fees, if ever applicable (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)
Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be a market-based fee which is what other management companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses our advisor or its affiliates incur in managing the properties. Our property manager will be entitled to leasing fees not to exceed one month of rent for leasing new construction, and commissions that are customarily charged by others rendering the service. In addition, our property manager will be entitled to a construction management fee equal to 5.0% of the cost of improvements.

___________________________
If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for a listed entity. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including, but not limited to, the various factors outlined in our charter.
As our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See "Management - The Advisory Agreement."
Performance Distribution Example
The following example illustrates how we would calculate our advisor's performance distribution at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. Actual results may differ materially from the following example.

A.	Beginning NAV	$500,000,000
B.	Loss Carryforward Amount	$—
C.	Net proceeds from new issuances	$—
D.	Distributions paid (monthly installments)	$25,000,000
E.	Change in NAV required to meet 5.5% annualized internal rate of return(1)	$1,880,000
F.	Hurdle Amount(1) (D plus E)	$26,880,000
G.	Actual change in NAV	$25,000,000
H.	Annual Total Return prior to performance distribution (D plus G)	$50,000,000
I.	Excess Proceeds (H minus the sum of B and F)	$23,120,000
J.	"Catch-Up" portion of performance distribution	$3,840,000
K.	"Excess Proceeds" portion of performance distribution	$2,410,000
L.	Performance distribution(2) (J plus K)	$6,250,000

(1)
Amounts rounded to the nearest $10,000. The Hurdle Amount for any period is that amount that results in a 5.5% annualized internal rate of return on the NAV of the units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid

(without duplication) and any issuances of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time.

(2)
The performance distribution is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the full Catch-Up.

STOCK OWNERSHIP
The following table shows, as of August 31, 2017, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Class
Kevin A. Shields, Chairman of the Board of Directors and Chief Executive Officer	264,894(3)	*
Michael J. Escalante, Director and President	—	—
Javier F. Bitar, Chief Financial Officer and Treasurer	—	—
David C. Rupert, Executive Vice President	—	—
Mary P. Higgins, Vice President and General Counsel	—	—
Howard S. Hirsch, Vice President and Secretary	—	—
Don G. Pescara, Vice President - Acquisitions	—	—
Julie A. Treinen, Vice President - Asset Management	—	—
Samuel Tang, Independent Director	8,516(4)	*
J. Grayson Sanders, Independent Director	8,516(4)	*
Kathleen S. Briscoe, Independent Director	8,516(4)	*
All directors and executive officers as a group	290,442(3)	*
_____________

*	Less than 1% of our outstanding common stock as of August 31, 2017.

(1)	The address of each beneficial owner listed is Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.

(2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following August 31, 2017. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Includes shares owned by Griffin Capital Essential Asset Advisor II, LLC and Griffin Capital Vertical Partners, L.P., for which Kevin A. Shields has beneficial ownership.

(4)
Each independent director was awarded 5,000 shares of restricted stock on January 18, 2017, which are fully vested, and 7,000 shares of restricted stock on June 14, 2017, which award vests 50% on the grant date and 50% one year from the date of grant, subject to the independent director's continued service as a director during such vesting period.

____________

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm's-length negotiations. See the "Management Compensation" section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.
Our advisor and its affiliates will try to balance our interests with their duties to other programs sponsored by our advisor. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest."
Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. See "Risk Factors - Risks Related to Conflicts of Interest."
Interests in Other Real Estate Programs
Affiliates of our advisor are sponsoring, or co-sponsoring, nine other real estate programs, including eight programs having investment objectives and legal and financial obligations similar to ours, and including GCEAR, GAHR III, and GAHR IV. Affiliates of our advisor and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Specifically, GCEAR is focused on single tenant business essential properties and may directly compete with us. See "Conflicts of Our Sponsor" below. Furthermore, affiliates of our advisor and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, some of which may have similar investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs. See "Certain Conflict Resolution Procedures" below.
Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliates' property for tenants or purchasers.
Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.
Conflicts of Our Sponsor
Concurrent with this offering our sponsor also serves as sponsor for GCEAR, a publicly-registered, non-traded real estate investment trust focused on single tenant business essential properties. In addition, our sponsor is concurrently serving as a co-sponsor for GAHR III and GAHR IV, publicly-registered, non-traded real estate investment trusts focused on healthcare properties. Our sponsor also indirectly owns the entities serving as the advisor of GAHR III and GAHR IV through a series of holding companies. We expect that GAHR III and GAHR

IV will have concurrent and/or overlapping acquisition, operational and disposition and liquidation phases as us, which may result in conflicts of interest related to our sponsor's time commitments, among other things. Our sponsor is also the sponsor of BDC, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act, GIA Real Estate Fund and GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the 1940 Act, which may result in conflicts of interest related to our sponsor’s time commitments, among other things.  Further, pursuant to the advisory agreement between GCEAR and its advisor, which is an affiliate of our sponsor, pursuant to the advisory agreement between GAHR III and its adviser, which is an affiliate of our sponsor, and pursuant to the advisory agreement between GAHR IV and its advisor, which is an affiliate of our sponsor, our sponsor, through these affiliated entities, will receive certain fees for the advisory services provided to GCEAR, GAHR III, and GAHR IV, respectively, which fees may result in conflicting interests.
Other Activities of Our Advisor and its Affiliates
We will rely on our advisor for the day-to-day operation of our business pursuant to our advisory agreement. As a result of the interests of members of our advisor's management in other programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.
In addition, each of our executive officers also serves as an officer of our advisor, our property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.
Our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost. Additionally, we may sell properties or interests in properties to affiliates of our advisor. The prices we receive from affiliates of our advisor for these properties will not be the subject of arm's-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated with unaffiliated parties. There are no limitations on the sale price in such transactions. However, we will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us. Notwithstanding the foregoing, we have agreed that we will not acquire properties in which our sponsor, or its affiliates, owns an economic interest.
Competition in Acquiring, Leasing and Operating Properties
Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs sponsored by our advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor were to compete for the same tenants, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Affiliated Dealer Manager
Since Griffin Capital Securities, LLC, our dealer manager, is an affiliate of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the "Plan of Distribution" section of this prospectus. Our dealer manager is also serving as the dealer manager for GAHR IV and a private REIT offering, and as exclusive wholesale marketing agent for GIA Real Estate Fund and GIA Credit Fund, which will result in competing demands for our dealer manager's time and efforts relating to the distribution of our shares and shares of GAHR IV, GIA Real Estate Fund and GIA Credit Fund.
Affiliated Property Manager
We anticipate that some of the properties we acquire will be managed by our affiliated property manager, Griffin Capital Essential Asset Property Management II, LLC, either directly or indirectly through third parties, pursuant to property management agreements for the properties we acquire. It is the duty of our board to evaluate the performance of our property manager. We expect affiliates of our property manager will serve as property managers for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the "Management Compensation" section of this prospectus.
Lack of Separate Representation
Nelson Mullins acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, our sponsor, our property manager, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.
Joint Ventures with Affiliates of Our Advisor
We expect to enter into joint ventures with other programs sponsored by our advisor (as well as other parties) for the acquisition, development or improvement of properties. See "Investment Objectives and Related Policies - Joint Venture Investments." Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.
Receipt of Fees and Other Compensation by Our Advisor and its Affiliates
Our advisor and its affiliates will receive substantial fees from us. See "Management Compensation." Some of these fees will be paid to our advisor and its affiliates regardless of the success or profitability of the property. Specifically, our advisor and its affiliates will receive:

•	an advisory fee based on our aggregate NAV, and our advisor is involved in estimating certain accrued fees and expenses that are part of our NAV; and

•	a performance distribution based on the total return to our operating partnership, not on the actual services performed by the advisor.
If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially terminating the advisory agreement and retaining a new advisor.
The compensation arrangements between us and our advisor and its affiliates could influence our advisor's advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	subsequent offerings of equity securities by us, which may entitle our dealer manager to earn selling commissions and dealer manager fees and may entitle our advisor to additional advisory fees;

•
property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible success-based sale fees in connection with its services for the seller; and

•	property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and expenses for their services to the buyer.
Certain Conflict Resolution Procedures
Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.
First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.
Second, our charter contains, or we are otherwise subject to, a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•
We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us. Notwithstanding the foregoing, we have agreed that we will not acquire properties in which our sponsor, or its affiliates, owns an economic interest.

•
We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including advisory fees and any performance distribution, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	In the event that an investment opportunity becomes available, our sponsor will allocate potential investment opportunities to GCEAR and to us based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial impact of the acquisition on each program, including each program's earnings and distribution ratios;

•	various strategic considerations that may impact the value of the investment to each program;

•	the effect of the acquisition on diversification of each program's investments; and

•	the income tax effects of the purchase to each program.
In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for GCEAR and us, the sponsor will offer the investment opportunity to the REIT that has had the longest period of time elapse since it was offered an investment opportunity.
If the sponsor no longer sponsors GCEAR, then, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other entities affiliated with our sponsor, our sponsor has agreed to present such investment opportunities to us first, prior to presenting such opportunities to any other programs sponsored by or affiliated with our sponsor. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•	anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	effect of the acquisition on diversification of each program's investments;

•	policy of each program relating to leverage of properties;

•	income tax effects of the purchase to each program;

•	size of the investment;

•	no significant increase in the cost of financing; and

•	amount of funds available to each program and the length of time such funds have been available for investment.

•
If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•
We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Ownership Structure
The following chart shows our ownership structure and certain entities that are affiliated with our advisor and sponsor as of August 31, 2017.
* The address of all of these entities is Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, except for Griffin Capital Securities, LLC, which is located at 18191 Von Karman Avenue, Suite 300, Irvine, CA 92612.

**Griffin Capital Company, LLC is controlled by Kevin A. Shields, our Chairman and Chief Executive Officer.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES
Valuation Procedures
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP as applicable to our financial statements. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the Financial Accounting Standards Board ("FASB") Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry practices, there is no established guidance among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.
Independent Valuation Firm
With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S., Inc. to serve as our Independent Valuation Firm with respect to the daily valuation of our real property portfolio. The compensation we pay to our Independent Valuation Firm will not be based on the estimated values of our real property portfolio. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC.
The Independent Valuation Firm discharges its responsibilities in accordance with our real property valuation procedures described below and under the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real property portfolio, but periodically receives and reviews such information about the valuation of the real property portfolio as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm is responsible for providing our real property valuations, our Independent Valuation Firm is not responsible for and does not prepare our daily NAV.
At this time, the Independent Valuation Firm is engaged solely to provide our daily real property portfolio valuation and to help us manage the property appraisal process, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise), in the future. Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Real Property Portfolio Valuation
Daily Valuation Process
The real property portfolio valuation, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm quarterly with periodic updates for events that have a material impact on our gross asset value. The Independent Valuation Firm will provide an “Accrual Schedule” that includes the estimated Market Value of each property and the Prospective Value of each property at the end of the quarter. The Accrual Schedule estimates the value of each property on a daily basis based on the Market Value and Prospective values on a straight-line basis. The daily accrual excludes anticipated capital expenditures, which will be accrued as the capital is incurred. The initial Accrual Schedule provided by the Independent Valuation Firm reflects four months between the Market Value and the Prospective Market Value (e.g. September 1, 2017 to December 31, 2017). The foundation for this valuation is periodic third-party appraisals, as discussed further below. However, the Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). For example, an unexpected renewal or termination of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the value of a property to change materially. The Accrual Schedule is updated with any value change due to an event during the quarter. Furthermore, the value of our properties will be determined on an unencumbered basis. The effect of property level debt on our NAV is discussed further below.
Using information derived from a variety of sources including, but not limited to, the property’s most recent appraisal, information from management and other information derived through the Independent Valuation Firm’s database, industry data and other sources, the Independent Valuation Firm will determine the appropriate adjustment to be made to the estimated value of the property based on material events, which may include a change to underlying property fundamentals or cash flows or a change in overall market conditions. The Independent Valuation Firm will collect all reasonably available material information that it deems relevant in valuing our real estate portfolio. The Independent Valuation Firm will rely in part on property-level information provided by our advisor, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Upon becoming aware of the occurrence of a material event impacting property-level information, the advisor will promptly notify the Independent Valuation Firm. For the avoidance of doubt, the Independent Valuation Firm is not researching property, tenant or market data on a daily basis. On a daily basis, neither the appraisers nor Independent Valuation Firm may be aware of all material events relevant to a property, including but not limited to property issues, changes in market conditions, ordinance and regulatory changes, or tenant changes. Any adjustment to the valuation of a property will be performed as soon as practicable after a determination that a material change with respect to such property has occurred and the financial effects of such change are quantifiable by the Independent Valuation Firm. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is higher or lower than the adjusted value of our NAV after material events have been considered. Any such adjustments are estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information readily available at that time. As part of the oversight by our board of directors, on a periodic basis the Independent Valuation Firm will provide our board of directors with reports on its valuation activity.
The primary methodology anticipated to be used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis and direct capitalization). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons, replacement cost, and direct capitalization approaches. Because the property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable value or future appraised value. Our real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties because the valuations performed by the Independent Valuation Firm involve subjective judgments and do not reflect transaction costs associated with property dispositions. However, as discussed below, in some circumstances such as when an asset is anticipated to be acquired or disposed, we may apply a probability weighted analysis to factor in a portion of potential transaction costs in our NAV calculation.
Each individual appraisal report for our assets (discussed further below) will be addressed solely to us to assist the Independent Valuation Firm in providing our real property portfolio valuation. Our Independent Valuation Firm’s valuation reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Firm will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
In conducting its investigation and analyses, our Independent Valuation Firm will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our advisor. Although our Independent Valuation Firm may review information supplied or otherwise made available by us or our advisor for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.
In performing its analyses, our Independent Valuation Firm will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm will assume that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions will be necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis, opinions and conclusions. Our Independent Valuation Firm’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.
The analyses performed by our Independent Valuation Firm will not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses.
Property Appraisals
Periodic real property appraisals serve as the foundation of the Independent Valuation Firm’s daily real property portfolio valuation. The overarching principle of these appraisals is to produce valuations that represent fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.
Beginning in 2018, we will obtain ongoing third-party appraisals pursuant to schedules prepared by the Independent Valuation Firm and our advisor that are designed to conduct third-party appraisals on each of our properties throughout any given calendar year. In order to provide a smooth and orderly appraisal process, we will value the properties in our portfolio on a rolling basis at least each quarter, although we may have more or less appraised in a quarter. Quarterly updates will be provided by the Independent Valuation Firm for all properties not appraised in a given quarter. In no event will a calendar year pass without having each and every property valued by a third-party appraisal unless such asset is bought or sold in such calendar year. Newly acquired properties will generally be valued at cost, which we expect to represent fair value at that time. Generally, acquisition costs and expenses will be included in the cost of the investment. Beginning in 2018, each property will then be valued by an independent third-party appraisal firm within twelve months after acquisition and thereafter will be part of the appraisal cycle described above such that they are appraised at least every calendar year. Properties purchased as a portfolio may be valued as a single asset.
Each third party appraisal is performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation and reviewed by the Independent Valuation Firm for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated range of gross market value of the property. Concurrent with the appraisal process, our advisor values each property and, taking into account the appraisal, among other factors, determines the appropriate valuation within the range provided by the independent third-party appraisal firm. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation. The appraisal firms were chosen from a list of firms pre-approved by our board of directors, including a majority of our independent directors, based on their qualifications. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation procedures. The Independent Valuation Firm confirms the reasonableness of the appraisal before reflecting any valuation change in its valuation of our real property portfolio. If the Independent Valuation Firm and the advisor disagree with the third-party appraisal, the Independent Valuation Firm and the advisor may, at their discretion, appoint another third-party appraiser or the Independent Valuation Firm may appraise the property. However, our advisor is ultimately responsible for the day-to-day operations of the process approved by the board of directors applicable to the determination of our NAV. Real estate appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level financings ultimately are factored in and do reduce our NAV in a manner described in more detail below.
Portfolio Assets, Joint Ventures and Developments
Properties purchased or operated as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset, which may result in a different value than if they were valued as individual assets. Investments in joint ventures that hold properties are valued by the Independent Valuation Firm in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 24 months from substantial completion.

Valuation of Real Estate-Related Liabilities
Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities are usually included in our determination of NAV in accordance with GAAP. Costs and expenses incurred to secure the financing are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.
There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to GAAP. For example, if a loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in the determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the carrying value according to GAAP, we would recognize the legal liability rather than the GAAP determination of the liability.
NAV and NAV per Share Calculation
We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. Our NAV is calculated for each of these classes and our Class A shares, Class AA shares and Class AAA shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading, by our NAV Accountant, ALPS Fund Services, Inc., a third-party firm approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace our NAV Accountant with another party, including our advisor, if it is deemed appropriate to do so.
At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related liabilities, and daily accruals for income and expenses (including the allocation/accrual of any performance distribution and accruals for advisory fees and distribution fees) and distributions to investors.
Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organization and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.
Our liabilities are included as part of our NAV calculation generally based on GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the advisor and the dealer manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities.
Following the calculation and allocation of changes in the aggregate company NAV as described above, NAV for each class is adjusted for accrued distributions and the accrued distribution fee, to determine the current day’s NAV. Selling commissions and dealer manager fees, which are effectively paid by purchasers of Class T and Class S shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee, have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.
Under GAAP, we will accrue the full cost of the distribution fee as an offering cost for Class T, Class S, and Class D shares up to the 9.0% limit at the time such shares are sold. For purposes of NAV, we will recognize the distribution fee as a reduction of NAV on a daily basis as such fee is accrued. We intend to reduce the net amount of distributions paid to stockholders by the portion of the distribution fee accrued for such class of shares, so that the result is that although the obligation to pay future distribution fees is accrued on a daily basis and included in the NAV calculation, it is not expected to impact the NAV of the shares because of the adjustment to distributions.

The table below provides a hypothetical illustration of how various factors could affect the calculation of our NAV at the end of any given business day. This table does not reflect that we have seven classes of common stock. As described above and in the footnote to the table below, each class of shares may have a different NAV because certain expenses and fees differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance. The hypothetical calculation below is for a business day that is not a share redemption date.

Beginning NAV on Hypothetical Business Day (1)	$1,500,000,000
Daily Portion of:
Portfolio Income (Loss) on Real Estate Portfolio and All Other Assets, Before Fees (2)	350,000
Advisory Fee, Distribution Fee, Class AA Stockholder Servicing Fee and Performance Distribution (3)	(160,000)
Accrued Dividend/Distribution	(175,000)
Unrealized/Realized Gains (Losses) on Assets	125,000
NAV Before Sales and Redemptions of Shares	$1,500,140,000
Sales of Shares (4)	2,500,000
Redemptions of Shares (5)	—
Ending NAV on Hypothetical Business Day	$1,502,640,000
____________________________________

(1)	NAV at the beginning of a hypothetical business day will reflect all sales of shares made on the prior business day.

(2)
Portfolio Income (Loss) represents the net accrual of operating income, expenses, debt service costs and offering and organization costs, and excludes the daily portion of the Advisory Fee, Distribution Fee, Class AA Stockholder Servicing Fee and Performance Distribution, shown on the next line in the table above.

(3)
Our share classes may have different expense accruals associated with certain fees and expenses tied to NAV for each share class, which may vary over time primarily due to different class-specific expenses.

(4)	Daily sales of shares at NAV will not increase or decrease our NAV per share for any class because sales of shares on each business day will be made at that day’s NAV.

(5)
Share redemptions are made on a quarterly basis. The redemption price per share for each class of common stock will be equal to our NAV per share for such class generally on the 13th of the month immediately prior to the end of the applicable quarter. Share redemptions will be recorded as of the redemption date each quarter.

Probability-Weighted Adjustments
In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from that used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from that used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, loan assumption fees, and other items upon a successful closing. To the extent such contingencies may affect the value of a property, the Independent Valuation Firm may take such contingencies into account when determining the value of such property for purposes of our NAV calculation. Similarly, we may adjust the other components of our NAV (such as the carrying value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and both the Independent Valuation Firm and we may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.
Oversight by Our Board of Directors
All parties engaged by us in the calculation of our NAV, including our advisor, are subject to the oversight of our board of directors. As part of this process, our advisor reviews the estimates of the values of our real property portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although our Independent Valuation Firm or other pricing sources may consider any comments received from us or our advisor in making their individual valuations, the final estimated values of our real property portfolio are determined by the Independent Valuation Firm or other pricing sources.
Our Independent Valuation Firm is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.
Review of and Changes to Our Valuation Procedures
At least once each calendar year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.
Limitations on the Calculation of NAV
The largest component of our NAV will consist of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption programs if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.
Our Initial Daily NAV Calculation and Historical NAV Calculation
Set forth below are the components of (i) our initial daily NAV calculation calculated in accordance with the procedures and (ii) our previous most recent NAV calculation, which may be calculated with different procedures than those set forth above.

	As of September 19, 2017(1)	As of December 31, 2016(2)
Gross Real Estate Asset Value	$1,197,360,000	$ 1,139,400,000(3)
Other Assets (Liabilities), net	268,000	(13,881,391)
Mortgage Debt	474,727,000	(460,427,720)
Aggregate Company NAV	$722,901,000	$665,090,889

Total Shares Outstanding	76,327,708	70,959,647
NAV per share	$ 9.47	$9.37

(1)	For more information related to the September 19, 2017 NAV calculation, see our Current Report on Form 8-K filed with the SEC on September 20, 2017.

(2)
The December 31, 2016 estimated value per share was based upon the recommendation and valuation of our advisor in the valuation process prior to our adoption of our daily NAV procedures. We engaged Duff & Phelps, LLC to provide appraisals of our real estate properties and our advisor performed a valuation of our real estate-related investments, cash, other assets, mortgage debt, and other liabilities. For more information related to the December 31, 2016 estimated value per share and the assumptions and methodologies used by Duff & Phelps, LLC and our advisor, see our Current Report on Form 8-K filed with the SEC on February 16, 2017.

(3)	Only includes 25 properties. Two subsequent properties (i.e., Allstate and MISO) were acquired in 2017.
When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures ("ASC Topic 820"). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with GAAP from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.
Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from fair value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV generally does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. Our NAV does not reflect fees that may become payable after the date of determination, which fees may not ultimately be paid in certain circumstances, including if we are liquidated or if there is a listing of our common stock. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; and (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
On any business day, our share sales are made based on the day’s applicable per share NAV. On each business day, our NAV per share for each class is (i) posted on our website, www.griffincapital.com, (ii) made available on our toll-free, automated telephone line, 1-888-926-2688 and (iii) made available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Our "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the year ended December 31, 2016, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, are incorporated herein by reference. This discussion and analysis should be read in conjunction with our audited consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2016, and our unaudited consolidated financial statements and notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are incorporated herein by reference.
FEDERAL INCOME TAX CONSIDERATIONS
General
The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.
The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.
This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.
Opinion of Counsel
Nelson Mullins has acted as our tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are likely to be material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code beginning with our taxable year ended December 31, 2015. The opinion of Nelson Mullins is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Nelson Mullins. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk Factors - Federal Income Tax Risks." The statements made in this section of the prospectus and in the opinion of Nelson Mullins are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.
Taxation as a REIT
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ended December 31, 2015. We believe that, commencing with the first taxable year for which the election was made, we were organized and operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect or not to elect REIT status or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has a fiduciary duty to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.
Although we elected and operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, on December 18, 2015, President Obama signed into law the Protecting Americans from Tax Hikes Act of 2015 (the "PATH Act") as part of a budget bill. In general, the PATH Act extends or makes permanent a number of temporary tax provisions that had expired or were set to expire, including the following provisions specific to REITs:

•	The PATH Act significantly restricts the ability of companies that are not already REITs to spin off REIT subsidiaries on a tax-free basis;

•	The PATH Act expands the opportunities for certain foreign investors to invest in U.S. real estate without paying FIRPTA (Foreign Investors in Real Property Tax Act) taxes; and

•	The PATH Act modifies a number of the REIT and FIRPTA rules.
The following discussion of the Federal Income Tax Considerations includes the impact of relevant provisions of the PATH Act on our REIT status.
As long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders.

This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

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if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

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if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

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if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

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if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

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if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the 5-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 5-year period beginning on the date on which we acquired the asset (10 years for dispositions after August 8, 2016), then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

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if we receive non arm's-length income from one of our taxable REIT subsidiaries, including services provided by a taxable REIT subsidiary, we will be subject to a 100% tax on the amount of our non-arm's-length income;

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if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

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if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, and such failure is due to reasonable cause, we may retain our REIT qualification if we pay a $50,000 penalty for each failure; and

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if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

Requirements for Qualification as a REIT
In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.
Organizational Requirements
In order to qualify, and continue to qualify, for taxation as a REIT under the Code, we are required to:

•	be organized as a corporation, trust, or association;

•	be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held;

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elect to be a REIT, or make such election for a previous taxable year, which election has not been revoked or terminated, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws;

•	distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

•	meet certain other tests, described below, regarding the nature of our income and assets.
As a Maryland corporation, we satisfy the first and second requirements, and we filed an election to be taxed as a REIT with the IRS for our taxable year ended December 31, 2015. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. As of December 31, 2014, we did not meet the requirement of having more than 100 stockholders, and were closely-held. We issued sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements so that our REIT election may be effective for the 2015 taxable year.
In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Shares - Restrictions on Ownership and Transfer." These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See " - Treatment of Tax-Exempt Stockholders" below.
Ownership of Interests in Partnerships, Qualified REIT Subsidiaries and Other Disregarded Entities
In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, or owns all of the interests in an unincorporated domestic entity, such as a limited liability company, which is generally treated as a disregarded entity for federal income tax purposes, the REIT will be deemed to own all of the qualified REIT subsidiary's or other disregarded entity's assets and liabilities and it will be deemed to be entitled to treat the income of that entity as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary or other disregarded entity shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.
Operational Requirements - Gross Income Tests
To qualify and maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:
At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property, other than on nonqualified publicly-offered REIT debt instruments;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital; and

•	gross income from foreclosure property.
This is known as the 75% Income Test. Generally, gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as "prohibited transactions."
In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities, other than sales or dispositions that are prohibited transactions. This is known as the 95% Income Test.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.
Rents From Real Property. The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

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rents received from a tenant will not qualify as "rents from real property" if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified) except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

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if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property," (certain ancillary personal property that is leased with real property is treated as real property for purposes of the 75% asset test, provided the rent attributable to the personal property for a taxable year does not exceed 15% of the total rent attributable to both real and personal property under the lease); and

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we must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income. However, we may provide services with respect to our properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed 1% of all amounts received or accrued with respect to that property (though any income attributable to such services would not qualify as rent for either the 75% or 95% gross income tests). Services generally are deemed not to be provided by us if they are provided through (i) an "independent contractor" who is adequately compensated and from whom we do not derive revenue or (ii) a taxable REIT subsidiary.

A "taxable REIT subsidiary" is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a "qualified REIT subsidiary" or other disregarded entity as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent's compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. Griffin Capital Essential Asset TRS II, Inc., a wholly-owned subsidiary of our operating partnership, made an election to be treated as a taxable REIT subsidiary. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, may acquire in the future.

New Capital Investments. Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as qualifying mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from this offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments" however, so there can be no assurance that the IRS will agree with our method of calculation.
Prohibited Transactions. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will generally be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a "qualified REIT subsidiary" and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the 95% Income Test for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Code provides safe harbor provisions pursuant to which sales of properties held for at least two years and meeting certain requirements will not give rise to prohibited transactions income.
We will attempt to comply with the terms of the safe-harbor provisions. However, we cannot assure you that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The prohibited transactions tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property. As a REIT, we will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT's having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, a repossession action. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered foreclosure property unless the REIT makes a proper election to treat the property as such.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the applicable identification requirements. A "hedging transaction" means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain); or (iii) for taxable years beginning after December 31, 2015, that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by transactions described in clause (i) or (ii). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements, subject, for taxable years beginning after December 31, 2015, to certain curative provisions. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests. Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.
It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in " - General - Taxation as a REIT," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.
Operational Requirements - Asset Tests
At the close of each quarter of any taxable year in which we are taxed as a REIT, we also must satisfy the following tests relating to the nature and diversification of our assets:

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term "real estate assets" includes (i) real property, mortgages on real property, interests in real property and certain ancillary personal property that is leased with real property, (ii) shares in other qualified REITs, (iii) a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours; and (iv) for taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding securities (based on either voting rights or value), except in the case of our taxable REIT subsidiaries.

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 25% (20% for taxable years beginning on or after January 1, 2018) of the value of our total assets.
For purposes of the 5% and 10% asset tests, the term "securities" generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

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"Straight debt," defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds "non-straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any "Section 467 rental agreement," other than an agreement with a related party tenant;

•	Any obligation to pay "rents from real property";

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Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT; and

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Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for the purposes of the 75% gross income test described above in " - Requirement for Qualification - Gross Income Tests."

For tax years beginning after December 31, 2015, all debt instruments issued by publicly offered REITs, and mortgages on interests in real property, are "real estate assets" for purposes of the 75% asset test. However, income from publicly offered REIT debt instruments that would not qualify as real estate assets but for the new provision ("nonqualified publicly-offered REIT debt instruments") is not qualified income under the 75% Income Test. In addition, not more than 25% of the value of a REIT's assets is permitted to consist of these nonqualified publicly-offered REIT debt instruments.
For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.
The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) file with the IRS a schedule describing the assets that caused the failure.
There are special rules with respect to foreign currency transactions which may arise from investing in property outside of the United States or from investing in foreign currency. To the extent we engage in such transactions in the future, we intend to comply with the applicable rules for purposes of the income and asset tests.
Operational Requirements - Annual Distribution Requirements
In order to be taxed as a REIT, we are also required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our net capital gain, and is subject to certain other potential adjustments. While we must generally make such distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.
In general, for tax years beginning before December 31, 2014, in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, or (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.
For tax years beginning after December 31, 2014, distributions by publicly offered REITs are not subject to the preferential dividend rules. The term "publicly offered REIT" means a real estate investment trust which is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The IRS also has authority to provide an appropriate remedy for a preferential dividend distribution by non-publicly offered REITs in lieu of treating the dividend as not qualifying for the REIT dividend deduction and not counting toward satisfying the requirement that REITs distribute 90% of their income every year. We expect to qualify as a publicly offered REIT for purposes of these rules.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on our Class T, Class S, Class D, Class I and our IPO shares differs because of different allocations of class-specific expenses.
Even if we satisfy the foregoing distribution requirements and, accordingly, continue to qualify as a REIT for tax purposes, we are still subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.
In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.
We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.
In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.
If we fail to satisfy the distribution requirements for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay "deficiency distributions" in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•
our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•
the basis of a stockholder's shares would be increased by the difference between the designated amount included in the stockholder's long-term capital gains and the tax deemed paid with respect to such shares.

As noted above, REITs may designate certain dividends that they pay as "capital gains dividends" that are treated as long-term capital gain, or as "qualified dividend income" that is subject to reduced rates in the hands of non-corporate stockholders. For tax years beginning after December 31, 2014, the aggregate amount of dividends that may be designated by a REIT as "capital gains dividends" or "qualified dividends income" may not exceed the dividends actually paid by the REIT.
In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements - Recordkeeping
To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.
Failure to Qualify as a REIT
If we fail to qualify as a REIT for any taxable year and applicable relief provisions do not apply, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. If our REIT status is terminated, for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. See "Risk Factors - Federal Income Tax Risks."
Taxation of U.S. Stockholders
Definition
In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or the District of Columbia;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

•
is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.
The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013). REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.
High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual's net investment income or the excess of the individual's modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions Generally
Upon qualifying as a REIT, distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 39.6%. Individuals receiving "qualified dividends," which are dividends from domestic and certain qualifying foreign subchapter C corporations, are generally taxed on qualified dividends at a maximum rate of 20% (the same as long-term capital gains) provided certain holding period requirements are met.
However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular "C" corporation (such as our taxable REIT subsidiary) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties held at the time our REIT election became effective or acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.
Capital Gain Distributions
Upon qualifying as a REIT, actual distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation. The aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year.
We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders' shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder's income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations
Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.
Certain Dispositions of the Shares
In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.
If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder's shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption distribution is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution, and will not be entitled to return of capital treatment as in the case of a sale or exchange transaction. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
Information Reporting Requirements and Backup Withholding for U.S. Stockholders
Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions, or is otherwise subject to backup withholding; or

•
under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the

U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.
U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.
Treatment of Tax-Exempt Stockholders
Tax-exempt entities such as qualified employee pension and profit-sharing trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as "debt financed property" within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as "debt financed property" within the meaning of the Code or has used the stock in an unrelated trade or business.
For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.
In the event that we were deemed to be "predominately held" by qualified employee retirement trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (i) one employee retirement trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee retirement trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT (unless such percentage of UBTI income is less than 5%). We will attempt to monitor the concentration of ownership of employee retirement trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee retirement trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.
Special Tax Considerations for Non-U.S. Stockholders
The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.
Distributions. A non-U.S. stockholder that receives a distribution which (1) is not attributable to gain from our sale or exchange of a "United States real property interest" or USRPI, as defined below, and (2) we do not designate as a capital gain dividend or retained capital gain will generally recognize ordinary income to the extent of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs.

However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E or other Form W-8, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. stockholder in shares of our stock. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. stockholder in such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. stockholder in its shares of our stock, if the non-U.S. stockholder would otherwise be subject to tax on gain from the sale or disposition if its shares of our stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Under FIRPTA (discussed below), we may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions attributable to gain from our sale or exchange of "United States real property interests" under the "FIRPTA" provisions of the Code. The term "United States real property interests" includes interests in real property located in the United States or the Virgin Islands and stocks in corporations at least 50% by value of whose real property and assets used or held for use in a trade or business consist of United States real property interests.
Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Dispositions. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of shares of stock as long as, at all times during a specified testing period, non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that this test will be met. Even if we meet this test, pursuant to the "wash sale" rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.
A non-U.S. stockholder generally will incur tax on gain from the sale of common stock subject to FIRPTA if:

•
the gain is effectively connected with the conduct of the non-U.S. stockholders trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain; or

•
the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 or more days during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on capital gains.

Information Reporting and Backup Withholding for Non-U.S. Stockholders. We will report to our stockholder and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories, and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the stockholder is a U.S. person that is not exempt. Payments of the proceeds from a disposition or a redemption of our stock effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Foreign Accounts
Under the Foreign Account Tax Compliance Act, or FATCA, withholding is required at a rate of 30 percent on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common stock held by certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons and to withhold certain amounts paid to certain account holders and financial institutions. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.
Statement of Stock Ownership
We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.
Tax Aspects of Our Operating Partnership
The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
We are entitled to include in our income a distributive share of our operating partnership's income and to deduct our distributive share of our operating partnership's losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly-traded partnership." A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.
We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. Nelson Mullins is of the opinion, however, that based on certain factual assumptions and representations, our operating partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly-traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of our operating partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our operating partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Nelson Mullins is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in such opinion.
If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" and "- Operational Requirements - Asset Tests" above. In addition, any change in our operating partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership's taxable income.
Income Taxation of Our Operating Partnership and Its Partners
Partners, Not a Partnership, Subject to Tax
A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership's income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.
Partnership Allocations
Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties
Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.
Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.
The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.
Basis in Operating Partnership Interest
The adjusted tax basis of a partner's interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner's (a) allocable share of the operating partnership's income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner's allocable share of the operating partnership's loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner's share of indebtedness of the operating partnership.
If the allocation of a partner's distributive share of the operating partnership's loss would reduce the adjusted tax basis of such partner's partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner's share of the operating partnership's liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner's adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner's partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Partnership Audits
Under recently enacted legislation (the "New Partnership Audit Rules") that will apply for taxable years beginning after December 31, 2017 (unless a Partnership elects to apply the legislative changes sooner), in the event of a federal income tax audit, the Partnership, rather than the Partnership's partners, could be liable for the payment of certain taxes, including interest and penalties, or the partners could be liable for the tax but required to pay interest at a higher rate than would otherwise apply to underpayments. Furthermore, the "partnership representative" of the Partnership will have exclusive authority to bind all partners to any federal income tax proceeding.
Depreciation Deductions Available to Our Operating Partnership
Our operating partnership uses a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership's initial basis in such properties for federal income tax purposes is generally equal to the purchase price paid by our operating partnership for the properties. Our operating partnership depreciates each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and depreciates furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.
Sale of Our Operating Partnership's Property
Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.
The REIT's share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership's, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. "Plans" include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code. "Accounts" include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL) and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA or other law applicable to such Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.
In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether their investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether their investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether their investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•
whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent or permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the fiduciary can sell or otherwise dispose of the shares;

•	whether their investment will impair the liquidity of the Plan or Account;

•	whether their investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any affiliate is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•
whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.
Minimum Distribution Requirements - Plan Liquidity
Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan's or Account's ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual Valuation Requirement
Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year.
In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. However, because the redemption of our common stock may be limited as to timing and as to the amount of shares of common stock that can be redeemed, you may not be able to realize the current NAV per share for your common stock at any given time. Accordingly, there can be no assurance that such determinations of current net asset value per share will satisfy the applicable annual valuation requirements under ERISA or the Code.
Fiduciary Obligations - Prohibited Transactions
Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and "parties-in-interest" or "disqualified persons" are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as "Plan Assets," our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or Accounts investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be "prohibited transactions" by ERISA or the Code. Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets - Definition
The Code does not define Plan Assets. The DOL has issued regulations (29 C.F.R. §2510.3-101) concerning the definition of what constitutes the assets of a Plan or Account, or the "Plan Asset Regulation." The Plan Asset Regulation was modified in 2006 by the enactment of Section 3(42) of ERISA. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an "equity interest" will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC;

•	in an "operating company," which includes "venture capital operating companies" and "real estate operating companies;" or

•	in which equity participation by "benefit plan investors" is not significant.
Plan Assets - Registered Investment Company Exception
The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.
Plan Assets - Publicly Offered Securities Exception
As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer and of one another. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be "widely-held," the "freely transferable" requirement must also be satisfied in order for us to qualify for the "publicly offered securities" exception.
The Plan Asset Regulation provides that "whether a security is 'freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances." Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to qualify and maintain our status as a REIT should not prevent the shares from being deemed "freely transferable." Therefore, we anticipate that we will meet the "publicly offered securities" exception, although there are no assurances that we will qualify for this exception.
Plan Assets - Operating Company Exception
If we are deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an "operating company," which includes "venture capital operating companies" and "real estate operating companies." To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in "venture capital investments." A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. We do not anticipate that our investments will qualify as a venture capital investment for purposes of the Plan Asset Regulation and therefore we do not believe we will qualify for the venture capital operating company exception.
To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity's properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the "real estate operating company" exception. Since most, if not all of our properties will be subject to long-term net leases, we do not anticipate that we or our operating partnership will qualify as a real estate operating company under the Plan Asset Regulation.
However, changes in the law or in the structure or objectives of our business may make the operating company exception available. If the operating company exception becomes available, and if another exception does not apply, our board of directors may decide to structure our business such that we fit within the operating company exception.

Plan Assets - Not Significant Investment Exception
The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. "Benefit plan investors" are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA, subject to Title I, Part 4 of ERISA), (ii) plans described in Code Section 4975(e)(1), (iii) entities whose assets include Plan Assets by reason of a Plan's or Account's investment in the entity (including, but not limited to, an insurance company's general account), and (iv) an entity that otherwise constitutes a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the "look through" rule under the Plan Asset Regulation). However, the following are not "benefit plan investors": (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen's compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.
For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity's assets or who provides investment advice for a fee (direct or indirect) with respect to the entity's assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company's general account's equity investment in the entity that represents Plan Assets is taken into account.
Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.
Whether the 25% limit is violated is determined without regard to the value of any such interests held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).
In the event we determine that we fail to meet the "publicly offered securities" exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of such shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).
Consequences of Holding Plan Assets
In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available,

(ii) our assets could be subject to ERISA's reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.
If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.
Prohibited Transactions Involving Assets of Plans or Accounts
Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and other individuals or entities affiliated with the foregoing.
A person generally is a fiduciary with respect to a Plan or Account for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under DOL regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or Account pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or Account based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and Accounts. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or Account investor, we might be considered a disqualified person or party-in-interest with respect to such Plan or Account investor, resulting in a prohibited transaction merely upon investment by such Plan or Account in our shares.
Any Plan fiduciary or Account trustee or custodian that proposes to cause a Plan or Account to purchase shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the shares is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of our shares is in no respect a representation by our sponsor, us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or Accounts generally or that such an investment is appropriate for any particular Plan or Account.
In addition, certain Plans not subject to ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, may be subject to state, local, or other applicable law or regulatory requirement that imposes restrictions similar to those imposed on Plans subject to ERISA. Any person investing the assets of such a Plan in our stock should satisfy himself, herself, or itself that the investment of such assets in our stock will not violate any provision of applicable law or regulatory requirement.
Prohibited Transactions Involving Assets of Plans or Accounts - Consequences
ERISA and the Code forbid Plans and Accounts from engaging in prohibited transactions with respect to such Plan or Account. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person involved with a prohibited transaction with a Plan or Account must pay an excise tax equal to a percentage of the "amount involved" in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.
DESCRIPTION OF SHARES
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL, and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. You may obtain a copy of our charter and bylaws free of charge upon your request. See "Where You Can Find More Information."
Our charter authorizes us to issue up to 1,000,000,000 shares of stock, of which 800,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Our 800,000,000 shares of common stock are authorized as follows: 150,000,000 shares are classified as Class T shares, 150,000,000 shares are classified as Class S shares, 150,000,000 shares are classified as Class D shares, 150,000,000 shares are classified as Class I shares, 70,000,000 shares are classified as Class A shares, 120,000,000 shares are classified as Class AA shares and 10,000,000 are classified as Class AAA shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.
Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Risk Factors - Risks Related to Our Corporate Structure."
Common Stock
General
Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders.
Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares and Class AAA shares will vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.
Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors.
Class T Shares
We expect that Class T shares will be made available primarily through registered representatives of broker-dealers. Each Class T share issued in the primary offering will be subject to a selling commission of up to 3.0%, and a dealer manager fee of up to 0.5%, of the purchase price of each Class T share sold in the offering on the date of the purchase. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.
We will pay the dealer manager a distribution fee with respect to our outstanding Class T shares equal to 1/365th of 1.0% of the NAV of our outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75%, and a dealer distribution fee of 1/365th of 0.25%, of the NAV for the Class T shares for each day. The distribution fees will accrue daily and be paid monthly in arrears. The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The selling commission and dealer manager fee will not be payable in respect of any Class T shares sold pursuant to our DRP, but such shares will be charged the distribution fee payable with respect to all our outstanding Class T shares.
We will cease paying the distribution fee with respect to any Class T share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share (and any shares issued under our DRP with respect thereto)

will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share over approximately 6 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRP and a constant NAV of $9.47 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.54.
Class S Shares
We expect that Class S shares will be made available primarily through registered representatives of broker-dealers. Each Class S share issued in the primary offering will be subject to a selling commission of up to 3.5% of the purchase price of each Class S share sold in the offering on the date of the purchase. The dealer manager will reallow 100% of such selling commissions to participating broker-dealers.
We will pay the dealer manager a distribution fee with respect to our outstanding Class S shares equal to 1/365th of 1.0% of the NAV of our outstanding Class S shares for each day. The distribution fees will accrue daily and be paid monthly in arrears. The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The selling commission will not be payable in respect of any Class S shares sold pursuant to our DRP, but such shares will be charged the distribution fee payable with respect to all our outstanding Class S shares.
We will cease paying the distribution fee with respect to any Class S share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees (if applicable) and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class S share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately 6 years from the date of purchase, assuming payment of the full selling commissions, opting out of the DRP and a constant NAV of $9.47 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.54.
Class D Shares
Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus.
No selling commissions will be paid for sales of any Class D shares. We will pay the dealer manager a distribution fee with respect to our outstanding Class D shares equal to 1/365th of 0.25% of the NAV of all our outstanding Class D shares for each day, including any Class D shares sold pursuant to our DRP. The distribution fees will accrue daily and be paid monthly in arrears. The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

We will cease paying the distribution fee with respect to any Class D share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions (if applicable), dealer manager fees (if applicable), and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 36 years from the date of purchase, assuming opting out of the DRP and a constant NAV of $9.47 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.85.

Class I Shares
No selling commissions or distribution fees will be paid for sales of any Class I shares.
Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and participating broker-dealers, their representatives and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1 million, except for purchasers that fall under category 4 listed above or as determined in our sole discretion. To the extent that a participating broker-dealer has not approved the Class I shares, such participating broker-dealer, its representatives and their immediate family members may purchase Class T shares in our primary offering at a price equal to the current Class T NAV, with no selling commissions or dealer manager fees charged on such purchase. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.
Class A Shares, Class AA Shares and Class AAA Shares
All Class A shares outstanding prior to this offering will continue to be classified as "Class A" shares. All Class T shares outstanding prior to this offering will be reclassified as "Class AA" shares. All Class I shares outstanding prior to this offering will be reclassified as "Class AAA" shares. We refer to all such shares herein collectively as our IPO shares. No IPO shares will be issued in this offering, except to current IPO shareholders pursuant to our DRP. As of August 31, 2017, we have 76,307,690 IPO shares issued and outstanding.
We will continue to pay our dealer manager a stockholder servicing fee with respect to the Class AA shares, as detailed in our prospectus for our initial public offering. The stockholder servicing fee accrues daily in an amount equal to 1/365th of 1% of the NAV per share of our Class AA shares, up to an aggregate of 4% of the gross proceeds of Class AA shares sold, and is paid quarterly. We will cease paying the stockholder servicing fee with respect to the Class AA shares at the earlier of (i) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in our initial public offering (excluding proceeds from sales pursuant to the related distribution reinvestment plan); (ii) the fourth anniversary of the last day of the fiscal quarter in which our initial public offering terminated; (iii) the date that such Class AA share is redeemed or is no longer outstanding; and (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction. The payment of the stockholder servicing fee will only impact the Class AA shares. As of June 30, 2017, we have paid approximately $3.5 million in stockholder servicing fees.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds thereof, will be distributed among the holders of Class T, Class S, Class D, Class I, Class A, Class AA and Class AAA shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then any such excess will be distributed to holders of our Class T, Class S, Class D, Class I, Class A, Class AA and Class AAA shares ratably in proportion to the respective NAV for each class. We do not expect distribution fees to cause different NAV amounts for the applicable share classes, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares, Class S shares or Class D shares in a particular period (prior to the deduction of the distribution fees). If the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares, Class S shares or Class D shares, the excess will reduce the estimated NAV per share of each Class T share, Class S share and Class D share, as applicable.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who shall have access, at our expense, to independent counsel. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.
We currently have no preferred stock issued or outstanding. Our board has no present plans to issue shares of preferred stock.
Meetings and Special Voting Requirements
Subject to our charter restrictions on transfers of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. In accordance with our charter, with respect to shares of our common stock owned by our advisor, any of our directors, or any affiliates, the advisor or such director or affiliate may not vote or consent on matters submitted to our stockholders regarding (i) the removal of the advisor or such director or affiliate, or (ii) any transaction between us and the advisor or such director or affiliate.

Under Maryland law, a Maryland corporation generally cannot dissolve or liquidate, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.
However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•
mergers with or into a 90% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

•	reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

•	amend our charter; and

•	issue more than 20% of the number of shares of any class or series of shares outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.
Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.
An annual meeting of our stockholders is held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%) of all the votes entitled to be cast at a meeting constitutes a quorum.
As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders in the aggregate and the basis for such determination; and

•
Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders' ownership of our shares:

•
five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
See "Federal Income Tax Considerations" for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.
Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.
Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being "closely held" within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.
Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being "closely held" under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.
The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.
Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days' written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.
The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy
We intend to continue to accrue distributions daily and make distributions on a monthly basis. We commenced paying distributions on October 1, 2014, to investors of record on September 23, 2014. We achieved our minimum escrow requirement on September 23, 2014; therefore our first monthly distribution was for a partial month. We reserve the right to adjust the periods during which distributions accrue and are paid. We may fund some of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties.  Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership's ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net investment proceeds from this offering. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. To the extent that we pay distributions using offering proceeds, such distributions will be considered a return of capital and will reduce the tax basis of your investment.
Over the long term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations, which may cause a decrease in our NAV if not offset by other effects.
Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We accrue the amount of declared distributions as our liability on a daily basis, and such liability is accounted for in determining the NAV. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	tenant improvements, capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on our Class T, Class S, Class D, Class I and IPO shares differs because of different allocations of class-specific expenses. We use the record share method of determining the per share amount of distributions on each class of shares, although our board of directors may choose other methods. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific expenses accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.
Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders' basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders' basis in the common shares, it will generally be treated as a capital gain. We will annually notify stockholders of the taxability of distributions paid during the preceding year.
Distributions in kind will not be permitted, except for: (1) distributions of readily marketable securities; (2) distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or (3) distributions of in-kind property which meet all of the following conditions: (a) the directors advise each stockholder of the risks associated with direct ownership of us, (b) the directors offer each stockholder the election of receiving in-kind property distributions, and (c) the directors distribute in-kind property only to those stockholders who accept the directors' offer.
We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the "Federal Income Tax Considerations - Requirements For Qualification as a REIT - Operational Requirements - Annual Distribution Requirement" section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of capital. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT."
Distribution Declaration History

Distributions may be funded with operating cash flow, offering proceeds raised in our public offering, or a combination thereof. From inception through June 30, 2017, we funded 90.0% of our cash distributions from cash flow provided by operating activities and 10.0% from offering proceeds. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to stockholders. The following table shows distributions declared, distributions paid, and cash flow (used in) or provided by operating activities during the years ended December 31, 2015 and December 31, 2016 and the quarter ended June 30, 2017, excluding stock distributions, for our IPO shares (in thousands, except per share amounts):

				Distributions Paid (3)
Period	Distributions Declared (1)		Distributions Declared Per Share (1) (2)	Cash (4)	Reinvested	Total	Cash Flow (Used in) Provided by Operating Activities
First Quarter 2015	$411		$0.13	$91	$241	$332	$(550)
Second Quarter 2015	$1,504		$0.14	$435	$912	$1,347	$(1,956)
Third Quarter 2015	$2,757	(5)	$0.14	$861	$1,444	$2,305	$6,734
Fourth Quarter 2015	$3,447	(5)	$0.14	$1,654	$1,941	$3,595	$(7,164)
First Quarter 2016	$4,479		$0.14	$1,780	$2,507	$4,287	$2,457
Second Quarter 2016	$6,167		$0.14	$2,504	$3,435	$5,939	$2,402
Third Quarter 2016	$7,834		$0.14	$3,290	$4,271	$7,561	$3,141
Fourth Quarter 2016	$9,167		$0.14	$3,978	$4,946	$8,924	$8,445
First Quarter 2017	$10,070		$0.14	$4,531	$5,395	$9,926	$14,191
Second Quarter 2017	$10,363		$0.14	$4,868	$5,533	$10,401	$5,999
(1) Distributions for the period from January 1, 2015 through December 31, 2015 were based on daily record dates and were calculated at a rate of $0.00150684932 per day per share. Distributions for the period from January 1, 2016 through December 31, 2016 were based on daily record dates and were calculated at a rate of $0.0015027322 per day per share. Distributions for the period from January 1, 2017 through June 30, 2017 were based on daily record dates and were calculated at a rate of $0.0015068493 per day per share. The table above does not include stock distributions as the amounts have no cash impact.

(2)	Assumes shares were issued and outstanding each day during the period presented.

(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid on or about the first business day of the following month.

(4)	Includes distributions paid to noncontrolling interests and preferred unit holders.

(5)	Includes distributions declared for preferred unit holders.

From our inception through June 30, 2017, we paid and declared cumulative distributions of approximately $55.8 million including shares issued pursuant to our distribution reinvestment plan, and approximately $0.4 million to the limited partners of our operating partnership, including those distributions paid to the preferred unit holders. We began generating FFO and MFFO in March 2015, following the acquisition of our first property. Of our distributions declared and paid, approximately $25.2 million has been reinvested pursuant to our distribution reinvestment plan. For the year ended December 31, 2015, we paid and declared distributions of approximately $7.7 million including shares issued pursuant to our distribution reinvestment plan, and approximately $0.4 million to the limited partners of our operating partnership, including those distributions paid to the preferred unit holders, as compared to FFO, adjusted for redeemable preferred and noncontrolling interest distributions, and MFFO for the year ended December 31, 2015 of approximately $(5.2) million and approximately $5.7 million, respectively. For the year ended December 31, 2016, we paid and declared distributions of approximately $27.6 million including shares issued pursuant to the distribution reinvestment plan, and approximately $11,000 to the limited partners of our operating partnership, as compared to FFO, adjusted for noncontrolling interest distributions, and MFFO for the year ended December 31, 2016 of approximately $21.8 million and approximately $21.9 million, respectively. For the six months ended June 30, 2017, we paid and declared distributions of approximately $20.4 million including shares issued pursuant to the distribution reinvestment plan, and approximately $5,454 to the limited partners of our operating partnership, as compared to FFO, adjusted for noncontrolling interest distributions, and MFFO for the six months ended June 30, 2017 of approximately $28.0 million and approximately $20.6 million, respectively. The payment of distributions from sources other than FFO or MFFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.
Stockholder Liability
The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Business Combinations
Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation's stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.
Control Share Acquisitions
With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding "control shares:"

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

"Control shares" means voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.
As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in the board the exclusive power to fix the number of directorships.
So long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Distribution Reinvestment Plan
Our DRP allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. Distributions on shares will be reinvested into additional shares of the same class. We are offering $0.2 billion in shares of stock under our DRP. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $2.0 billion in shares being sold in our primary offering. The following discussion summarizes the principal terms of our DRP.
Eligibility
Participation in our DRP is limited to investors who have purchased stock in this offering or our initial public offering. See "Plan of Distribution - Compensation of Dealer Manager and Participating Broker-Dealers" below for other restrictions on eligibility to purchase stock under our DRP. We may elect to deny your participation in our DRP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
Election to Participate
Assuming you are eligible, you may elect to participate in our DRP by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our DRP will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our DRP until we have terminated our DRP. You can choose to have all or a portion of your distributions reinvested through our DRP. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock other than through a participating broker-dealer, through our dealer manager.
Stock Purchases
Stock will be purchased under our DRP on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our DRP.

The per share purchase price for shares purchased pursuant to the DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions, dealer manager fees or stockholder servicing fees when purchasing shares pursuant to the DRP. Because the distribution fee is calculated based on our NAV, it reduces distributions with respect to Class T, Class S, and Class D shares, including shares issued under the DRP with respect to such share classes. Shares acquired under the DRP entitle the participant to the same rights and to be treated in the same manner as shares of that class purchased in this offering or our initial public offering.
The price for shares purchased under our DRP bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our DRP may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our DRP.
Account Statements
Our transfer agent will provide quarterly investor statements which will include your periodic purchases under our DRP. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.
Fees and Commissions
We will not pay a commission in connection with your purchase of stock in our DRP. No dealer manager fees, distribution fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under our DRP. See "Plan of Distribution."
Voting
You may vote all shares of stock acquired through our DRP.
Tax Consequences of Participation
If you elect to participate in our DRP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our DRP.
Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See "Federal Income Tax Considerations - Taxation of U.S. Stockholders - Distributions Generally." We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See "Federal Income Tax Considerations - Taxation of U.S. Stockholders - Information Reporting Requirements and Backup Withholding for U.S. Stockholders."
Termination of Participation
You may terminate your participation in our DRP at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our DRP. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside and as described above in the "Suitability Standards" section immediately following the cover page of this prospectus or you cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.
Amendment or Termination of Plan
We may amend, suspend or terminate our DRP at our discretion at any time upon ten days prior written notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to our prospectus or Post-Effective Amendment filed with the SEC. However, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.
Restrictions on Roll-up Transactions
A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.
In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote "no" on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.
We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•
that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•
in which our investor's rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled "- Meetings and Special Voting Requirements" above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.
Class T, Class S, Class D and Class I Share Redemption Program
General
While you should view your investment in our common stock as long term with limited liquidity, we have adopted a share redemption program, whereby on a quarterly basis, stockholders may request that we redeem all or any portion of their shares of Class T, Class S, Class D and Class I shares of common stock (and IPO shares of common stock that have been held for four years or longer). Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See "Redemption Limitations" below. Further, our board of directors has the right to modify or suspend the share redemption program upon 30 days’ notice at any time if it deems such action to be in our best interest and the best interest of our stockholders. Any such modification or suspension will be communicated to stockholders through our filings with the SEC. You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. Under our share redemption program, we will only redeem shares as of the closing of the last business day of that quarter (a "Redemption Date"). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the NAV per share for the applicable class generally on the 13th of the month immediately prior to the end of the applicable quarter (unless the 13th is not at least ten business days prior to the second to last business day of the applicable quarter, in which case the redemption price will be equal to the NAV per share on a date that is at least ten business days prior to the second to last business day of such quarter) (the "Redemption NAV").  If a redemption request is received after such time, the redemption order will be carried forward to the next quarter's Redemption Date at the NAV per share applicable to that quarter’s redemption, unless such request is withdrawn prior to that Redemption Date.  Investors will have at least 20 business days (from the last business day of the previous quarter to the second to last business day of the current quarter) during which to decide whether to request a redemption of their shares as of the end of the current quarter.  Investors may withdraw their redemption requests before they have been processed by notifying a customer service representative available on our toll-free information line by 4:00 p.m. Eastern time on the last business day of the applicable quarter.  Settlements of share redemptions generally will be made within five business days after the Redemption Date.
Minimum Account Redemptions
In the event that any stockholder fails to maintain the minimum balance of $2,500 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price applicable to the quarter in which we determine that the stockholder has failed to meet the minimum balance. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Sources of Funds for Redemptions
We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under "—Redemption Limitations." Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt-related or other investments or redemption of IPO shares. Our board of directors has no obligation to use other sources to redeem shares of our common stock in any circumstances.
Redemption Limitations
Under our share redemption program, shares are not eligible for redemption for the first year after purchase except upon death or qualifying disability of a stockholder; provided, however, shares issued pursuant to our DRP are not subject to the one-year holding period. In addition, our Class T, Class S, Class D and Class I share redemption program generally imposes a quarterly cap on aggregate redemptions of our Class T, Class S, Class D and Class I shares (including IPO shares that have been held for 4 years or longer) equal to a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last business day of the previous quarter.
In the event that we determine to redeem some but not all of the shares submitted for redemption during any quarter, whether due to the quarterly cap or otherwise, shares submitted for redemption during such quarter will be redeemed on a pro rata basis. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of $2,500 of shares of our common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share redemption program, as applicable. Such determinations will not affect any determinations that may be made by the board of directors regarding requests by holders of IPO shares for redemption of their IPO shares pursuant to the IPO share redemption program.
In order for a disability to be considered a "qualifying disability," (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive.  The "applicable governmental agencies" are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veterans Benefits Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to stockholders with a “qualifying disability” unless otherwise permitted by us. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability, a Veteran’s Benefits Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

The following disabilities do not entitle a worker to Social Security disability benefits:

•disabilities occurring after the legal retirement age;
•temporary disabilities; and
•disabilities that do not render a worker incapable of performing substantial gainful activity.
Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of us as a whole, we may choose to redeem fewer shares in any particular quarter than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 5% quarterly limitation on redemptions, to and suspensions of the share redemption program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. In addition, we may determine to suspend the share redemption program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once the share redemption program is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. Any modification, suspension or termination of the Class T, Class S, Class D and Class I share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of IPO shares for redemption of their IPO shares pursuant to the IPO share redemption program.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at 1-888-926-2688, we will utilize the first-in-first-out method.
The shares we redeem under our share redemption program will be canceled and return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.
IPO Share Redemption Program
We also have a separate share redemption program for holders of our IPO shares who have held their shares for less than four years, which enables our IPO stockholders to sell their shares back to us in limited circumstances. Our IPO share redemption program permits stockholders to submit their IPO shares for redemption after they have held them for at least one year, subject to the significant conditions and limitations described below. Under our IPO share redemption program, we may also redeem all shares held by a stockholder in the event that such stockholder fails to maintain the minimum balance of $2,500 of shares of our common stock.
There are several restrictions under our IPO share redemption program. A stockholder generally has to hold their shares for one year before submitting shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, qualifying disability or bankruptcy of a stockholder. In addition, we will limit the number of IPO shares redeemed pursuant to our IPO share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of IPO shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of IPO shares under our DRP for such shares. These limits may prevent us from accommodating all requests made in any year.
The redemption price per share will depend on the length of time a stockholder has held such shares as follows: after one year from the purchase date - 90% of the redemption amount (as detailed below); after two years from the purchase date - 95% of the redemption amount; and after three years from the purchase date - 97.5% of the redemption amount. The redemption amount for shares purchased under our IPO share redemption program shall be the lesser of (i) the amount the stockholder paid for their shares or (ii) the NAV of the shares. We treat the IPO shares received in the DRP as having the same age of the IPO shares receiving the distribution. After four years from the purchase date, a stockholder will be eligible to utilize our Class T, Class S, Class D and Class I share redemption program instead of participating in our IPO share redemption program and will be able to redeem at 100% of the NAV of the applicable share class. The IPO share redemption program will terminate in January 2021 on the four year anniversary of the termination of our initial public offering.
Our board may change the redemption price per share at any time by providing 30 days' notice to our stockholders. Our board of directors may also choose to amend, suspend or terminate our IPO share redemption program upon 30 days' notice at any time. Our board will announce any redemption price changes and the time period of its effectiveness as a part of its regular communications with our stockholders through our filings with the SEC.
OUR OPERATING PARTNERSHIP AGREEMENT
General
Griffin Capital Essential Asset Operating Partnership II, L.P., our operating partnership, was formed in November 2013 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.
A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax deferred basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction at our sole discretion.
The Third Amended and Restated Agreement of Limited Partnership, as amended, of our operating partnership, or our operating partnership agreement, contains provisions that would allow, under certain circumstances, other persons, including other programs sponsored by our sponsor, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership.

As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We intend to hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. Our advisor has contributed $200,000 to our operating partnership and owns a special limited partner interest in our operating partnership.
The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You may obtain a copy of our operating partnership agreement free of charge upon your request.
Capital Contributions
As we accept subscriptions for shares, we will transfer the net investment proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.
Classes of Units
Partnership interests in the operating partnership, other than the special limited partner interest held by our advisor and the general partner interest, are currently divided into seven classes of units: (a) Class A units; (b) Class AA units; (c) Class AAA units; (d) Class T units; (e) Class S units; (f) Class D units; and (g) Class I units. In general, the Class A units, Class AA units, Class AAA units, Class T units, Class S units, Class D units and Class I units are intended to correspond on a one-for-one basis with our Class A shares, Class AA shares, Class AAA shares, Class T shares, Class S shares, Class D shares and Class I shares, respectively. All common units outstanding prior to the effective date of this offering that were issued in connection with our issuance of Class A shares are designated as Class A units; all common units outstanding prior to the effective date of this offering that were issued in connection with our issuance of Class AA shares are designated as Class AA units; and all common units outstanding prior to the effective date of this offering that were issued in connection with our issuance of Class AAA shares are designated as Class AAA units. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the operating partnership and receive operating partnership units that correspond to the classes of our shares sold.

In general, each Class A unit, Class AA unit, Class AAA unit, Class T unit, Class S unit, Class D unit and Class I unit will share in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including any partner loans or preferred returns owed to holders of any preferred units of limited partnership interest, and after payment of any accrued performance distribution to our advisor as holder of the special limited partner interest, any remaining assets of the operating partnership shall be distributed among the holders of Class A units, Class AA units, Class AAA units, Class T units, Class S units, Class D units, and Class I units ratably in proportion to the respective NAV per unit for each class until the NAV for each unit has been paid. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the operating partnership.
For each Class A unit, Class AA unit, Class AAA unit, Class T unit, Class S unit, Class D unit or Class I unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of operating partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, these holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional operating partnership units without our consent as general partner.

Distributions on the advisor’s performance distribution may be payable in cash or Class I units at the election of the advisor. See “—Special Limited Partner Interest” below.

Special Limited Partner Interest
So long as the advisory agreement has not been terminated (including by means of non-renewal), our advisor will hold a special limited partner interest in the operating partnership that entitles it to receive a distribution from our operating partnership equal to 12.5% of the Total Return, subject to a 5.5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such distribution will be made annually and accrue monthly.

Specifically, our advisor will be entitled to a performance distribution in an amount equal to:

•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount distributed to the advisor equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount distributed to the advisor pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

i.all distributions accrued or paid (without duplication) on the operating partnership units outstanding at the end of such period since the beginning of the then-current calendar year plus

ii.the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of operating partnership units, (y) any allocation/accrual to the performance distribution and (z) applicable distribution fee and stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5.5% annualized internal rate of return on the NAV of the operating partnership units outstanding at the beginning of the then-current calendar year and all operating partnership units issued since the beginning of the then-

current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of operating partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the operating partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance distribution and applicable distribution fee and stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any operating partnership units redeemed during such period, which units will be subject to the performance distribution upon redemption as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any operating partnership units redeemed during such year, which units will be subject to the performance distribution upon redemption as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the advisor’s performance distribution. This is referred to as a “High Water Mark.”

The advisor will also be allocated a performance distribution with respect to all operating partnership units that are redeemed at the end of any quarter (in connection with redemptions of our shares in our share redemption program) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit redemption will be reduced by the amount of any such performance distribution.

Distributions on the performance distribution may be payable in cash or Class I units at the election of the advisor. If the advisor elects to receive such distributions in Class I units, the advisor may request the operating partnership to redeem such Class I units from the advisor at a later date. Any such redemption requests will be subject to the same redemption limits that exist under our share redemption program. The operating partnership will redeem any such operating partnership units for cash unless our board of directors determines that any such redemption for cash would be prohibited by applicable law or our charter, in which case such operating partnership units will be redeemed for shares of our common stock with an equivalent aggregate NAV.

The NAV of the operating partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In 2017, the performance distribution will be prorated for the portion of the calendar year that this offering is effective.

The measurement of the foregoing NAV change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the operating partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the operating partnership’s net assets).

The advisor will not be obligated to return any portion of performance distribution paid based on our subsequent performance.

Changes in our operating partnership’s NAV per unit of each class will correspond to changes in our NAV per share of the corresponding class of our common stock, except that for purposes of calculating the advisor’s performance distribution the effect of any allocation to the performance distribution or any distribution fee expenses will be excluded. Distributions with respect to the performance distribution are calculated from the operating partnership’s Total Return over a calendar year. As a result, the advisor may be entitled to receive compensation under the performance distribution for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are redeemed during a given year may have their shares redeemed at a lower NAV per share as a result of an accrual for the estimated performance distribution at such time, even if no performance distribution for such year is ultimately payable to the advisor at the end of such calendar year.

In the event the advisory agreement is terminated, the advisor will be allocated any accrued performance distribution with respect to all operating partnership units as of the date of such termination.
Operations
Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a "publicly-traded partnership" for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - Classification as a Partnership."
Distributions and Allocations of Profits and Losses
Our operating partnership agreement provides that our operating partnership will distribute cash to its partners on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one operating partnership unit will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.
Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one operating partnership unit will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.
If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.
Rights, Obligations and Powers of the General Partner
As our operating partnership's general partner, we generally have complete and exclusive discretion to manage and control our operating partnership's business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, we, as general partner of our operating partnership, in our sole discretion, shall be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses are subject to the advisory agreement limits and will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to this offering of securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•
all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership (including reimbursements to our advisor and property manager for personnel costs; provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives a fee).

Exchange Rights
The limited partners of our operating partnership, including our advisor, have the right to cause their operating partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value, determined as described in our operating partnership agreement, of an equal number of our shares of a class that would be issuable if the operating partnership units of such class were exchanged for our shares as set forth in our operating partnership agreement. Alternatively, at our sole discretion, we may elect to purchase the operating partnership units by issuing a number of shares of our common stock equal to the number of operating partnership units being exchanged, such shares having the same class designation as the operating partnership units being exchanged as set forth in our operating partnership agreement. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.
Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their operating partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 operating partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their operating partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the operating partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
Amendments to Our Operating Partnership Agreement
Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the exchange right in a manner adverse to the limited partners;

•
any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership's profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.
Termination of Our Operating Partnership
Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.
Transferability of Interests
We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.
PLAN OF DISTRIBUTION
General
We are offering up to $2.2 billion in shares of our common stock pursuant to this prospectus on a "best efforts" basis through Griffin Capital Securities, LLC, our dealer manager, a registered broker-dealer affiliated with our sponsor. Because this is a "best efforts" offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $2.0 billion in shares in our primary offering and up to $0.2 billion in shares pursuant to our DRP. We reserve the right to reallocate shares of common stock between our primary offering and our DRP.
We are offering to the public four classes of shares of our common stock in our primary offering: Class T shares, Class S shares, Class D shares and Class I shares. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees. We are also offering Class A, Class AA, Class AAA, Class T, Class S, Class D and Class I shares pursuant to our DRP. All investors must meet the suitability standards discussed in the section of this prospectus entitled "Suitability Standards." When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below.
Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and participating broker-dealers, their representatives and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1 million, except for purchasers that fall under category 4 listed above or as determined in our sole discretion. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. This is, however, a "best efforts" offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in additional properties and our ability to achieve our investment objectives could be adversely affected. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).
The per share purchase price for each class of shares of our common stock varies from day to day and equals, for each class of common stock, our NAV for such class divided by the number of shares of that class outstanding as of the end of business each day, plus applicable selling commissions and dealer manager fees. Each class of shares may have a different NAV per share because fees differ with respect to each class. See "Net Asset Value Calculation and Valuation Procedures" for more information about the calculation of NAV per share.
If you participate in our DRP, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated after the close of business on the distribution date.
We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Underwriting Compensation
We will enter into a dealer manager agreement with the dealer manager, pursuant to which the dealer manager will agree to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as "participating broker-dealers," and financial advisors. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. In addition, our dealer manager may enter into servicing agreements with third-party broker-dealers who are not participating in this offering for the sole purpose of servicing stockholders who become clients of such broker-dealer after purchasing shares in this offering.
Summary
The following table shows the selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Selling Commissions as a % of Purchase Price	Maximum Dealer Manager Fees as a % of Purchase Price
Class T shares	up to 3.0%	up to 0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class I shares	None	None

The following table shows the annualized distribution fees we will pay the dealer manager with respect to the Class T, Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The distribution fees will accrue daily and be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	1.0	%(1)
Class S shares	1.0%
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor distribution fee of 0.75% per annum and a dealer distribution fee of 0.25% per annum.
Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of shares to the investor involved but will not alter the net investment proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares of a single class whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.
Generally, class-specific fees, such as the ongoing distribution fees, will affect the distributions paid on each share class. The distribution fee will reduce distributions with respect to Class T, Class S, and Class D shares, including shares issued under our DRP with respect to such share classes.

Selling Commissions
Class T and Class S Shares. Subject to any discounts described below, the dealer manager will be entitled to receive selling commissions of up to 3.0% of the purchase price per share of each Class T share sold in the primary offering. Subject to any discounts described below, the dealer manager will be entitled to receive selling commissions of up to 3.5% of the purchase price per share of each Class S share sold in the primary offering. The dealer manager will reallow 100% of such selling commissions to participating broker-dealers.
Dealer Manager Fees
Class T Shares. The dealer manager will be entitled to receive dealer manager fees of up to 0.5% of the purchase price of each Class T share sold in the primary offering. The dealer manager may reallow a portion of such dealer manager fees to participating broker-dealers.
Distribution Fees - Class T, Class S and Class D Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the dealer manager a distribution fee (i) with respect to our outstanding Class T shares equal to 1/365th of 1.0% of the NAV of our outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75%, and a dealer distribution fee of 1/365th of 0.25%, of the NAV for the Class T shares for each day, (ii) with respect to our outstanding Class S shares equal to 1/365th of 1.0% of the NAV of our outstanding Class S shares for each day and (iii) with respect to our outstanding Class D shares equal to 1/365th of 0.25% of the NAV of our outstanding Class D shares for each day. We will not pay a distribution fee with respect to our outstanding Class I shares.
The distribution fees will accrue daily and be paid monthly in arrears. The dealer manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from this offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately 6 years from the date of purchase and with respect to a Class D share over approximately 36 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRP and a constant NAV of $9.47 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.54 and with respect to a Class D share would total approximately $0.85.
Participating Broker-Dealer Portion of Distribution Fee
Eligibility to receive all or a portion of the distribution fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class S shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, assistance with share redemption requests, attendance and all related fees and costs of retail seminars sponsored by participating broker-dealers, and attendance and all related fees and costs of bona fide training and education meetings (including costs for items of value that will be governed by and are in accordance with FINRA 2310(c)(2)(A)). Eligibility to receive the advisor distribution fee assumes that the broker-dealer provides the following ongoing services with respect to the Class T shares: answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, assistance with share redemption requests, attendance and all related fees and costs of retail seminars sponsored by participating broker-dealers, and attendance and all related fees and costs of bona fide training and education meetings (including costs for items of value that will be governed by and are in accordance with FINRA 2310(c)(2)(A)). If the applicable broker-dealer is not eligible to receive the distribution fee due to failure to provide these services or if a broker-dealer does not have a currently active participating dealer or servicing agreement with the dealer manager, the dealer manager will retain any such distribution fee that the broker-dealer would have otherwise been eligible to receive. The distribution fees are ongoing fees that are not paid at the time of purchase.
Dealer Manager Portion of Distribution Fee
Eligibility to receive the dealer distribution fee (in the case of Class T shares), the distribution fee (in the case of Class D shares) and a portion of the distribution fee (in the case of Class S shares) is conditioned on the dealer manager providing the following ongoing services with respect to the Class T shares, Class D shares and Class S shares: assistance with recordkeeping, answering investor and registered representative inquiries regarding us, including regarding distribution payments and reinvestments, assistance with share redemption requests, assistance with account transfers and changes in registered representatives and other account related requests. The distribution fees are ongoing fees that are not paid at the time of purchase.
Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers generally receive some combination of base salaries, bonuses, and/or commissions as compensation for their efforts. Our dealer manager pays the attendance fees and the travel, food and lodging costs of wholesalers attending conferences of participating broker-dealers. Our dealer manager also sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of representatives of broker-dealers attending the conference. The other costs of the training and education meetings will be borne by programs sponsored by our advisor, including us. Our estimated allocation of the costs associated with these training and education meetings are included in our estimates of our organization and offering expenses. Our dealer manager also incurs certain legal expenses. All of the expenses of the dealer manager described above are expected to be paid through the dealer manager fee or through the dealer manager's portion of the distribution fee. To the extent that any such expenses are not fully paid through the dealer manager fee or through the dealer manager's portion of the distribution fee, we will reimburse our dealer manager for such additional amounts not paid through the fees. In no event will underwriting compensation (including any Additional Underwriting Compensation) exceed 9% of the gross proceeds from the primary portion of our offering.
Due Diligence Activities
We also expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide accountable due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses. Any invoice presented by a participating broker to the dealer manager for reimbursement of costs associated with its due diligence activities must be for actual costs and may not include a profit margin. Although the dealer manager is not required to obtain an itemized expense statement before paying due diligence expenses, any bill for due diligence submitted by a participating broker-dealer must be based on its actual expenses incurred in conducting due diligence. If the dealer manager receives a non-itemized bill for due diligence that it has reason to question, then it has the obligation to ensure the participating broker-dealer's compliance by requesting an itemized statement to support the bill submitted by the participating broker-dealer. If the due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by FINRA to be a non-accountable expense, will be considered underwriting compensation and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer's books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds. Accordingly, all itemized bona fide accountable due diligence expenses of participating broker-dealers will not be included within the 10% compensation guideline, but instead will be included within the 5% of organization and offering costs guideline under FINRA Rule 2310.
Limits on Underwriting Compensation
In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, selling commissions, dealer manager fees, distribution fees, and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization, but in no event will total organization and offering expenses exceed 15% of the gross offering proceeds raised by us in the terminated or completed offering (including selling commissions, dealer manager fees and distribution fees). If the organization and offering expenses exceed such limit, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.
We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.
The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA rules. In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class T shares, (3) no shares are reallocated between the primary offering and the DRP, (4) all Class T shares are sold with the highest possible selling commissions and dealer manager fees and (5) NAV per share remains $9.47. The table does not give effect to any shares issued pursuant to our DRP. The following table also assumes that we will cease paying distribution fees with respect to any Class T share after the time the total selling commissions, dealer manager fees and distribution fees paid with respect to such Class T share reach 9.0% of the gross proceeds from the offering of such Class T share.
Maximum Estimated Underwriting Fees and Expenses At Maximum Offering of $2,000,000,000

Type of Compensation and Expenses	Maximum Amount(1)	% of Primary Offering Gross Proceeds
Underwriting Fees and Expenses
Selling commissions(1)	$60,000,000	3.00%
Dealer manager fee(1)	10,000,000	0.50%
Distribution fee(2)	110,000,000	5.50%
Total Underwriting Costs	$180,000,000	9.00%

Organization and Offering Expenses(3)	$15,000,000	0.75%
_____________________

(1)
For purposes of this table, we have assumed no volume discounts or waived commissions or dealer manager fees as discussed elsewhere in this "Plan of Distribution" section. We will not pay selling commissions or dealer manager fees for sales of shares pursuant to our DRP.

(2)
For purposes of calculating the estimated distribution fee for this table, we have assumed that the NAV per share does not change. The distribution fees are ongoing fees that are not paid at the time of purchase. No distribution fees will be paid on shares sold under our DRP.

(3)
The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with the offering (other than selling commissions, dealer manager fees, distribution fees), including our legal, accounting, printing, mailing, filing and registration fees, and other accountable offering expenses including, but not limited to: (a) our costs and expenses and advisor costs and expenses of conducting training and educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; (c) amounts to reimburse our advisor for all marketing related costs and expenses such as compensation to and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other legal, accounting and finance employees and administrative overhead allocated to these employees; (d) travel and entertainment expenses related to the offering and marketing of our shares; (e) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares, including web site design and management; and (f) payment or reimbursement of bona fide due diligence expenses. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 0.75% of gross offering proceeds raised in our primary offering.

Volume Discounts
We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts with respect to investments of more than $1,000,000 by a "single purchaser," as defined below, in Class T or Class S shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Purchases of different share classes may not be combined to obtain the volume discount. Any reduction in the amount of the selling commissions as a result of volume discounts received will be credited to the investor by reducing the purchase price per Class T or Class S shares payable by the investor.
The volume discounts on Class T and Class S shares operate as follows:

Your Investment	Selling Commissions on Class T Shares	Selling Commissions on Class S Shares	Dealer Manager Fee for Class T shares
Up to $1,000,000	3.0%	3.5%	0.5%
$1,000,001 to $4,000,000	2.0%	2.5%	0.5%
$4,000,001 to $5,000,000	1.0%	1.5%	0.5%
$5,000,001 and over	0.0%	0.0%	0.0%*
* For sales of $5,000,001 or more, our dealer manager agrees to waive the dealer manager fee.
For a simplified example of how the volume discount is calculated, assuming a NAV per Class T share of $10.00 (plus applicable sales load), if an investor invests $1,000,000 in Class T shares, the investor would pay $30,000 in selling commissions to purchase approximately 96,525 shares and no volume discount would be applied to the purchase. If an investor invests $4,500,000 in Class T shares, the investor would pay $30,000 in selling commissions on the first $1,000,000 invested, $60,000 in selling commissions on the next $3,000,000 invested, and $5,000 in selling commissions on the remaining $500,000 invested. The investor would therefore pay an aggregate of $95,000 in selling commissions to purchase approximately 438,183 shares, assuming a NAV per Class T share of $10.00, after applying the volume discount.
To the extent a purchase of Class T or Class S shares causes the total investment of an investor to exceed $5,000,001, the reduced selling price per share and selling commissions are applied to the entire amount of such single investment rather than the incremental dollar amount. Therefore, an investor would pay no selling commissions and no dealer manager fee on an investment of $5,000,001 or more in our Class T or Class S shares.
However, with respect to any separate investments made prior to reaching the $5,000,001 threshold and which do not cause the total investment of an investor to exceed $5,000,001, the reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated ranges above. The net investment proceeds we receive from the sale of shares are not affected by volume discounts.
If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.
Only individuals with the same social security number or tax identification number, or an individual's spouse who lives in the same household, will be deemed a "single purchaser" for purposes of qualifying for a volume discount. A "single purchaser" may combine purchases for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers.
Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer and submitted simultaneously with your subscription for shares of our Class T or Class S common stock, and any resulting reduction in commissions will be prorated among the separate subscribers. You also must mark the "Additional Investment" space on the subscription agreement or complete an additional investment subscription agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space. Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a "single purchaser." As with volume discounts provided to qualifying single purchasers, the net investment proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.
Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated based upon the purchase price per share, excluding any discounts. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common stock and if you are a participant in our DRP, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.
California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net investment proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.
Subscription Procedures
General
Shares are sold at NAV per share of the class of share being purchased, plus applicable selling commissions and dealer manager fees. Each class of shares may have a different NAV per share because certain fees are charged differently with respect to each class. See "Net Asset Value Calculation and Valuation Procedures-NAV and NAV Per Share Calculation" for more information about the calculation of NAV per share.
In order to purchase shares, you must (1) complete a subscription agreement to be provided to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your subscription agreement is settled. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficial owner. We generally adhere to the following procedures relating to purchases of shares of our common stock in this offering:

As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), which we refer to as the "close of business," on each business day, our advisor determines our NAV per share for that day for each share class. As promptly as practicable following the close of business on each business day, we (i) post our NAV per share for such day for each share class on our website, www.griffincapital.com, (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, 1-888-926-2688 and (iii) communicate our NAV to NASDAQ so that it is available on www.nasdaq.com. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV.

On each business day, our transfer agent collects and processes subscription agreements. In order to help ensure that you have had an opportunity to review the terms as well as the risks of investing in this offering, we may not accept an initial subscription agreement until at least five business days after you receive a final prospectus. Notwithstanding, we can reject subscription agreements for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each accepted subscription agreement will be executed at a price equal to our NAV per share for the class of shares being purchased determined after the subscription agreement is received in good order by our transfer agent or a fund intermediary, plus any applicable selling commissions and dealer manager fees. For example, if a subscription agreement is received in good order after the close of business (4:00 p.m. Eastern time) on a business day, the purchase will be executed at our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus any applicable selling commissions and dealer manager fees. In addition, there may be a delay between your purchase decision and the execution date caused by time necessary for you and your participating broker-dealer to put a subscription agreement in "good order," which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your order is executed may be different than the price per share on the date you submitted your subscription agreement.

You will receive a confirmation statement of each new transaction in your account promptly after your subscription agreement is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the SEC and made publicly available on our website at www.griffincapital.com, our toll-free, automated telephone line at 1-888-926-2688 and on www.nasdaq.com, including our daily NAV per share.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. The NAV per share at which your purchase price is based could be higher or lower than our NAV per share at the time you submit your subscription agreement. However, you will have available through our latest prospectus information regarding the methodology pursuant to which our NAV is determined, and, accordingly, the method upon which the price of shares of our common stock is determined on the business day that your subscription agreement is processed. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the SEC our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our NAV. You also have information available through our website and our toll-free telephone line about the NAV per share for each share class upon which the price for our common stock was based on the business day immediately preceding the day that you submit your subscription agreement. Although under normal circumstances we would not anticipate that our NAV will vary significantly from one day to the next, there can be no assurance that will be the case.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV is calculated once daily using our valuation procedures, and the price at which we sell new shares that day does not change depending on the level of demand by investors on that day. We generally sell as many shares as subscription agreements are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus applicable selling commissions and dealer manager fees) regardless of when subscription agreements are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept subscription agreements from investors until we have disclosed publicly such information.
If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
We may reject for any reason or for no reason, or cancel as permitted or required by law, any subscription agreements. For example, we may reject any subscription agreements from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently. If your subscription is rejected, your purchase payment will be returned to you without interest.
Subscription Agreement
The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•
you meet the minimum income, net worth and higher suitability standards imposed by your state of primary residence, if applicable, as described in the "Suitability Standards" section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.
The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal or state securities laws.
Determination of Suitability
Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the "Suitability Standards" section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder's overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.
Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.
Minimum Purchase Requirements
The minimum initial investment is at least $2,500 in shares for Class T, Class S and Class D shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRP, and (2) existing investors in other programs sponsored by our sponsor, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500. The minimum initial investment for Class I shares is $1,000,000, except for purchasers in category 4 or as determined in our sole discretion as detailed under "Description of Shares - Common Stock - Class I Shares." In addition, you may not transfer, fractionalize or subdivide your investment so as to retain an amount less than the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Code.
After you have purchased the minimum investment, any additional purchases must be at least $100, except for purchases of shares pursuant to our DRP, which may be in a lesser amount.
Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates, and transfers by operation of law.

HOW TO SUBSCRIBE
Investors who meet the applicable suitability standards and minimum purchase requirements described in the "Suitability Standards" section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

(3)
Deliver a completed subscription agreement and a check to Griffin Capital Securities, LLC or its designated agent for the full purchase price of the shares being subscribed for, payable to "Griffin Capital Essential Asset REIT II, Inc." or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4)
Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the "Suitability Standards" section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.
After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement. A specimen copy of the additional investment subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.
SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning the commercial real estate industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.
The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.
LEGAL MATTERS
Nelson Mullins will pass upon the legality of the common stock and upon legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS
The consolidated financial statements of Griffin Capital Essential Asset REIT II, Inc. appearing in Griffin Capital Essential Asset REIT II, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statements included in our prospectus under the captions “Net Asset Value Calculation and Valuation Procedures—Independent Valuation Firm” and “Net Asset Value Calculation and Valuation Procedures—Real Property Portfolio Valuation,” relating to the role of our Independent Valuation Firm, have been reviewed by Altus Group U.S. Inc., an independent valuation firm, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. We will furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.griffincapital.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus (Commission File No. 333-217223), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

•	Current Report on Form 8-K filed with the SEC on February 8, 2017;

•	Current Report on Form 8-K filed with the SEC on February 16, 2017;

•	Current Report on Form 8-K/A filed with the SEC on March 10, 2017;

•	Annual Report on Form 10-K filed with the SEC on March 15, 2017;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2017;

•	Quarterly Report on Form 10-Q filed with the SEC on May 11, 2017;

•	Current Report on Form 8-K filed with the SEC on May 17, 2017;

•	Current Report on Form 8-K filed with the SEC on June 2, 2017;

•	Definitive Additional Materials on Schedule 14A filed with the SEC on June 2, 2017;

•	Current Report on Form 8-K filed with the SEC on June 15, 2017;

•	Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017; and

•	Current Report on Form 8-K filed with the SEC on September 20, 2017.
Pursuant to reporting requirements of Regulation S-X, Rule 3-14, statements of revenues and certain expenses were filed with the SEC on Form 8-K or Form 8-K/A for acquisitions that represented 10% or more of our total assets as of the date of acquisition, plus the proceeds (net of commissions) in good faith expected to be raised in our initial public offering over the next 12 months. Substantially all of our acquisitions are occupied by single tenants subject to triple net lease agreements whereby the tenant is responsible for all expenses associated with the property. For those assets leased to single tenants that are subject to triple net lease agreements in which the tenant is responsible for all expenses associated with the property, we believe that financial information about the tenants, or the parent company in which the tenant is a wholly owned subsidiary, is more relevant to investors than financial statements of the property acquired. These tenants, or their parent companies, are public companies that file financial statements in reports filed with the SEC. The relevant financial information for the following tenants, or their parent companies that wholly own them, are publicly available with the SEC at www.sec.gov. The information in the table below is provided to conform to Regulation S-X, Rule 3-14 rules for purposes of this Form S-11, of which this prospectus is a part:

Tenant	Purchase Price	Acquisition Date	Public Entity
Wood Group Mustang, Inc.	$57,000,000	April 1, 2015	John Wood Group Plc. http://www.woodgroup.com/investors/financial-information/annual-and-interim-reports
American Express Travel Related Services Company, Inc.	$91,500,000	May 11, 2015	American Express Company
Wyndham Worldwide Operations	$81,400,000	June 26, 2015	Wyndham Worldwide Corporation
We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (310) 469-6100 or write us at Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.
We maintain an Internet website at www.griffincapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information ("documents") electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin Capital Essential Asset REIT II, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

Enter the amount to be invested in Class T, Class S, Class D or Class I common shares. A check for the full purchase price of the shares subscribed for should be made payable to "Griffin Capital Essential Asset REIT II, Inc." Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled "Suitability Standards." (Certain states have imposed special suitability standards as set forth in the Prospectus.)

Class D shares are only available for purchase by certain categories of investors. Class D shares may be sold to investors: (1) purchasing shares through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) purchasing shares through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) purchasing shares through certain registered investment advisers, (4) purchasing shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) as otherwise identified in the Prospectus.

The minimum required initial investment is as shown on the signature page.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC." TO THE ADDRESS LISTED ON THE BOTTOM OF PAGE 2.

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION (REQUIRED)

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Note: Section 3 should contain the custodian's mailing address.
Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable. If the investor is an entity, also enter the date of birth **(required)** and social security number **(required)** of the authorized signer where indicated.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form with the Foreign Tax Indentifying Number (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Company, LLC, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 6

EA2-IU2957(0817)

Appendix A

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

(5) DISTRIBUTION OPTIONS (REQUIRED)	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution, by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the Distribution Reinvestment Plan we request that you notify Griffin Capital Essential Asset REIT II, Inc. and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) SIGNATURES (REQUIRED)	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.
(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue additional shares of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Cashier's checks over $10,000
D. Business checks when applied to company/corporate account
E. Trust checks for trust accounts
F. Custodial checks for IRA accounts
G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

Pay to the order of "Griffin Capital Essential Asset REIT II, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: **Griffin Capital Essential Asset REIT II, Inc., C/O DST Systems, Inc.**
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: **Griffin Capital Essential Asset REIT II, Inc., C/O DST Systems, Inc.**
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 6

EA2-IU2957(0817)

Appendix A

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(1) INVESTMENT

☐ Initial Investment

☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Existing Griffin Capital Essential Asset REIT II, Inc. Account #

Share Class (selection REQUIRED):

☐ Class S ☐ Class D* ☐ Class T ☐ Class I*

Total invested in common shares:

$

Minimum initial investment: $2,500

Minimum initial IRA investment: $1,500

Minimum Class I initial investment generally: $1,000,000

Please make investment check payable to:

"Griffin Capital Essential Asset REIT II, Inc."

☐ Funds Enclosed ☐ Funds Wired ☐ Funds to Follow

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual**
Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship**
All parties must sign & initial

☐ **Tenants in Common**
All parties must sign & initial

☐ **Community Property**
All parties must sign & initial

☐ **Pension or Profit Sharing Plan**
Trustee or custodian signature required

☐ **Trust**
Trustee or Grantor signature(s) required
DATE ESTABLISHED (required)
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation**
Authorized officer must sign or initial
- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act**
Custodian must sign or initial

☐ **Partnership or LLC**
Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ____________
SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____________ (TYPE)

☐ **Qualified Pension or Profit Sharing Plan**

☐ **Non-Qualified Custodial Account**

☐ **Other:** ____________ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

NAME OF TRUST (if applicable)

MAILING ADDRESS

CITY STATE ZIP

BUSINESS PHONE

SECTION (3)a

CUSTODIAN TAX ID # CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

*Class D and Class I shares are only available for purchase by certain categories of investors. See section 1 of the instructions on page 1.

PAGE 3 OF 6

EA2-IU2957(0817)

Appendix A

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(4) INVESTOR INFORMATION (REQUIRED)

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:** ____________

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ☐ **Other:** ____________

SECTION (4)b

STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY | STATE | ZIP

HOME PHONE (REQUIRED) | BUSINESS PHONE

E-MAIL ADDRESS (REQUIRED FOR ELECTRONIC DELIVERY)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

SIGNATURE (REQUIRED FOR ELECTRONIC DELIVERY)

SECTION (4)c

ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP

SECTION (4)d

REQUIRED → INVESTOR DATE OF BIRTH (MM/DD/YYYY)

REQUIRED → INVESTOR SSN#

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

ENTITY TAX ID # (if applicable)

SECTION (4)e

Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, Investor must submit the appropriate W-8 Form with the Foreign Tax Identifying Number (W-8BEN, W-8EXP or W-8IMY) in order to make an investment.

SECTION (4)f: Please indicate if Employee, Officer, Affiliate or Board Member of:

☐ Griffin Capital Company, LLC or its affiliates

(5) DISTRIBUTION OPTIONS (REQUIRED)

All distributions for custodial accounts will be sent to the custodian.

If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.

☐ **Mail to Street Address (4b)** ☐ **Mail to Alternate Address (4c)** ☐ **Cash Distributions Directed to:** ____________

☐ **Distribution Reinvestment Plan (DRP)** (see Instruction 5) Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.

________% DRP ________% cash (must equal 100%)

☐ **Via Electronic Deposit (ACH)** Complete information below. See ACH Language in Section 5 of the instructions.

☐ **Checking** (must enclose voided check)

☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP

BANK ABA# (FOR ACH ONLY) | ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

PAGE 4 OF 6

EA2-IU2957(0817)

Appendix A

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(6) SIGNATURES (REQUIRED)

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.
Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement/ Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) acknowledge that after the end of each business day I (we) can access Griffin Capital Essential Asset REIT II, Inc.'s NAV per share for each class of shares through the Griffin Capital Essential Asset REIT II, Inc. website at www.griffincapital.com or its toll-free number at 888.926.2688. I (we) further acknowledge that I (we) have received Griffin Capital Essential Asset REIT II, Inc.'s NAV per share from one or more of these sources prior to completing this form.

Additional State Suitability Standards for Residents of the Following States:

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR (if applicable)

X
AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS

(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

PAGE 5 OF 6

EA2-IU2957(0817)

Appendix A

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-926-2688

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED) | FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) | REPRESENTATIVE #

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.** (Broker-Dealer Signature Approval Required)

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX | BRANCH ID #

CITY | STATE | ZIP

BUSINESS PHONE# (REQUIRED)

E-MAIL ADDRESS

x | x

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE **(REQUIRED)**

x

SIGNATURE OF BROKER-DEALER OR RIA
(IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

MAIL TO:

Regular Mail:
Griffin Capital Essential Asset REIT II, Inc.
c/o DST Systems, Inc.,
PO Box 219133, Kansas City, MO 64121-9133

Overnight Mail:
Griffin Capital Essential Asset REIT II, Inc.
c/o DST Systems, Inc.,
430 W. 7th Street, Kansas City, MO 64105

PAGE 6 OF 6

EA2-IU2957(0817)

Appendix A

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
(For Additional Investments ONLY)

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

Additional Investment Subscription Agreement

This form may be used by any current stockholder in Griffin Capital Essential Asset REIT II, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement / Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin Capital Essential Asset REIT II, Inc. Subscription Agreement / Signature Page.

A – INVESTMENT (All additional investments must be for at least $100.)

1. This subscription is for: **Class T** common shares is in the amount of $ ______
   or **Class S** common shares is in the amount of $ ______
   or **Class D** common shares is in the amount of $ ______
   or **Class I** common shares is in the amount of $ ______

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

Existing Griffin Capital Essential Asset REIT II, Inc. Account ______

B – INVESTOR INFORMATION (or Trustees if applicable)
CUSTODIAL OWNERSHIP (Send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: "Griffin Capital Essential Asset REIT II, Inc.")

INVESTOR NAME ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ______

NAME OF JOINT INVESTOR ☐ **Mr.** ☐ **Mrs.** ☐ **Ms.** ______

INVESTOR DATE OF BIRTH (MM/DD/YYYY) __ __ – __ __ – __ __ __ __

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH __ __ – __ __ – __ __ __ __ (MM/DD/YYYY)

ENTITY TAX ID # (if applicable) __ __ – __ __ __ __ __ __ __

INVESTOR SSN# __ __ __ – __ __ – __ __ __ __

JOINT INVESTOR / AUTHORIZED SIGNER SSN# __ __ __ – __ __ – __ __ __ __

C – INVESTOR(S) SIGNATURES: Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS ____ INITIALS ____ (A) All investors acknowledge receipt, not less than five (5) business days prior to the signing of this Additional Investment Subscription Agreement of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS ____ INITIALS ____ (B) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS ____ INITIALS ____ (C) I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS ____ INITIALS ____ (D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the securities.

INITIALS ____ INITIALS ____ (E) I (we) acknowledge that after the end of each business day I (we) can access Griffin Capital Essential Asset REIT II, Inc.'s NAV per share for each class of shares through the Griffin Capital Essential Asset REIT II, Inc. website at www.griffincapital.com or its toll-free number at 888.926.2688. I (we) further acknowledge that I (we) have received Griffin Capital Essential Asset REIT II, Inc.'s NAV per share from one or more of these sources prior to completing this form.

Additional State Suitability Standards for Residents of the Following States:

INITIALS ____ INITIALS ____

PAGE 1 OF 2

EA2-IU2958(0817)

Appendix B
B-1

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT II

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
(For Additional Investments ONLY)

C – INVESTOR(S) SIGNATURES CONTINUED

Additional State Suitability Standards for Residents of the Following States:

INITIALS INITIALS

IF YOU MAKE SUBSEQUENT PURCHASES OF SHARES OF GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC., WE REQUEST THAT YOU NOTIFY GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. AND YOUR BROKER-DEALER IN WRITING AT ANY TIME THERE IS A MATERIAL CHANGE IN YOUR FINANCIAL CONDITION, INCLUDING FAILURE TO MEET THE MINIMUM INCOME AND NET WORTH STANDARDS AS IMPOSED BY THE STATE IN WHICH YOU RESIDE. BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR **(REQUIRED)**

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR (if applicable)

X
AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or Registered Investment Advisor (RIA) must sign below to complete the order. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP

BUSINESS PHONE# **(REQUIRED)** FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** REPRESENTATIVE #

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION. (Broker-Dealer Signature Approval Required)**

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID #

CITY STATE ZIP

BUSINESS PHONE# **(REQUIRED)** E-MAIL ADDRESS

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

X
SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE **(REQUIRED)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only** if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

Regular Mail: Griffin Capital Essential Asset REIT II, Inc.
c/o DST Systems, Inc.,
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin Capital Essential Asset REIT II, Inc.
c/o DST Systems, Inc.,
430 W. 7th Street
Kansas City, MO 64105

Questions regarding your account should be directed to: **888.926.2688**

PAGE 2 OF 2

EA2-IU2958(0817)

Appendix B
B-2

APPENDIX C
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
FORM OF DISTRIBUTION REINVESTMENT PLAN
Amended and Restated as of September 8, 2017
Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.
1.Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any subsequent offering of the Company (“Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).
2.Effective Date. The DRP became effective on July 31, 2014. The board of directors of the Company amended and restated the DRP on November 11, 2014, June 16, 2015, March 29, 2016, and November 15, 2016 (with varying effective dates). The board of directors of the Company further amends and restates the DRP on September 8, 2017, effective September 30, 2017. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.
3.Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Initial Public Offering or purchases shares in any subsequent Offering, and who has received a prospectus, as contained in a registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.
Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company no longer has an ongoing offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.
Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

Appendix C

4.Purchase of Shares. Distributions on Shares will be reinvested into additional Shares of the same class. Participants may acquire DRP Shares at a price equal to the net asset value (“NAV”) per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The use of the Company's NAV as the DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.
Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in the Initial Public Offering or a subsequent Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering or a subsequent Offering.
If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.
5.No Commissions. No selling commissions, dealer manager fees, or stockholder servicing fees will be paid with respect to the DRP Shares, but the DRP Shares will be charged the applicable distribution fee payable with respect to all Shares of the applicable class.
6.Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.
7.Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.
8.Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
9.Voting. A Participant may vote all shares acquired through the DRP.
10.Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

Appendix C

11.Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.
12.Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon ten days’ written notice to the Participants, which notice may be provided by filing a Current Report on Form 8-K with the SEC, and if the Company is still engaged in an offering, notice may be provided in a supplement to the prospectus or Post-Effective Amendment filed with the SEC; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.
13.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Appendix C

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Maximum Offering of
$2,200,000,000 in Shares
of Common Stock

PROSPECTUS

Griffin Capital Securities, LLC

September 20, 2017